Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE ESTÉE LAUDER COMPANIES INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

THE ESTĒE LAUDER COMPANIES INC.

The Global House of Prestige Beauty

ESTĒE LAUDER
AERIN
TANGIER VANILLE
THÉ NOIR 29
CRÈME DE LA MER™
LA MER
moisturizing cream
crème régénération intense
BOBBI BROWN
smashbox
JO MALONE
ALBER ELBAZ
FREDERIC MALLE
CLINIQUE
moisture surge

AERIN
BEAUTY
ESTĒE LAUDER
LA MER
BOBBI BROWN
LE LABO
MAC
TOM FORD BEAUTY
CLINIQUE
EDITIONS DE PARFUMS
FREDERIC MALLE
JO MALONE
LONDON
smashbox

Cover Art: A selection of products from our prestige brand portfolio. Please visit ELCompanies.com for more information on all our brands.

The Estée Lauder Companies Inc. 767 Fifth Avenue New York, New York 10153
William P. Lauder Executive Chairman
September 28, 2017

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders. It will be held in New York City on Tuesday, November 14, 2017, at 10:00 a.m., local time, at the JW Marriott Essex House New York, where we will ask you to vote on the items set forth in the Notice of Annual Meeting of Stockholders below.

        Please vote your shares using the Internet or telephone, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you receive in response to your request. Instructions on each of these voting methods are outlined in this Proxy Statement. Please vote as soon as possible.

        Thank you for your continued support.

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT YOUR PROXY
BY INTERNET, TELEPHONE, OR MAIL.

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

  Tuesday, November 14, 2017 at 10:00 a.m., local time

Place:

  JW Marriott Essex House New York
  Grand Salon
  160 Central Park South
  New York, New York 10019

Items of Business:

  1.
  To elect the five Class III director nominees as directors to serve until the 2020 Annual Meeting of Stockholders;

  2.
  To ratify the Audit Committee's appointment of KPMG LLP as independent auditors for the 2018 fiscal year;

  3.
  To provide an advisory vote to approve executive compensation; and

  4.
  To provide an advisory vote on the frequency of the advisory vote on executive compensation.

        We also will transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors
SPENCER G. SMUL Senior Vice President, Deputy General Counsel and Secretary
New York, New York September 28, 2017

        THE BOARD OF DIRECTORS URGES YOU TO VOTE BY INTERNET OR BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU RECEIVE IN RESPONSE TO YOUR REQUEST.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 14, 2017: The Company's Proxy Statement for the 2017 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended June 30, 2017 are available at www.envisionreports.com/EL.

PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting.

2017 Annual Meeting of Stockholders

Date and Time:	Tuesday, November 14, 2017 at 10:00 a.m.
Place:	JW Marriott Essex House New York Grand Salon 160 Central Park South New York, New York 10019
Record Date:	September 15, 2017

Voting Matters

Items of Business		Board Recommendation	Proxy Statement Disclosure

1.	Election of Class III Directors	FOR each director nominee	Page 8
2.	Ratification of Appointment of KPMG LLP as Independent Auditors	FOR	Page 82
3.	Advisory Vote to Approve Executive Compensation	FOR	Page 84
4.	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	ONE YEAR	Page 85

Director Nominees

        The following table provides information about the Class III Director Nominees standing for election to serve until the 2020 Annual Meeting of Stockholders. Information about all the Directors can be found in this Proxy Statement beginning on page 8.

Nominee	Current Position	Committee Membership

Charlene Barshefsky	Senior International Partner, WilmerHale	Nominating and Board Affairs Committee
Wei Sun Christianson	Managing Director and Co-Chief Executive Officer of Asia Pacific and Chief Executive Officer of China, Morgan Stanley	Nominating and Board Affairs Committee
Fabrizio Freda	President and Chief Executive Officer, The Estée Lauder Companies Inc.	None
Jane Lauder	Global Brand President, Clinique	None
Leonard A. Lauder	Chairman Emeritus, The Estée Lauder Companies Inc.	None

Performance Highlights

        As explained in the "Compensation Discussion and Analysis," we drive our annual and long-term performance through our executive compensation programs. Annual incentive pay is tied to business objectives that are specific to each individual's responsibilities and encourage collaboration across the organization. Long-term equity incentives are tied to both the Company's share price and financial goals over a period of three or more years. This combination of compensation elements is intended to support and promote strong, balanced, and sustainable corporate performance.

        Our fiscal 2017 results reflect our success in pivoting our business to the fastest-growing areas of prestige beauty to align with consumers' changing shopping preferences. With our leading brands, quality innovations, and the acquisitions of Too Faced and BECCA, we attracted new consumers globally. Our business accelerated in our online direct-to-consumer and retailer e-commerce sites, as well as in the travel retail and specialty-multi channels. In addition, we built momentum in key geographies, like China and Italy, aided by enhanced digital and social media communications, and we began to further improve our organizational efficiency and effectiveness through our Leading Beauty Forward initiative. Importantly, we delivered this performance in the face of external global volatility.

Financial Measure	Fiscal 2017	Change over Prior Year	3-Year Compound Annual Growth Rate (or Basis Point Improvement)	5-Year Compound Annual Growth Rate (or Basis Point Improvement)

Net Sales	$11.8 billion	5%	2.5%	4.0%
Net Sales as adjusted(1)	$11.8 billion	5%	3.1%	4.0%
Net Sales as adjusted in constant currency(1)	$12.0 billion	7%	N/A	N/A
Operating Margin	14.3%	—	–240bp	+80bp
Operating Margin as adjusted(1)	15.9%	+30bp	–20bp	+170bp
Diluted EPS	$3.35	13%	3.1%	9.2%
Diluted EPS as adjusted(1)	$3.47	8%	5.6%	8.9%
Diluted EPS as adjusted in constant currency(1)	$3.59	11%	N/A	N/A
Return on Invested Capital(2)	18.9%	–350bp	–590bp	–510bp
Cash Flow from Operations	$1.8 billion	1%	5.5%	9.8%
Total Stockholder Return ("TSR")	7.1%	—	10.4%	13.7%
TSR – S&P 500 Composite	17.9%	—	9.6%	14.6%

(1)
All periods have been adjusted to exclude returns and charges associated with restructuring and other activities. Fiscal 2017 has also been adjusted to exclude goodwill and other intangible asset impairments and, for Diluted EPS as adjusted, to exclude the China deferred tax asset valuation allowance reversal. Fiscal 2017 and fiscal 2016 have also been adjusted to exclude the impact of changes in the fair value of contingent consideration. Fiscal 2014 has also been adjusted for a charge to remeasure net monetary assets in Venezuela and for the impact of the accelerated orders associated with the Company's July 2014 implementation of its Strategic Modernization Initiative. Fiscal 2017 Net Sales as adjusted in constant currency excludes the $187 million negative impact of foreign currency translation. Fiscal 2017 Diluted EPS as adjusted in constant currency excludes the $0.12 impact of foreign currency translation. See Appendix A for reconciliation and other information about these non-GAAP financial measures.

(2)
Excludes returns and charges associated with restructuring and other activities and the impact of changes in the fair value of contingent consideration in each period, where applicable. Fiscal 2017 also excludes goodwill and other intangible asset impairments. The lower ROIC in fiscal 2017 as compared with prior periods was primarily attributable to the impact of our fiscal 2017 acquisitions, higher levels of reported cash and short- and long-term investments from earnings generated by our international operations, and the unfavorable impact of foreign currencies. See Appendix A for information about this non-GAAP financial measure.

        In fiscal 2017, we increased the common stock dividend 13%, repurchased 4.7 million shares for $413 million, and used $504 million of cash flow from operations for capital expenditures. Over the five-year period ended June 30, 2017, the total market value of the Company increased by 68% or approximately $14.3 billion.

Executive Compensation Highlights

        The following summarizes key executive compensation decisions that affected compensation in, or relating to, fiscal 2017:

  •
  The Compensation Committee authorized increases in annual compensation for fiscal 2017 for the President and Chief Executive Officer and certain other Named Executive Officers ("NEOs") in recognition of strong and sustained individual and Company performance. On average, fiscal 2017 annual target compensation for the NEOs increased less than 5%.

  •
  The annual stock-based compensation awarded to our NEOs in fiscal 2017 was based on target grant levels and an assessment of each officer's performance and expected future contributions. The current equity mix is weighted equally among performance share units ("PSUs"), stock options, and restricted stock units ("RSUs").

  •
  The base salary for Fabrizio Freda, our President and Chief Executive Officer, remained at $1.9 million, his bonus opportunity remained at $4.7 million, and his equity target was increased to $8.5 million, resulting in target total annual compensation of $15.1 million for fiscal 2017, an increase of 4% from fiscal 2016. No additional equity grants were made to Mr. Freda in fiscal 2017, which accounts for the significant year-over-year declines shown for "Stock Awards" and "Total" in the "Summary Compensation Table."

  •
  In August 2017, the Stock Plan Subcommittee approved the payout for the third (final) tranche of the PSU granted to Mr. Freda in September 2012 that was based on Total Stockholder Return ("TSR"). Target payout was set at the 60th percentile, a rigorous objective. The Company's TSR during the performance period relative to that of the S&P 500 Companies was at the 46th percentile. Accordingly, Mr. Freda received 30,267 shares under this incentive award.

  •
  Based on the Company's performance over the three-year period ended June 30, 2017, the PSUs granted to our executive officers in September 2014 resulted in an aggregate payout of 81.3% of target.

  •
  Our NEOs achieved fiscal 2017 payout percentages under the Executive Annual Incentive Plan ranging from 110% to 131% out of a possible maximum of 150% of target bonus opportunities.

        For more complete information about our executive compensation philosophy and approach, please see additional information below in "Executive Compensation" including "Compensation Discussion and Analysis."

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 14, 2017

September 28, 2017

Annual Meeting and voting

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Estée Lauder Companies Inc. (the "Company," "we," or "us"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders to be held in the Grand Salon at the JW Marriott Essex House New York, 160 Central Park South, New York, New York, 10019 on Tuesday, November 14, 2017, at 10:00 a.m., local time, and at any adjournment or postponement of the meeting. The approximate date on which this Proxy Statement and form of proxy are first being provided to stockholders, or being made available through the Internet for those stockholders receiving their proxy materials electronically, is September 28, 2017.

Admission to the meeting will require a ticket.

        If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card, or so indicate when you vote by telephone or Internet, and an admission ticket will be mailed to you. Please bring photo identification, as well as your admission ticket, if you attend the meeting. If you are a stockholder whose shares are held through an intermediary, such as a bank or broker, and you plan to attend, please request an admission ticket by writing to the Investor Relations Department at The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. Evidence of your ownership of shares of our Common Stock on September 15, 2017 (the "Record Date"), which you can obtain from your bank, broker, or other intermediary, must accompany your letter.

Who may vote?

        Only stockholders of record of shares of Class A Common Stock or Class B Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting and at any adjournment or postponement of the meeting. Each owner of record of Class A Common Stock on the Record Date is entitled to one vote for each share of Class A Common Stock. Each owner of record of Class B Common Stock on the Record Date is entitled to ten votes for each share of Class B Common Stock. As of August 31, 2017, there were 225,115,277 shares of Class A Common Stock and 143,419,528 shares of Class B Common Stock issued and outstanding.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

        In accordance with rules of the Securities and Exchange Commission (the "SEC"), we have elected to furnish to our stockholders this Proxy Statement and our Fiscal 2017 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") is being mailed to our stockholders of record and beneficial owners (other than those who previously requested printed copies or electronic delivery of our proxy materials), which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

How do I cast my vote if I am a stockholder of record?

        If you are a stockholder of record (which means your shares are registered directly in your name with the Company's transfer agent, Computershare, Inc., or you have a physical stock certificate), you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by using the Internet or the telephone, or by requesting a printed copy of our proxy materials and completing and returning by mail the proxy card you receive in response to your request.

        Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received before November 14, 2017. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

How do I cast my vote if my shares are held in "street name"?

        If you are a beneficial owner of shares held in a stock brokerage account or by a bank or other nominee (i.e. in "street name"), you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank, or nominee.

        If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote over the Internet or otherwise by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you will receive voting instructions from your broker, bank, or nominee describing the available processes for voting your shares.

        If your shares are held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the Annual Meeting, i.e. the ratification of the appointment of KPMG LLP (Item 2).

        Important Consideration for "street name" holders: You must instruct your broker if you want your shares to be counted in the election of directors at the Annual Meeting (Item 1), the advisory vote to approve executive compensation (Item 3), and the advisory vote on the frequency of the advisory vote on executive compensation (Item 4). New York Stock Exchange ("NYSE") rules prevent your broker from voting your shares on these matters without your instructions. Please follow the instructions provided by your broker so that your vote can be counted.

May I change my vote?

        All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised, at the option of the persons submitting them, by giving written notice to the Secretary of the Company at the mailing address set forth below, by submitting a later-dated proxy (either by mail, telephone, or Internet) or by voting in person at the Annual Meeting. The mailing address of our principal executive offices is 767 Fifth Avenue, New York, New York 10153.

What constitutes a quorum?

        The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, broker non-votes, and votes withheld are included in the count to determine a quorum.

What if a quorum is not represented at the Annual Meeting?

        In the event that a quorum does not exist, the Executive Chairman or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting whether or not a quorum is present. At a subsequent meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

How many votes are required to approve a proposal?

        The following table notes for each proposal: (i) the vote required of Class A Common Stock and Class B Common Stock (voting together) for approval; (ii) whether abstentions count as votes cast; and (iii) whether broker discretionary voting is allowed.

Proposal	Vote required	Do abstentions count as votes cast?	Is broker discretionary voting allowed?

Item 1: Election of Class III Directors	Plurality of Votes Cast*	Not Applicable	No
Item 2: Ratify approval of KPMG LLP's appointment	Majority of Votes Cast	No	Yes
Item 3: Advisory vote to approve Executive Compensation	Majority of Votes Cast**	No	No
Item 4: Advisory vote on the frequency of the advisory vote on Executive Compensation	Majority of Votes Cast***	No	No

*
In the election of directors (Item 1), shares present at the Annual Meeting that are not voted for a particular nominee, broker non-votes, and shares present by proxy where the stockholder withholds authority to vote for the nominee will not be counted toward the nominee's achievement of a plurality.

**
The advisory vote to approve executive compensation (Item 3) is not binding on the Company. However, the Compensation Committee and the Stock Plan Subcommittee, which are responsible for designing and administering the Company's executive compensation program, value the opinions expressed by stockholders. See "Compensation Discussion and Analysis – Advisory Vote on Executive Compensation."

***
The advisory vote on the frequency of the advisory vote on executive compensation (Item 4) is not binding on the Company. If none of the choices on the frequency vote receives a majority of the votes cast, the choice that receives the most number of votes will be considered to be the result of this advisory vote.

        Abstentions and broker non-votes do not count as votes cast, and therefore have no effect on vote outcomes.

How will my shares be voted?

        All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In the election of directors (Item 1), stockholders may vote in favor of, or withhold their votes from, each nominee. For the ratification of the appointment of KPMG LLP (Item 2) and the advisory vote to approve executive compensation (Item 3), stockholders may vote in favor of the proposal, may vote against the proposal, or may abstain from voting. For the advisory vote on the frequency of the advisory vote on executive compensation (Item 4), stockholders may vote for one year, two years, three years, or may abstain from voting. Stockholders should specify their choices on the proxy card or pursuant to the instructions thereon for telephone or Internet voting. If no specific choices are indicated, the shares represented by a properly submitted proxy will be voted:

  1.
  FOR the election of each nominee as director;

  2.
  FOR the ratification of the appointment of KPMG LLP as independent auditors;

  3.
  FOR the advisory resolution to approve executive compensation; and

  4.
  FOR ONE YEAR on the frequency of the advisory vote on executive compensation.

        If you have returned your signed and completed proxy card, and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by the Board of Directors (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.

Who will count the vote?

        Representatives of Computershare, Inc. will tabulate the votes and act as inspectors of election.

May I see a list of stockholders entitled to vote as of the Record Date?

        A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting. This list will be available during such meeting and during normal business hours from October 31, 2017 through November 13, 2017, at the office of Spencer G. Smul, Senior Vice President, Deputy General Counsel and Secretary of the Company, at 767 Fifth Avenue, New York, New York 10153.

Can I access the Notice of Annual Meeting, Proxy Statement, Annual Report, and Form 10-K on the Internet?

        Our Proxy Statement (including Notice of Annual Meeting) and Fiscal 2017 Annual Report to Stockholders are available at www.envisionreports.com/EL.

        These proxy materials are also available, along with the Annual Report on Form 10-K for the fiscal year ended June 30, 2017, in the "Investors" section of our website at www.elcompanies.com. Instead of receiving future copies of our Proxy Statement (including Notice of Annual Meeting) and Annual Report by mail, stockholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to you; you will be provided with an electronic link to the proxy voting site. Stockholders of record can enroll at www.computershare.com/investor for online access to future proxy materials.

        If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

ELECTION OF DIRECTORS
(Item 1)

Board of Directors

        Currently, the Board of Directors is comprised of fifteen directors. The directors are divided into three classes, each serving for a period of three years.

        The stockholders elect one class of the members of the Board of Directors annually. The directors whose terms will expire at the 2017 Annual Meeting of Stockholders are Charlene Barshefsky, Wei Sun Christianson, Fabrizio Freda, Jane Lauder, and Leonard A. Lauder, each of whom has been nominated to stand for re-election as a director at the 2017 Annual Meeting, to hold office until the 2020 Annual Meeting and until his or her successor is elected and qualified. In the unanticipated event that one or more of these nominees is unable or declines to serve for any reason, the Board may reduce the number of directors or take action to fill any vacancy.

        Director Qualifications.  Our Board is comprised of individuals with diverse and complementary business experience, leadership experience, and financial expertise. Many of our directors have leadership experience at major domestic and multinational companies, as well as experience on the boards of other companies and organizations, which provide an understanding of different business processes, challenges, and strategies. Other directors have government, legal, public policy, or media experience that provides insight into issues faced by public companies. The members of the Board are inquisitive and collaborative, challenging yet supportive, and demonstrate maturity and sound judgment in performing their duties.

        In addition to their own attributes, skills, and experience, and their significant personal investments in the Company, Lauder Family Members (including related entities) who control the Company have agreed to vote their shares in favor of four individuals as directors – Jane Lauder, Leonard A. Lauder, Ronald S. Lauder and William P. Lauder. The term "Lauder Family Members" is defined below (see "Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation").

        The Board believes that the above-mentioned attributes, along with the leadership skills and other experience of its Board members, some of which are described in the biographies below, provide the appropriate perspectives and judgment to guide the Company's long-term strategy, monitor progress, and oversee management.

        The Company does not have a specific policy on diversity of the Board. Instead, the Board evaluates nominees in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on the group's diversity of experience, represent stockholder interests through the exercise of sound judgment. Such diversity of experience may be enhanced by a mix of different professional and personal backgrounds and experiences. The Company is proud to have a board that is highly diverse, including with respect to gender and race.

        The Board recommends a vote FOR each nominee as a director to hold office until the 2020 Annual Meeting. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

NOMINEES FOR ELECTION TO TERM EXPIRING 2020 (CLASS III)

CHARLENE BARSHEFSKY
Director since 2001
Age 67
Committee: Nominating and Board Affairs Committee

Ambassador Barshefsky is Senior International Partner at the law firm of WilmerHale in Washington, D.C. Prior to joining the law firm in 2001, she was the United States Trade Representative from 1997 to 2001, and Deputy United States Trade Representative and Acting United States Trade Representative from 1993 to 1996. Ambassador Barshefsky is a member of the boards of directors of American Express Company and Intel Corporation. Additionally, within the past five years, she served as a director of Starwood Hotels & Resorts Worldwide, Inc. Ambassador Barshefsky is a member of the Council on Foreign Relations and a trustee of the Howard Hughes Medical Institute.

 Qualifications:

•

International, government, and public policy experience as United States Trade Representative

•

Legal experience, including current role as Senior International Partner at WilmerHale

•

Board experience at American Express Company, Intel Corporation, and Starwood Hotels & Resorts Worldwide, Inc.

•

Trustee of the Howard Hughes Medical Institute

WEI SUN CHRISTIANSON
Director since 2011
Age 61
Committee: Nominating and Board Affairs Committee

Ms. Christianson is a Managing Director and Co-Chief Executive Officer of Asia Pacific and Chief Executive Officer of China at Morgan Stanley based in Beijing. In addition to her regional role, Ms. Christianson is responsible for all aspects of Morgan Stanley's operations in China and is a member of Morgan Stanley's Management Committee. Prior to rejoining Morgan Stanley in 2006, she was the Chairman of China for Citigroup Global Markets (Asia Ltd.) and previously served as Chairman of China and Country Manager for Credit Suisse First Boston. Ms. Christianson held an earlier position at Morgan Stanley beginning in 1998 as Executive Director and Beijing Representative. She is a member of the Advisory Committee of the Securities and Futures Commission of Hong Kong, the Financial Services Development Council of Hong Kong, and the Strategic Planning Committee of the Shenzhen Stock Exchange.

 Qualifications:

•

Global management and investment banking experience as Managing Director and Co-Chief Executive Officer of Asia Pacific and Chief Executive Officer of China at Morgan Stanley based in Beijing

•

Experience working abroad, particularly in China

•

Financial expertise

•

Government experience (in Hong Kong)

FABRIZIO FREDA
Director since 2009
Age 60

Mr. Freda has served as President and Chief Executive Officer of the Company since July 2009. From March 2008 through June 2009, he was President and Chief Operating Officer where he oversaw the Clinique, Bobbi Brown, La Mer, Jo Malone London, Aveda, and Bumble and bumble brands, and the Aramis and Designer Fragrances division. He also was responsible for the Company's International Division, as well as Global Operations, Research and Development, Packaging, Quality Assurance, Merchandise Design, Corporate Store Design, and Retail Store Operations. Prior to joining the Company, Mr. Freda served in a number of positions of increasing responsibility at The Procter & Gamble Company ("P&G"), where he was responsible for various operating, marketing, and key strategic efforts for over 20 years. From 2001 through 2007, Mr. Freda was President, Global Snacks, at P&G. He also spent more than a decade in the Health and Beauty Care division at P&G. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA. He is currently a member of the Board of Directors of BlackRock, Inc., a global asset management company.

 Qualifications:

•

Global management, marketing, and other business, consumer and luxury brand industry experience as President and Chief Executive Officer of The Estée Lauder Companies Inc.

•

Similar experience, including developing and leading global organizations, in leadership positions at P&G and Gucci SpA

•

Experience leading successful, creative organizations with innovation programs based on research and development

•

Board experience at BlackRock, Inc.

•

Experience living and working in several countries

•

Financial expertise

JANE LAUDER
Director since 2009
Age 44

Ms. Lauder has served as Global Brand President, Clinique, since April 2014. Immediately prior to that, she was Global President, General Manager of the Origins, Ojon, and Darphin brands. From July 2008 until July 2010, she was Senior Vice President/General Manager of the Origins brand. Ms. Lauder began her career with the Company in 1996 at Clinique and served in various positions throughout the Company until July 2006, when she became Senior Vice President, Global Marketing for Clinique.

 Qualifications:

•

Management, marketing and other industry experience through leadership roles at The Estée Lauder Companies Inc. since joining in 1996

•

Significant stockholder and party to Stockholders' Agreement (solely as trustee of one or more trusts)

LEONARD A. LAUDER
Director since 1958
Age 84

Mr. Lauder is Chairman Emeritus of the Company. He was Chairman of the Board of Directors from 1995 through June 2009 and served as the Company's Chief Executive Officer from 1982 through 1999 and President from 1972 until 1995. Mr. Lauder has held various positions since formally joining the Company in 1958 after serving as an officer in the United States Navy. He is Chairman Emeritus of the Board of Trustees of the Whitney Museum of American Art, a Charter Trustee of The University of Pennsylvania, a Trustee of The Aspen Institute, and the co-founder and Co-Chairman of the Alzheimer's Drug Discovery Foundation. Mr. Lauder is Honorary Chairman of the Breast Cancer Research Foundation. He served as a member of the White House Advisory Committee on Trade Policy and Negotiations under President Reagan.

 Qualifications:

•

Global business, marketing, and consumer and luxury brand industry experience through leadership roles at The Estée Lauder Companies Inc. since joining in 1958

•

Experience leading successful creative organizations with innovation programs based on research and development

•

Affiliation with leading business, civic, and public policy associations

•

Charter Trustee of The University of Pennsylvania

•

Significant stockholder and party to Stockholders' Agreement

INCUMBENT DIRECTORS – TERM EXPIRING 2018 (CLASS I)

ROSE MARIE BRAVO, CBE
Director since 2003
Age 66
Committees: Compensation Committee and Stock Plan Subcommittee

Ms. Bravo is a retail and marketing consultant. She was Vice Chairman of Burberry Group Plc from July 2006 to July 2007. Prior to that, she was Burberry's Chief Executive Officer from 1997 to July 2006. Prior to her appointment at Burberry, Ms. Bravo was President of Saks Fifth Avenue since 1992, with responsibility for merchandising, marketing, and product development. From 1974 to 1992, Ms. Bravo held a number of positions at R.H. Macy & Co., culminating as Chairman and Chief Executive Officer of the U.S. retailer I. Magnin from 1987 to 1992. Ms. Bravo is a member of the boards of directors of Tiffany & Co. and Williams-Sonoma, Inc.

 Qualifications:

•

Global management, marketing, retail, and consumer and luxury brand industry experience as former Chief Executive Officer of Burberry, various leadership positions at Saks Fifth Avenue and Macy's, and in senior roles related to merchandising in the beauty category

•

Board experience at Tiffany & Co. and Williams-Sonoma, Inc.

•

Experience working abroad

•

Merchandise and product development expertise

PAUL J. FRIBOURG
Director since 2006
Age 63
Committees: Audit Committee, Compensation Committee, and Stock Plan Subcommittee

Mr. Fribourg has been the Chairman and Chief Executive Officer of Continental Grain Company, an international agribusiness and investment company, since July 1997. He joined Continental Grain Company in 1976 and worked in various positions there with increasing responsibility in both the United States and Europe. Mr. Fribourg is on the boards of directors of Apollo Global Management, LLC, Loews Corporation, and Restaurant Brands International Inc. He also serves as a member of Rabobank's International North American Agribusiness Advisory Board, and as a board member and Executive Committee member of Castleton Commodities International LLC. He has been a member of the Council on Foreign Relations since 1985.

 Qualifications:

•

Global management, marketing, and other business experience as Chairman and Chief Executive Officer of Continental Grain Company

•

Board experience at Apollo Global Management, LLC, Loews Corporation, and Restaurant Brands International Inc.

•

Affiliation with leading business and public policy associations (Council on Foreign Relations)

•

Financial expertise

MELLODY HOBSON
Director since 2005
Age 48
Committee: Audit Committee

Ms. Hobson has been the President of Ariel Investments, LLC, a Chicago-based investment management firm and adviser to the mutual funds offered by the Ariel Investment Trust, since 2000, and she is also President and Director of its governing member, Ariel Capital Management Holdings, Inc. In addition, she serves as President and Chairman of the Board of Trustees of the Ariel Investment Trust, a registered investment company. Ms. Hobson is a member of the Board of Directors of Starbucks Corporation. Additionally, within the past five years, she served as a director of DreamWorks Animation SKG, Inc. and Groupon, Inc. Ms. Hobson works with a variety of civic and professional institutions, including serving as Chairman of After School Matters, as a board member of the Chicago Public Education Fund, and as Emeritus Trustee of the Sundance Institute.

 Qualifications:

•

Management and investment experience as President of Ariel Investments, LLC

•

Board experience at DreamWorks Animation SKG, Inc., Groupon, Inc., and Starbucks Corporation

•

Media experience as on-air regular contributor and analyst on finance, the markets, and economic trends for CBS News

•

Financial expertise

IRVINE O. HOCKADAY, JR.
Director since 2001
Age 81
Presiding Director
Committee: Audit Committee (Chair)

Mr. Hockaday is the former President and Chief Executive Officer of Hallmark Cards, Inc. He retired in December 2001. Prior to joining Hallmark in 1983, he was President and Chief Executive Officer of Kansas City Southern Industries, Inc. Mr. Hockaday was a member of the Hallmark Board of Directors from 1978 until January 2002. He is currently a member of the Board of Directors of Aratana Therapeutics, Inc. Additionally, within the past five years, Mr. Hockaday served as a director of Crown Media Holdings, Inc. and Ford Motor Company.

 Qualifications:

•

Global business experience and consumer brand industry experience as former CEO of Hallmark Cards, Inc.

•

Board experience at numerous public companies, including Aratana Therapeutics, Inc., Crown Media Holdings, Inc., Ford Motor Company, and Sprint Nextel

•

Financial expertise

•

Legal experience

BARRY S. STERNLICHT
Director since 2004
Age 56
Committee: Nominating and Board Affairs Committee

Mr. Sternlicht is Chairman and Chief Executive Officer of Starwood Capital Group, the private investment firm he formed in 1991 that is focused on global real estate, hotel management, oil and gas, energy infrastructure, and securities trading. He also serves as Chairman and CEO of Starwood Property Trust, Inc., a commercial mortgage REIT. Mr. Sternlicht is a member of the Board of Directors of A.S. Roma, Chairman of the Board of Baccarat S.A. and Co-Chairman of the Board of Colony Starwood Homes. Additionally, within the past five years, Mr. Sternlicht served as a director of Restoration Hardware Holdings, Inc., Riviera Holdings Corporation, and TRI Pointe Group, Inc. (formerly TRI Pointe Homes, Inc.). From 1995 through early 2005, Mr. Sternlicht was Chairman and CEO of Starwood Hotels & Resorts Worldwide, Inc., a company he founded in 1995. He currently serves as a member of the board of The Robin Hood Foundation, and he is on the board of the Dreamland Film & Performing Arts Center and the Executive Advisory Board of Americans for the Arts. Mr. Sternlicht is a trustee of Brown University and serves on the boards of numerous other civic organizations and charities.

 Qualifications:

•

Global business, investment, real estate, financial, private equity, entrepreneurial, and consumer brand and luxury industry expertise at Starwood Capital Group, as Chairman of Starwood Property Trust, Inc., and as founder and former Chief Executive of Starwood Hotels & Resorts Worldwide, Inc.

•

Board experience at A.S. Roma, Baccarat S.A., Colony Starwood Homes, Restoration Hardware Holdings, Inc., Starwood Property Trust, Inc., and TRI Pointe Group, Inc.

•

Trustee of Brown University

•

Financial expertise

INCUMBENT DIRECTORS – TERM EXPIRING 2019 (CLASS II)

RONALD S. LAUDER
Director since 2016
Age 73

Mr. Lauder has served as Chairman of Clinique Laboratories, LLC since returning from government service in 1987 and was Chairman of Estee Lauder International, Inc. from 1987 through 2002. Mr. Lauder joined the Company in 1964 and has served in various capacities. Mr. Lauder was elected as a member of the Board of Directors of the Company in 2016; previously, he was a member of the Board of Directors of the Company from 1968 to 1986 and again from 1988 to July 2009. From 1983 to 1986, he served as Deputy Assistant Secretary of Defense for European and NATO Affairs. From 1986 to 1987, he was U.S. Ambassador to Austria. Mr. Lauder is an Honorary Chairman of the Board of Trustees of the Museum of Modern Art and President of the Neue Galerie. Within the past five years, Mr. Lauder served as a director of Central European Media Enterprises Ltd. He is also Chairman of the Board of Governors of the Joseph H. Lauder Institute of Management and International Studies at the Wharton School at the University of Pennsylvania and the co-founder and Co-Chairman of the Alzheimer's Drug Discovery Foundation.

 Qualifications:

•

Global business, marketing, and consumer and luxury brand industry experience through leadership roles at The Estée Lauder Companies Inc. since joining in 1964

•

Affiliation with leading business, civic, and government associations

•

Board experience at Central European Media Enterprises Ltd.

•

Significant stockholder and party to Stockholders' Agreement

WILLIAM P. LAUDER
Director since 1996
Age 57
Committee: Nominating and Board Affairs Committee

Mr. Lauder is Executive Chairman of the Company and, in such role, he is Chairman of the Board of Directors. He was Chief Executive Officer of the Company from March 2008 through June 2009 and President and Chief Executive Officer from July 2004 through February 2008. From January 2003 through June 2004, he was Chief Operating Officer. From July 2001 through 2002, Mr. Lauder was Group President, responsible for the worldwide business of the Clinique and Origins brands and the Company's retail store and online operations. From 1998 to 2001, he was President of Clinique Laboratories, LLC. Prior to 1998, he was President of Origins Natural Resources Inc., and he had been the senior officer of that division since its inception in 1990. Prior thereto, he served in various positions since joining the Company in 1986. Within the past five years, Mr. Lauder served as a director of Jarden Corporation and GLG Partners, Inc. He currently serves as Chairman of the Board of the Fresh Air Fund and as a member of the boards of trustees of The University of Pennsylvania and The Trinity School in New York City, a member of the boards of directors of the 92nd Street Y and the Partnership for New York City, and is on the Advisory Board of Zelnick Media. Mr. Lauder is also Co-Chairman of the Breast Cancer Research Foundation.

 Qualifications:

•

Global business, marketing, Internet, retail, and consumer and luxury brand industry experience through leadership roles at The Estée Lauder Companies Inc. since joining in 1986

•

Experience leading successful creative organizations with innovation programs based on research and development

•

Board experience at GLG Partners,  Inc., Jarden Corporation, and True Temper Sports, Inc.

•

Trustee of University of Pennsylvania and lecturer at The Wharton School

•

Financial expertise

•

Significant stockholder and party to Stockholders' Agreement

RICHARD D. PARSONS
Director since 1999
Age 69
Committees: Compensation Committee (Chair) and Nominating and Board Affairs Committee

Mr. Parsons has been a senior advisor to Providence Equity Partners LLC, a global private equity and investment firm, since 2009. From 1996 until 2012, he was a director of Citigroup Inc. and served as its Chairman from February 2009 to April 2012. From May 2003 until his retirement in December 2008, Mr. Parsons served as Chairman of the Board of Time Warner Inc. From May 2002 until December 2007, he served as Chief Executive Officer of Time Warner Inc. From January 2001 until May 2002, Mr. Parsons was Co-Chief Operating Officer of AOL Time Warner. From 1995 until the merger with America On-Line Inc., he was President of Time Warner Inc. From 1990 through 1994, he was Chairman and Chief Executive Officer of Dime Bancorp, Inc. Mr. Parsons is currently a member of the boards of directors of Lazard Ltd. and The Madison Square Garden Company. Among his numerous community activities, he is Chairman of the Apollo Theatre Foundation and the Jazz Foundation of America.

 Qualifications:

•

Global business, marketing, media, Internet, banking, and other business and consumer brand experience through leadership roles at Time Warner Inc. and Dime Bancorp,  Inc.

•

Board experience at Citigroup Inc., Lazard Ltd., The Madison Square Garden Company, and Time Warner Inc.

•

Private equity experience at Providence Equity Partners LLC

•

Legal and government experience

•

Financial expertise

LYNN FORESTER DE ROTHSCHILD
Director since 2000
Age 63
Committee: Nominating and Board Affairs Committee (Chair)

Lady de Rothschild is the Chair of E.L. Rothschild LLC, a private investment company with investments in media, information technology, agriculture, financial services, and real estate worldwide, and she was the Chief Executive of E.L. Rothschild LLC from 2002 to 2016. Holdings of E.L. Rothschild LLC include The Economist Group (UK). Lady de Rothschild has been a director of The Economist Newspaper Limited since October 2002. From 2004 to 2007, she was also Co-Chair of FieldFresh Pvt. Ltd., a 50-50 joint venture with Bharti Enterprises, established to develop the agricultural sector in India. From 1989 to 2002, she was President and Chief Executive Officer of FirstMark Holdings, Inc., which owned various telecommunications companies worldwide. She serves on the Board and Executive Committee of The Peterson Institute for International Economics. Lady de Rothschild is a trustee of the Eranda Foundation, a board member of the International Advisory Board of Columbia University School of Law and the Alzheimer Drug Discovery Foundation. She is a member of the Council on Foreign Relations (USA), Chatham House (UK), the International Advisory Council of Asia House (UK), the International Institute of Strategic Studies (UK), and the Foreign Policy Association (USA).

 Qualifications:

•

Global business and investment experience as former Chief Executive of E.L. Rothschild LLC and CEO of FirstMark Holdings, Inc.

•

Board and media experience as director of The Economist Newspaper Limited

•

Affiliation with leading business and public policy associations (Council on Foreign Relations)

•

Experience working abroad

•

Legal and government expertise

•

Financial expertise

RICHARD F. ZANNINO
Director since 2010
Age 58
Committees: Audit Committee, Compensation Committee, and Stock Plan Subcommittee

Mr. Zannino is a Managing Director at the private equity firm CCMP Capital Advisors, LLC, a position he has held since July 2009. He is a partner on the firm's Investment Committee and co-heads the consumer retail practice. Prior to joining CCMP Capital, Mr. Zannino was an independent retail and media advisor from February 2008 to June 2009. He was Chief Executive Officer and a member of the Board of Directors of Dow Jones & Company, Inc. from February 2006 until his resignation in January 2008, shortly after its acquisition by News Corp. Mr. Zannino joined Dow Jones as Executive Vice President and Chief Financial Officer in February 2001 and was promoted to Chief Operating Officer in July 2002. From 1998 to 2001, he was Executive Vice President of Liz Claiborne, Inc., where he oversaw the finance, administration, retail, fragrance, and licensing divisions. From 1993 to 1998, Mr. Zannino was with Saks Fifth Avenue, serving as Vice President and Treasurer, Senior Vice President, Finance and Merchandise Planning, and then Executive Vice President and Chief Financial Officer. He is a director of IAC/InterActiveCorp and Ollie's Bargain Outlet Holdings, Inc. Additionally, within the past five years, Mr. Zannino served as a director of Francesca's Holdings Corporation. He currently serves as Vice Chairman of the Board of Trustees of Pace University.

 Qualifications:

•

Management, media, finance, retail, and consumer brand industry experience in various positions at Dow Jones & Company, Inc., Liz Claiborne, Inc., and Saks Fifth Avenue

•

Consumer, retail, media, and private equity experience at CCMP Capital Advisors, LLC

•

Board experience at Dow Jones & Company, Inc., Francesca's Holdings Corporation, IAC/InterActiveCorp, and Ollie's Bargain Outlet Holdings, Inc.

•

Trustee of Pace University

•

Financial expertise

Additional Information Regarding the Board of Directors

        Stockholders' Agreement and Lauder Family Control.  All Lauder Family Members who are party to a stockholders' agreement with the Company (the "Stockholders' Agreement") have agreed to vote shares beneficially owned by them for Leonard A. Lauder (or for one of his sons), Ronald S. Lauder (or for one of his daughters), and one person, if any, designated by each as a director of the Company. Aerin Lauder and Jane Lauder are parties to the Stockholders' Agreement solely as trustees of certain trusts. The term "Lauder Family Members" is defined below (see "Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation"). Shares subject to the Stockholders' Agreement represent approximately 84% of the voting power of the Company as of the Record Date. The right of each of Leonard A. Lauder (or his sons) and Ronald S. Lauder (or his daughters) to designate a nominee exists only when he (including his descendants) beneficially owns (other than by reason of the Stockholders' Agreement) shares of Common Stock with at least 10% of the total voting power of the Company. Currently, William P. Lauder is the nominee of Leonard A. Lauder, and Jane Lauder is the nominee of Ronald S. Lauder. The right of each of Leonard A. Lauder (or one of his sons) and Ronald S. Lauder (or one of his daughters) to be nominated will exist so long as he (including his descendants) beneficially owns shares of Common Stock with at least 5% of the total voting power of the Company. In the event that Leonard A. Lauder ceases to be a member of the Board of Directors by reason of his death or disability, then his sons, William P. Lauder and Gary M. Lauder, will succeed to his rights to be nominated as a director and to designate one nominee. If either son is unable to serve by reason of his death or disability, the other son will have the right to designate a nominee. Similarly, Aerin Lauder and Jane Lauder, Ronald S. Lauder's daughters, will succeed to their father's rights upon his death or disability. If either daughter is unable to serve by reason of her death or disability, the other daughter will have the right to designate a nominee. In the event none of Leonard A. Lauder and his sons and Ronald S. Lauder and his daughters are able to serve as directors by reason of death or disability, then the rights under the Stockholders' Agreement to be a nominee and to designate a nominee will cease. The Stockholders' Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders' Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.

        The Lauder family has direct and indirect holdings of approximately 87% of the voting power of the Company as of the Record Date. The Company is a "controlled company" under the rules of the New York Stock Exchange (the "NYSE") because the Lauder family and their related entities hold more than 50% of the voting power of the outstanding voting stock. As such, the Company may avail itself of exemptions relating to the independence of the Board and certain Board committees. Despite the availability of such exemptions, the Board of Directors has determined that it will have a majority of independent directors and that both the Nominating and Board Affairs Committee and the Compensation Committee will have otherwise required provisions in their charters. As permitted by the NYSE rules for "controlled companies," our Board does not require that the Nominating and Board Affairs Committee and the Compensation Committee be comprised solely of independent directors.

        Board Committees.  The Board of Directors has established the following standing committees – the Audit Committee, the Compensation Committee (which includes the Stock Plan Subcommittee), and the Nominating and Board Affairs Committee. Each director on these committees is an independent director except for William P. Lauder and Richard D. Parsons. Each committee reports regularly to the Board and has the authority to engage its own advisors.

        The members of the committees are set forth in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Board Affairs Committee
Charlene Barshefsky

Rose Marie Bravo†

Wei Sun Christianson

Paul J. Fribourg†

Mellody Hobson

Irvine O. Hockaday, Jr.*

William P. Lauder

Richard D. Parsons

Lynn Forester de Rothschild

Barry S. Sternlicht

Richard F. Zannino†

†	Also member of Stock Plan Subcommittee	= Chair
*	Presiding Director	= Member

        Copies of the charters adopted by the Board of Directors for each committee may be found in the "Investors" section of the Company's website, www.elcompanies.com, under "Corporate Governance." Stockholders may also contact Investor Relations at 767 Fifth Avenue, New York, New York 10153 or call 800-308-2334 to obtain a hard copy of these documents without charge.

        The Audit Committee, among other things, appoints the independent auditors; reviews the independence of such auditors; approves the scope of the annual audit activities of the independent auditors and the Company's Internal Control Department; reviews audit results; reviews and discusses the Company's financial statements with management and the independent auditors; reviews and discusses with the Board the Company's risk assessment and management processes; and is responsible for our related person transactions policy. The committee also meets separately, at least quarterly, with the Chief Financial Officer, the Chief Internal Control Officer, and representatives of the independent auditors. The Board of Directors has determined that each of the committee members – Mr. Hockaday, Mr. Fribourg, Ms. Hobson, and Mr. Zannino – qualifies as an "Audit Committee Financial Expert" in accordance with SEC rules.

        The Compensation Committee establishes and approves compensation plans and arrangements with respect to the Company's executive officers and administers the Company's Executive Annual Incentive Plan. The Stock Plan Subcommittee has authority over all decisions regarding awards to executive officers under the Company's share incentive plans and authority to administer the Company's share incentive plans under which executive officers and other employees may receive equity grants. The Company also has an Employee Equity Award Committee, the sole member of which is Mr. Freda. The purpose of this committee is to make limited grants of equity awards under the share incentive plan to employees who are not executive officers. During fiscal 2017, this committee did not make any grants.

        The Nominating and Board Affairs Committee, among other things, recommends nominees for election as members of the Board; considers and makes recommendations regarding Board practices and procedures; considers corporate governance issues that arise from time to time and develops appropriate recommendations for the Board regarding such matters; and reviews the compensation for service as a Board member.

        Compensation Committee Interlocks and Insider Participation.  In fiscal 2017, Ms. Bravo, Mr. Fribourg, Mr. Parsons, and Mr. Zannino served on the Compensation Committee. None of these directors is a former or current officer or employee of the Company or any of its subsidiaries. During fiscal 2017, none of our executive officers served as a member of the compensation committee (or other committee performing similar functions) or as a director of any other entity of which an executive officer served on our Board or Compensation Committee. None of the directors who served on our Compensation Committee during fiscal 2017 has any relationship requiring disclosure under this caption under SEC rules.

        Board and Board Committee Meetings; Annual Meeting Attendance; and Executive Sessions.  Directors are expected to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. In furtherance of the Board's role, directors are expected to attend all scheduled Board and Board committee meetings and all meetings of stockholders. In fiscal 2017, the Board of Directors met six times, the Compensation Committee and the Stock Plan Subcommittee each met five times, the Audit Committee met eight times, and the Nominating and Board Affairs Committee met three times. The total combined attendance for all Board and committee meetings was over 90%. No director attended less than 75% of Board and committee meetings, except for Mr. Parsons who attended approximately 65% of such meetings. The non-employee directors met six times in executive session in fiscal 2017, including at least one meeting at which only independent directors were present. All of the directors who were on the Board attended the Annual Meeting of Stockholders in November 2016, except one director who was unable to attend.

        Board Leadership Structure.  Our Board is currently led by our Executive Chairman, who is a member of the Lauder family. Our President and Chief Executive Officer is also a member of our Board of Directors. We also have an independent director who serves as our Presiding Director. A majority of our directors are independent. At present, there are 15 directors on our Board; 10 directors are non-employee directors, 9 directors are independent, and 4 directors are members of the Lauder family. Mr. Hockaday, the current Presiding Director, presides at all meetings or executive sessions of non-employee or independent directors. The Board of Directors considers this structure appropriate in view of the Lauder family's significant investment in the Company. The structure also comports with the Stockholders' Agreement among various members of the Lauder family and the Company. See "Additional Information Regarding the Board of Directors – Stockholders' Agreement and Lauder Family Control."

        In addition to his responsibilities as Chairman of the Board, Mr. W. Lauder, as Executive Chairman, works with the President and Chief Executive Officer to set overall vision, strategy, financial objectives, and investment priorities for the business. Mr. W. Lauder also continues to provide high-level leadership in areas that are important to the Company, including marketing, trade relations, global communications, and regulatory affairs.

        As provided in our Corporate Governance Guidelines, we have an independent director who serves as our Presiding Director. The Presiding Director serves a one-year term beginning with the meeting of the Board immediately following the Annual Meeting of Stockholders and is selected from among the independent members of the Board. Mr. Hockaday served as the Presiding Director for all executive sessions of the Board of Directors in fiscal 2017, and he has been appointed by the Board to serve for an additional one-year term beginning after the 2017 Annual Meeting.

        Board Role in Risk Oversight.  Our Board of Directors regularly receives reports from our President and Chief Executive Officer and other members of senior management regarding areas of significant risk to us, including strategic, operational, financial, legal and regulatory, and reputational risks. However, senior management is responsible for assessing and managing the Company's various risk exposures on a day-to-day basis. In this regard, various management functions within the Company, such as Legal, Finance, Treasury, Internal Control, Global Information Systems, Global Supply Chain, Research & Development, and Environmental Affairs and Safety, focus on particular risks. Management has a systemic and integrated approach to overall risk management that includes the identification of risks and mitigation plans in the strategic planning process. The Board's role is one of oversight, assessing major risks facing the Company and reviewing options for their mitigation with management. In addition, the Audit Committee reviews and discusses with management our enterprise risk management processes.

        Risk in Compensation Programs.  The Company has a framework for evaluating incentive plan design features that may encourage or help mitigate risk, such as a mix of compensation elements, metrics, leverage, caps, and time horizons, in order to determine whether the risks arising from our compensation programs (in addition to those applicable only to executive officers) are reasonably likely to have a material adverse effect on the Company. Using this framework in fiscal 2017, we concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company. The results were reviewed with senior management and the Compensation Committee.

        Board Membership Criteria.  The Nominating and Board Affairs Committee works with the Board on an annual basis to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. All directors should possess the highest personal and professional ethics as well as an inquisitive and objective perspective, practical wisdom, and mature judgment. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today's business environment; understanding of the Company's business on a technical level; and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience, represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Board Affairs Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        Upon determining the need for additional or replacement Board members, the Nominating and Board Affairs Committee will identify one or more director candidates and evaluate each candidate under the criteria described above based on the information it receives with a recommendation or that it otherwise possesses, which information may be supplemented by additional inquiries. Application of these criteria involves the exercise of judgment and cannot be measured in any mathematical or routine way. Based on its assessment of each candidate's independence, skills, and qualifications and the criteria described above, the Committee will make recommendations regarding potential director candidates to the Board. The Committee may engage third parties to assist in the search for director candidates or to assist in gathering information regarding a candidate's background and experience. The Committee will evaluate stockholder-recommended candidates in the same manner as other candidates. Candidates may also be designated pursuant to the Stockholders' Agreement. See "Additional Information Regarding the Board of Directors – Stockholders' Agreement and Lauder Family Control."

         Board Independence Standards for Directors.  To be considered "independent" for purposes of membership on the Company's Board of Directors, the Board must determine that a director has no material relationship with the Company, including any of its subsidiaries, other than as a director. For each director, the Board broadly considers all relevant facts and circumstances. In making its determination, the Board considers the following categories of relationships to be material, thus precluding a determination that a director is "independent:"

(i)
the director is an employee of the Company, or an immediate family member of the director is an executive officer of the Company, or was so employed during the last three years.

(ii)
the director receives, or an immediate family member of the director receives, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)
(A) the director is a current partner or employee of a firm that is the Company's internal or external auditor, (B) the director has an immediate family member who is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company's audit, or (D) the director or an immediate family member of the director was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time.

(iv)
the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

(v)
the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        Additionally, the following relationships will not be considered to be "material" relationships that would impair a director's independence:

(i)
any of the relationships described in (i)-(v) above, if such relationships occurred more than three years ago, or

(ii)
if a director is a current employee, or an immediate family member of a director is a current executive officer of another company that does business with the Company and such other company, during the current or last fiscal year, made payments to or received payments from, the Company of less than $1 million or 2% of such other company's consolidated gross revenues, whichever is greater.

        Contributions to tax exempt organizations shall not be considered payments for purposes of these independence standards. An "immediate family member" includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

        The Board reviews at least annually whether directors meet these Director Independence Standards. The following directors, including two of the five nominated for election, have been determined by the Board to be "independent" pursuant to NYSE rules and the Company's Independent Director Standards described above: Charlene Barshefsky, Rose Marie Bravo, Wei Sun Christianson, Paul J. Fribourg, Mellody Hobson, Irvine O. Hockaday, Jr., Lynn Forester de Rothschild, Barry S. Sternlicht, and Richard F. Zannino.

        In addition to the foregoing, in order to be considered "independent" under NYSE rules for purposes of serving on the Company's Audit Committee or Compensation Committee, a director also may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company, other than as a director, and may not be an "affiliated person" of the Company. Audit Committee members may receive directors' fees and fixed payments for prior service with the Company. The Board has determined that each member of the Audit Committee and each independent member of the Compensation Committee meets these additional independence requirements.

        Communications with the Board.  A stockholder or any other interested party who wishes to communicate with the Board, any Committee thereof, the non-management directors as a group, or any individual director, including the Presiding Director for the executive sessions of the Board, may do so by addressing the correspondence to that individual or group, c/o Sara E. Moss, Executive Vice President and General Counsel, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. She, or her designee, will review all such correspondence to determine that the substance of the correspondence relates to the duties and responsibilities of the Board or individual Board member before forwarding the correspondence to the intended recipient. Spam, junk mail, solicitations, and hostile, threatening, illegal, or similarly unsuitable material will not be forwarded to the intended recipient and, if circumstances warrant, may be forwarded to the Company's security staff. Any communication that is not forwarded may be made available to the intended recipient at his or her request.

        Director Nominees Recommended by Stockholders.  The Nominating and Board Affairs Committee will consider stockholder recommendations of nominees in the same manner as and pursuant to the same criteria by which it considers all other nominees, except for nominations received pursuant to the Stockholders' Agreement. Stockholders who wish to suggest qualified candidates should send their written recommendation to the Nominating and Board Affairs Committee, c/o Sara E. Moss, Executive Vice President and General Counsel, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. The following information must accompany any such recommendation by a stockholder: (i) the name and address of the stockholder making the recommendation; (ii) the name, address, telephone number, and social security number of the proposed nominee; (iii) the class or series and number of shares of the Company that are beneficially owned by the stockholder making the recommendation; (iv) a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the proposed nominee to serve as a director of the Company if so elected; (v) a copy of the proposed nominee's resume and references; and (vi) an analysis of the candidate's qualifications to serve on the Board of Directors and on each of the Board's committees in light of the criteria for Board membership established by the Board. See "Board Membership Criteria." For stockholders intending to nominate an individual for election as a director directly, there are specific procedures set forth in our bylaws. See "Stockholder Proposals and Director Nominations for the 2018 Annual Meeting" below.

Corporate Governance Guidelines and Code of Conduct

        The Board of Directors has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management of the Company. These practices are set forth in the Company's Corporate Governance Guidelines. The Company also has a Code of Conduct (the "Code") applicable to all employees, officers, and directors of the Company including the Chief Executive Officer and the Chief Financial Officer. These documents, as well as any waiver of a provision of the Code granted to any senior officer or director or any material amendment to the Code, may be found in the "Investors" section of the Company's website: www.elcompanies.com under "Corporate Governance." Stockholders may also contact Investor

Relations at 767 Fifth Avenue, New York, New York 10153 or call 800-308-2334 to obtain a hard copy of these documents without charge.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than 10% of the Class A Common Stock, to file forms reporting their initial beneficial ownership of Common Stock and subsequent changes in that ownership with the SEC and the NYSE. Officers, directors, and greater-than-10% beneficial owners also are required to furnish the Company with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or a written representation from a reporting person that no Form 5 was required, the Company believes that during the 2017 fiscal year, all Section 16(a) filing requirements were satisfied.

Related Person Transactions Policy and Procedures

        We have a written policy (the "Related Person Transactions Policy") that sets forth procedures for the review, approval, and ratification of transactions involving "Related Persons." Such persons consist of any director, director nominee, executive officer, any beneficial owner of more than 5% of the Company's Common Stock, any immediate family member of such persons, and any other person deemed to be a Related Person under the rules of the SEC. Under the Related Person Transactions Policy, a "Transaction" includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships where the Company and a Related Person are participants. The Audit Committee is responsible for administering this policy.

        When a potential Related Person Transaction is identified, our policy requires that it be promptly reported to either the General Counsel or the Secretary to review. If it is determined that such Transaction is not within the scope of the Related Person Transactions Policy, then no further action is necessary. Otherwise, the Transaction shall be presented to the Audit Committee to make an assessment and determination. The information presented to the Audit Committee in connection with its assessment may include the following: (i) the Related Person's relationship to the Company; (ii) a description of the Transaction, including the material terms, the approximate aggregate value, and the identities of other parties; (iii) the benefits of the Transaction to the Company and the Related Person; (iv) the availability of other sources of comparable products or services; and (v) any other relevant information. If the Audit Committee determines that the Related Person has a direct or indirect material interest in any Transaction, the Transaction shall be disclosed in the Company's proxy statement. If the Related Person at issue is a director of the Company, or an immediate family member of a director, then such director shall not participate in the assessment or determination of the Transaction being reviewed.

Certain Relationships and Related Transactions

        Lauder Family Relationships and Compensation.  Leonard A. Lauder is Chairman Emeritus, and his brother Ronald S. Lauder is Chairman of Clinique Laboratories, LLC. Leonard A. Lauder and Ronald S. Lauder are also directors of the Company. Leonard A. Lauder has two sons, William P. Lauder and Gary M. Lauder. William P. Lauder is Executive Chairman and in such role is Chairman of the Board of Directors. Gary M. Lauder is not an employee of the Company. Ronald S. Lauder and his wife, Jo Carole Lauder, have two daughters, Aerin Lauder and Jane Lauder. Aerin Lauder is not an employee of the Company. She is the Style and Image Director for the Estée Lauder brand (see "Agreements with Aerin Lauder" below for additional information). Jane Lauder is Global Brand President, Clinique and is a director of the Company.

        For fiscal 2017, the following Lauder Family Members received the following amounts from the Company as compensation: Leonard A. Lauder received an aggregate of $1,800,000 for his services; Ronald S. Lauder received $650,000 in salary and a bonus of $415,600; and Jane Lauder received $750,000 in salary, a bonus of $733,350, performance share units with a target payout of 4,471 shares of Class A Common Stock, stock options for 17,840 shares of Class A Common Stock, and restricted stock units for 4,471 shares of Class A Common Stock. Each of these Lauder Family Members is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. For information regarding fiscal 2017 compensation for William P. Lauder, see "Executive Compensation."

        For fiscal 2018, Leonard A. Lauder has a base salary of $1,800,000, and Ronald S. Lauder has a base salary of $650,000 and bonus opportunities with a target payout of $350,000. For fiscal 2018, Jane Lauder has a base salary of $780,000, a target incentive bonus opportunity of $640,000, and a target equity opportunity of $1,036,000. In September 2017, Jane Lauder was granted equity-based compensation with an aggregate value of approximately $1.27 million, comprised of performance share units with a target payout of 3,935 shares of Class A Common Stock, stock options for 15,644 shares of Class A Common Stock, and restricted stock units for 3,935 shares of Class A Common Stock, in each case for fiscal 2018. The grants were consistent with those made to employees at her level. For information regarding fiscal 2018 compensation for William P. Lauder, see "Compensation Discussion and Analysis."

        Leonard A. Lauder's current employment agreement (the "LAL Agreement") provides for his employment as Chairman Emeritus until such time as he resigns, retires, or is terminated. Mr. L. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. He is also entitled to participate in the Amended and Restated Fiscal 2002 Share Incentive Plan, but no grants have been made to him under the plan to date. If Mr. L. Lauder retires, the Company will continue to provide him with the office he currently occupies (or a comparable office if the Company relocates) and a full-time executive assistant. The Company may terminate Mr. L. Lauder's employment at any time if he becomes "permanently disabled," in which event he will be entitled to (i) receive his base salary for a period of two years after termination, (ii) receive bonus compensation during such salary continuation period at an annual rate equal to the average of the actual bonuses paid to him prior to such termination under the LAL Agreement (the "Leonard Lauder Bonus Compensation"), and (iii) participate in the Company's benefit plans for two years. In the event of Mr. L. Lauder's death during the term of his employment, for a period of one year from the date of Mr. L. Lauder's death, his beneficiary or legal representative will be entitled to receive Mr. L. Lauder's base salary and the Leonard Lauder Bonus Compensation. Mr. L. Lauder may terminate his employment at any time upon six months' written notice to the Company, in which event he will be entitled to receive his base salary and the Leonard Lauder Bonus Compensation for the six-month period following termination. In addition, the Company may terminate Mr. L. Lauder's employment for any reason upon 60 days' written notice. In the event of termination of his employment by the Company (other than for cause, disability, or death) or a termination by Mr. L. Lauder for good reason after a change of control, (a) Mr. L. Lauder, for a period of three years from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination, (ii) receive the Leonard Lauder Bonus Compensation, (iii) participate in the Company's benefit plans and (b) in the case of termination by the Company (other than for cause, disability, or death), Mr. L. Lauder will not be subject to the non-competition covenant contained in the LAL Agreement. Upon termination for any reason, any options previously granted to Mr. L. Lauder will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions.

        As used in this Proxy Statement, the term "Lauder Family Members" includes only the following persons: (i) the estate of Mrs. Estée Lauder; (ii) each descendant of Mrs. Lauder (a "Lauder Descendant") and their respective estates, guardians, conservators, or committees; (iii) each "Family Controlled Entity" (as defined below); and (iv) the trustees, in their respective capacities as such, of each "Family Controlled Trust" (as defined below). The term "Family Controlled Entity" means: (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests are owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term "Family Controlled Trust" includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Lauder Descendants, spouses of Lauder Descendants, and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Lauder Descendants.

        Registration Rights Agreement.  Leonard A. Lauder, Ronald S. Lauder, The Estée Lauder 1994 Trust, William P. Lauder, Gary M. Lauder, Aerin Lauder, Jane Lauder, certain Family Controlled Entities and other Family Controlled Trusts, Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), and the Company are parties to a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which each of Leonard A. Lauder, Ronald S. Lauder, and Morgan Guaranty have three demand registration rights and The Estée Lauder 1994 Trust has six demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock) held by them. Three of the demand rights granted to The Estée Lauder 1994 Trust may be used only by a pledgee of The Estée Lauder 1994 Trust's shares of Common Stock. All the parties to the Registration Rights Agreement (other than the Company) also have an unlimited number of piggyback registration rights in respect of their shares. The rights of Morgan Guaranty and any other pledgee of The Estée Lauder 1994 Trust under the Registration Rights Agreement will be exercisable only in the event of a default under certain loan arrangements. Leonard A. Lauder and Ronald S. Lauder may assign their demand registration rights to Lauder Family Members. The Company is not required to effect more than one registration of Class A Common Stock in any consecutive twelve-month period. The piggyback registration rights allow the holders to include their shares of Class A Common Stock in any registration statement filed by the Company, subject to certain limitations.

        The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders, taxes payable by the selling stockholders, and the fees and expenses of the selling stockholders' counsel) in connection with any demand registrations, as well as any registrations pursuant to the exercise of piggyback rights. The Company has agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933.

        Stockholders' Agreement.  All Lauder Family Members who are party to the Stockholders' Agreement have agreed to vote shares beneficially owned by them for Leonard A. Lauder (or for one of his sons), Ronald S. Lauder (or for one of his daughters), and one person, if any, designated by each as a director of the Company. Aerin Lauder and Jane Lauder are parties to the Stockholders' Agreement solely as trustees of certain trusts. Shares subject to the Stockholders' Agreement represent a substantial majority of the voting power of the Company as of the Record Date. See "Additional Information Regarding the Board of Directors – Stockholders' Agreement and Lauder Family Control."

        Parties to the Stockholders' Agreement may, without restriction under the agreement, sell their shares in a widely distributed underwritten public offering, in sales made in compliance with Rule 144 under the Securities Act of 1933 or to other Lauder Family Members. In addition, each party to the

Stockholders' Agreement may freely donate shares in an amount not to exceed 1% of the outstanding shares of Common Stock in any 90-day period. In the case of other private sales, each stockholder who is a party to the Stockholders' Agreement (the "Offering Stockholder") has granted to each other party (the "Offeree") a right of first offer to purchase shares of Class A Common Stock that the Offering Stockholder intends to sell to a person (or group of persons) who is not a Lauder Family Member. Each Offeree has the opportunity to purchase the Offeree's pro rata portion of the shares to be offered by the Offering Stockholder, as well as additional shares not purchased by other Offerees. Any shares not purchased pursuant to the right of first offer may be sold at or above 95% of the price offered to the Offerees. The Stockholders' Agreement also includes provisions for bona fide pledges of shares of Common Stock and procedures related to such pledges. The Stockholders' Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders' Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.

        Agreements with Aerin Lauder.  Estee Lauder Inc. ("ELI"), a subsidiary of the Company, is party to (i) a creative consultant agreement with Aerin Lauder (the "Creative Consultant Agreement") and (ii) a brand license agreement with Ms. Lauder and Aerin LLC, a limited liability company wholly owned by Ms. Lauder (the "License Agreement").

        Under the Creative Consultant Agreement, Aerin Lauder is a spokesperson for the Estée Lauder brand and collaborates with the Estée Lauder Creative Director on creative aspects of the brand as Style and Image Director. The initial term of this agreement expired on June 30, 2016, and the agreement was amended to extend the term to June 30, 2021. For fiscal 2017, Ms. Lauder received approximately $581,300 for her services under the agreement. For fiscal 2018, she will receive approximately $604,500 for such services. During the term of the Creative Consulting Agreement, the Company has the exclusive right to use Ms. Lauder's name and image to market beauty products and related services of the Estée Lauder brand, and Ms. Lauder has agreed to no more than 25 days of personal appearances per year for the brand, the Company, or its subsidiaries, after which ELI is required to pay her an additional amount per day (for fiscal 2017, $25,000; and for fiscal 2018, $26,000). No additional amount per day was paid in fiscal 2017. In addition, an office and access to an assistant are provided to Ms. Lauder in connection with her services.

        Under the License Agreement, Aerin LLC has granted ELI a worldwide license to use the "Aerin" trademark and "A" logo (and related marks) and Ms. Lauder's name and image (i) exclusively in connection with "Core Beauty Products" (cosmetics, fragrances, toiletries, skin care, hair care, value sets, and beauty accessories) and (ii) non-exclusively in connection with "Non-Core Beauty Products" (cosmetics bags, tote bags, and fragranced candles). The License Agreement covers the name "Aerin" and not the name "Lauder," for which the Company and its subsidiaries retain sole ownership. The initial license term expired on June 30, 2017, at which time the agreement automatically renewed for an additional 5-year period. The License Agreement provides for two additional 5-year renewal terms if ELI does not give notice of non-renewal and net sales hit certain performance targets (or if ELI cures a sales shortfall, in certain circumstances). In fiscal 2017, ELI provided notice that it intended to cure any sales shortfall, in accordance with the License Agreement, and ELI has since made a payment to Aerin LLC in the amount of approximately $163,000.

        Under the License Agreement, Aerin LLC will receive the following royalties: (i) for all products other than fragrances, 4% of annual net sales up to $40 million and 5% of annual net sales in excess thereof; and (ii) for fragrances, 5% of annual net sales. For fiscal 2017, Aerin LLC was paid approximately $549,000 in royalties. Under the agreement, ELI must spend the following minimum amounts to promote Aerin-branded products: 20% of ELI's net sales of Aerin-branded products each annual period in the initial term which ended June 30, 2017 and 15% of such net sales each annual period (June 30 – July 1) thereafter, with such requirement capped each year at 50% of Aerin LLC's similar expenditures, either directly or through other licensees, on Aerin-branded products. Both ELI and Aerin LLC will distribute Aerin-branded products only through prestige retailers. In addition, in fiscal 2017, in connection with the License Agreement, the Company received approximately $82,000 from Aerin LLC for AERIN products provided for sale in Aerin retail locations and on Aerin LLC's website.

        ELI launched AERIN Beauty in September 2012 with several products, and additional products have been introduced since then. ELI may launch additional AERIN-branded products in its reasonable commercial judgment. Under the License Agreement, Ms. Lauder has agreed to provide at least ten personal appearances during each fiscal year, for which she will not be compensated, and which are in addition to those appearances covered by the Creative Consultant Agreement. ELI will be responsible for Ms. Lauder's reasonable travel expenses in connection with such appearances. Aerin LLC may terminate the License Agreement if an unaffiliated third party obtains more than 50% of the voting power or equity of ELI. ELI may terminate the License Agreement if control of Aerin LLC (or substantially all of its assets) is transferred to a competitor of ELI or to certain categories of retailers not engaged in prestige distribution. Either side may terminate the License Agreement for an uncured material breach.

        In addition, the Company agreed to make payments totaling $500,000 to Aerin LLC in each of fiscal 2017 through and including fiscal 2021 in connection with brand-building activities for AERIN Beauty and the AERIN lifestyle brand, provided that the current Aerin LLC management remains in place. The Company has made such payments for fiscal 2017.

        Other Arrangements.  The Company has subleased certain of its office space in New York to an affiliate of Ronald S. Lauder. For fiscal 2017, the rent paid or accrued was approximately $752,000, which equals the Company's lease payments for that space. The Company also has agreed to provide such affiliate with certain services, such as phone systems, payroll service, and office and administrative services, which are reimbursed at a rate approximating the Company's incremental cost thereof. For fiscal 2017, such affiliate paid approximately $14.5 million pursuant to such agreement. At June 30, 2017, such affiliate had deposited with the Company approximately $1.7 million to cover expenses. The Company has similar arrangements for space and services with an affiliate of Leonard A. Lauder and his family. For fiscal 2017, that affiliate and/or family member(s) paid the Company approximately $7.3 million for office space and certain services, such as phone systems, payroll service, and office and administrative services. At June 30, 2017, that affiliate and family members had deposited with the Company approximately $418,000 to cover expenses. The payments by the affiliates and family members approximated the Company's incremental cost of the relevant space and services.

        Certain members of the Lauder family (and entities affiliated with one or more of them) own numerous works of art that are displayed at the Company's offices. The Company pays no fee to the owners for displaying such works. The owners of the works pay for their maintenance. In fiscal 2017, the Company paid premiums of less than $10,000 for insurance relating to such works.

Director Compensation

        The following summary describes compensation for non-employee directors.

        Annual Cash Retainer for Board Service.  For fiscal 2017, each non-employee director received an annual cash retainer of $75,000, paid quarterly in advance, which was subject to deferral, as explained below. Effective November 2017, this annual cash retainer will be increased to $100,000, payable quarterly in advance; such retainer may be deferred, as explained below.

        Annual Cash Retainer for Presiding Director.  Effective November 2017, the Presiding Director will receive an additional annual cash retainer of $30,000, payable annually in advance, which may be deferred, as explained below.

        Annual Cash Retainer for Committee Service.  Each non-employee director who serves on a committee receives an additional annual cash retainer, payable quarterly in advance, in the following amounts: $12,000 per year for service on the Audit Committee, $8,000 per year for service on the Compensation Committee (including service on the Stock Plan Subcommittee), and $8,000 per year for service on the Nominating and Board Affairs Committee. The Chair of the Audit Committee receives a further annual cash retainer of $25,000. The Chairs of the Compensation Committee and the Nominating and Board Affairs Committee receive a further annual cash retainer of $15,000 each. These cash retainers for committee service may be deferred, as explained below.

        Deferral of Annual Cash Retainers.  Non-employee directors may elect to defer receipt of all or part of their cash-based compensation. Specifically, pursuant to Deferred Compensation Agreements, they may defer any or all of the above-referenced annual cash retainers into either (i) stock units (accompanied by dividend equivalent rights) or (ii) an interest-bearing cash account, in each case to be paid out in a lump sum in cash as of the first business day of the calendar year following the date on which the director ceases to be a member of the Board.

        Initial Stock Grant.  On the date of the first annual meeting of stockholders that is more than six months after a non-employee director's initial election to the Board, the director receives a grant of shares of Class A Common Stock (plus a cash payment in an amount to cover related income taxes), pursuant to the Amended and Restated Non-Employee Director Share Incentive Plan (the "Director Share Plan"). Effective November 2017, the amount of this initial stock grant will be decreased from 4,000 to 2,000 shares of Class A Common Stock.

        Annual Stock Units Retainer for Board Service.  An additional $75,000 is payable to each non-employee director by a grant of stock units (accompanied by dividend equivalent rights) as an annual stock retainer, pursuant to the Director Share Plan. This grant is made on the date of each annual meeting of stockholders. The number of stock units to be awarded is determined by dividing $75,000 by the average closing price of the Class A Common Stock on the twenty trading days preceding the date of grant. Each stock unit is convertible into one share of Class A Common Stock, and the Class A Common Stock represented by the stock units is distributed to the director on or after the first business day of the calendar year following the date on which the director ceases to be a member of the Board.

        Annual Stock Options.  In addition to the cash and stock portion of the retainer, each non-employee director receives an annual grant of options valued at no more than $100,000 on the date of grant, pursuant to the Director Share Plan. This grant is made on the date of each annual meeting of stockholders. The exercise price of the options is equal to the closing price of the Class A Common Stock on the date of grant. The options are exercisable beginning one year after the date of grant, provided that the director continues to serve as of such date. The options generally terminate ten years after the date of grant.

         Stock Ownership Requirement.  As set forth in the Company's Corporate Governance Guidelines, the Board believes that in order to align the interests of directors and stockholders, directors should have a significant financial stake in the Company. Specifically, each director should own shares of the Company's Common Stock with a value equal to or greater than four times the annual cash retainer for Board service. A director is required to comply with these guidelines no later than three years after his or her initial election to the Board. Applying this guideline for fiscal 2017, each director was required to own shares of the Company's Common Stock with a value equal to or greater than $300,000 (i.e. $75,000 × 4). As of the end of fiscal 2017, each director was in compliance with this stock ownership requirement.

        Company Products.  The Company provides directors with certain Company products from different brands and product categories. The Company believes that providing these products serves a business purpose by expanding the directors' knowledge of the Company's business. The Company also provides each non-employee director with the opportunity to purchase up to $1,280 worth of the Company's products each calendar year (based on suggested retail prices) at no charge; if a director chooses to take advantage of this opportunity and purchase more than $640 worth of the Company's products, the excess is imputed as taxable income to the director. For the year ended June 30, 2017, the aggregate incremental cost to the Company for products provided to the directors was substantially less than $10,000 per director. Non-employee directors may also purchase Company products at a price equal to 50% off the suggested retail price, which is the same discount made available to officers and other employees of the Company.

        Reimbursement of Expenses.  Non-employee directors are reimbursed for their reasonable expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and stockholder meetings. Directors are also reimbursed for any other reasonable expenses relating to their service on the Board, including participating in director continuing education and Company site visits.

        Management Directors.  Directors who are also employees of the Company receive no additional compensation for service as directors. These directors are Fabrizio Freda, Jane Lauder, Leonard A. Lauder, Ronald S. Lauder, and William P. Lauder.

        The following table sets forth compensation information regarding the Company's non-employee directors in fiscal 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)	Total ($)

Charlene Barshefsky	$83,000	$69,676	$99,994	—	$18,276	—	$270,946
Rose Marie Bravo	83,000	69,676	99,994	—	—	—	252,670
Wei Sun Christianson	83,000	69,676	99,994	—	—	—	252,670
Paul J. Fribourg	95,000	69,676	99,994	—	—	—	264,670
Mellody Hobson	87,000	69,676	99,994	—	—	—	256,670
Irvine O. Hockaday, Jr.	112,000	69,676	99,994	—	—	—	281,670
Richard D. Parsons	106,000	69,676	99,994	—	—	—	275,670
Lynn Forester de Rothschild	98,000	69,676	99,994	—	—	—	267,670
Barry S. Sternlicht	83,000	69,676	99,994	—	—	—	252,670
Richard F. Zannino	95,000	69,676	99,994	—	—	—	264,670

(1)
These amounts represent the Annual Cash Retainer for Board Service and the Annual Cash Retainer for Committee Service.

(2)
These amounts represent the aggregate grant date fair value of the Annual Stock Units Retainer for Board Service (specifically, 889.18 units for each director) as computed in accordance with FASB Accounting Standard Codification Topic 718, Compensation – Stock Compensation. The amounts were calculated based on the closing price per share of the Class A Common Stock on the NYSE on the date of grant (November 11, 2016).

(3)
These stock units convert into Class A Common Stock on or after the first business day of the calendar year following the date on which the director ceases to serve on the Board. Presented below are the aggregate number of shares of Class A Common Stock underlying Annual Stock Unit Retainers outstanding as of June 30, 2017, which include dividend equivalents.

Name	Total Number of Shares of Class A Common Stock Underlying Stock Awards Outstanding as of June 30, 2017

Charlene Barshefsky	16,559
Rose Marie Bravo	13,046
Wei Sun Christianson	6,841
Paul J. Fribourg	8,397
Mellody Hobson	14,952
Irvine O. Hockaday, Jr.	20,099
Richard D. Parsons	15,539	*
Lynn Forester de Rothschild	16,344
Barry S. Sternlicht	12,131
Richard F. Zannino	7,645

*
This includes 5,715 stock units held indirectly by Mr. Parsons as a co-trustee of a family trust.

(4)
These amounts represent the aggregate grant date fair value of the Annual Stock Options (specifically, options for 4,697 shares of Class A Common Stock for each director) as computed in accordance with FASB Accounting Standard Codification Topic 718, Compensation – Stock Compensation. Amounts shown disregard estimates of forfeitures related to service-based vesting conditions. The fair-market values of stock options at grant date (November 11, 2016) were calculated using the Black-Scholes options-pricing model, with the following assumptions: an expected volatility of 26% determined using a combination of both current and historical implied volatilities of the underlying Class A Common Stock obtained from public data sources; an expected term to exercise of 9 years from the date of grant; a risk-free interest rate of 1.57%; and a dividend yield of 1.33%. The value of any options that will ultimately be realized by the director will depend upon the actual performance of the Company's Class A Common Stock during the term of the option from the date of grant through the date of exercise.

(5)
Presented below are the aggregate number of shares of Class A Common Stock underlying stock options outstanding as of June 30, 2017.

Name	Total Number of Shares of Class A Common Stock Underlying Stock Options Outstanding as of June 30, 2017

Charlene Barshefsky	56,168	*
Rose Marie Bravo	16,856
Wei Sun Christianson	26,168
Paul J. Fribourg	49,496
Mellody Hobson	56,168
Irvine O. Hockaday, Jr.	13,043
Richard D. Parsons	26,168
Lynn Forester de Rothschild	46,168
Barry S. Sternlicht	73,846
Richard F. Zannino	36,168

*
This includes 34,576 shares of Class A Common Stock underlying stock options that are held indirectly by Ambassador Barshefsky through a family trust.
(6)
Non-employee directors do not receive pension benefits from the Company. Certain of the Company's directors in fiscal 2017 and prior years deferred their Annual Cash Retainers for Board and Committee service pursuant to applicable deferral agreements. Ambassador Barshefsky defers her compensation into an interest-bearing cash account; the interest rate is the Citibank base rate at the last day of the calendar year. The amount shown for Ambassador Barshefsky is the interest that accrued above the applicable federal rate set by the Internal Revenue Service (the "AFR") in fiscal 2017, using the Citibank base rate and the AFR at December 31, 2016 as the rates for fiscal 2017. Mr. Fribourg, Ms. Hobson, Mr. Hockaday, Lady de Rothschild, and Mr. Sternlicht defer their Annual Cash Retainers for Board and Committee service into stock units; all earnings on the fees deferred by these directors were based on the value of a hypothetical investment in shares of Class A Common Stock made at the time of the deferral, plus the accrual of dividend equivalents on any dividends paid by the Company on the Class A Common Stock. As of June 30, 2017, the directors held units in respect of the following amounts of shares of Class A Common Stock: Mr. Fribourg, 29,989; Ms. Hobson, 35,101; Mr. Hockaday, 73,761; Lady de Rothschild, 65,071; and Mr. Sternlicht, 36,505.

Ownership of Shares

        The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of August 7, 2017 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of either Class A Common Stock or Class B Common Stock; (ii) each of the Company's directors or nominees; (iii) each of the current or former executive officers whose names appear in the Summary Compensation Table; and (iv) all current directors and executive officers as a group. Except as set forth in the notes to the table, the business or mailing address of each 5% stockholder is 767 Fifth Avenue, New York, New York 10153. As described in the notes to the table, certain named beneficial owners share voting and/or investment power with respect to certain shares of Common Stock. Consequently, such shares are shown as beneficially owned by more than one person.

	Class A Common Stock(1)		Class B Common Stock		Voting Power†
Name of Beneficial Owner	Number(2)%		Number	%	%

Leonard A. Lauder(3)(4)	1,569,838	0.7%	—	—	*
LAL Family Corporation(3)(5)	—	—	88,859,684	61.8%	53.5%
Ronald S. Lauder(3)(6)	73,335	*	9,409,895	6.5%	5.7%
William P. Lauder(3)(7)	1,519,030	0.7%	8,093,904	5.6%	5.0%
Gary M. Lauder(3)(8)	1,151,819	0.5%	45,740	*	*
Aerin Lauder(3)(9)	1,692	*	6,585,594	4.6%	4.0%
Jane Lauder(3)(10)	175,321	*	5,185,594	3.6%	3.1%
Joel S. Ehrenkranz, as trustee(3)(11)	1,559,838	0.7%	—	—	*
Richard D. Parsons, individually and as trustee(3)(12)	41,452	*	30,492,471	21.2%	18.4%
Carol S. Boulanger, individually and as trustee(3)(13)	1,149,351	0.5%	—	—	*
Charlene Barshefsky(14)	112,035	*	—	—	*
Rose Marie Bravo(15)	33,205	*	—	—	*
Wei Sun Christianson(16)	32,312	*	—	—	*
Paul J. Fribourg(17)	57,196	*	—	—	*
Mellody Hobson(18)	225,646	0.1%*	—	—	*
Irvine O. Hockaday, Jr.(19)	55,685	*	—	—	*
Lynn Forester de Rothschild(20)	61,815	*	—	—	*
Barry S. Sternlicht(21)	148,262	*	—	—	*
Richard F. Zannino(22)	43,116	*	—	—	*
Fabrizio Freda(23)	1,279,457	0.6%	—	—	*
John Demsey(24)	—	—	—	—	—
Cedric Prouvé(25)	312,402	0.1%	—	—	*
Tracey T. Travis(26)	231,745	0.1%	—	—	*
BlackRock, Inc.(27)	13,934,471	6.2%	—	—	0.8%
FMR LLC(28)	23,160,944	10.3%	—	—	1.4%
The Vanguard Group(29)	14,294,811	6.4%	—	—	0.9%
All directors and executive officers as a group (23 persons)(30)	6,589,528	2.9%	53,181,864	37.0%	32.3%

†
Voting power represents combined voting power of Class A Common Stock (one vote per share) and Class B Common Stock (10 votes per share) owned beneficially as of August 7, 2017. On that date, there were 224,216,013 shares of Class A Common Stock and 143,762,288 shares of Class B Common Stock outstanding.

*
Less than 0.1%

(1)
The number of shares of Class A Common Stock and percentages contained under this heading do not account for the conversion right with regard to Class B Common Stock. Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock and is automatically converted into one share of Class A Common Stock upon transfer to a person who is not a Lauder Family Member (as defined, see "Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation").

(2)
The number of shares of Class A Common Stock includes shares owned, any shares underlying restricted stock units payable in shares that are expected to vest within 60 days after August 7, 2017 (i.e. by October 6, 2017), and any exercisable options (including options that will be exercisable as of October 6, 2017). It does not include Performance Share Units ("PSUs") that were paid out after August 7, 2017; for more information on those awards, see "Outstanding Equity Awards at June 30, 2017," as well as the Form 4s filed for the Company's executive officers after the payouts of those PSUs. The stock units included in the table that are beneficially owned by the non-employee directors represent the Annual Stock Units Retainer for Board Service (plus dividend equivalents). Such units will be settled in shares of Class A Common Stock. Amounts are rounded to the nearest whole unit.

(3)
Leonard A. Lauder, Ronald S. Lauder, William P. Lauder, and Gary M. Lauder, each individually and as trustees of various trusts, Aerin Lauder, as trustee, Jane Lauder, as trustee, Joel S. Ehrenkranz, as trustee, Richard D. Parsons, as trustee, Carol S. Boulanger, as trustee, and LAL Family Partners L.P. ("LALFP") are parties to a Stockholders' Agreement, pursuant to which each has agreed to vote his or the trust's or partnership's shares for the election of Leonard A. Lauder (or one of his sons), Ronald S. Lauder (or one of his daughters), and one person, if any, designated by each as a director of the Company. See note (12) for certain exceptions. Shares underlying stock options and stock units are not subject to the Stockholders' Agreement until the stock options are exercised or the stock units are converted. For purposes of the table, shares owned by each such individual are not attributed to the others by reason of such voting arrangement.

(4)
Includes shares owned beneficially or deemed to be owned beneficially by Leonard A. Lauder as follows:

(a)
1,559,838 shares of Class A Common Stock as co-trustee of The Leonard A. Lauder 2013 Revocable Trust and with respect to which he may be deemed to have shared voting and investment power with Joel S. Ehrenkranz, as co-trustee; and

(b)
10,000 shares of Class A Common Stock held indirectly through a trust of Mr. Lauder's spouse with respect to which Mr. Lauder may be deemed to have shared voting and investment power.

(5)
LAL Family Corporation is the sole general partner of LALFP and may be deemed to be the beneficial owner of 88,859,684 shares of Class B Common Stock owned directly by LALFP.

(6)
Includes shares owned beneficially or deemed to be owned beneficially by Ronald S. Lauder as follows:

(a)
9,403,531 shares of Class B Common Stock directly, over which he has (i) sole voting power for all such shares, (ii) sole investment power for 28,531 shares, and (iii) shared investment power for 9,375,000 shares as described below;

  (b)
  6,364 shares of Class A Common Stock and 6,364 shares of Class B Common Stock as sole trustee of a trust for the benefit of his children and with respect to which he has sole voting and investment power; and

  (c)
  66,971 shares of Class A Common Stock as a Director of The Ronald S. Lauder Foundation and with respect to which he shares voting and investment power.

Mr. R. Lauder disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by trusts for the benefit of one or more of his children and by the Ronald S. Lauder Foundation. 7,375,000 shares of Class B Common Stock are pledged by Mr. R. Lauder to secure loans under loan facilities with certain banks as to which he has sole voting power and shares investment power with certain pledgees under the loan facilities; and 2,000,000 shares of Class B Common Stock are pledged to secure his obligations under a prepaid variable forward sale contract to an unaffiliated third-party buyer and with respect to which he has sole voting power and shares investment power with such third-party buyer.

(7)
Includes shares owned beneficially or deemed to be owned beneficially by William P. Lauder as follows:

(a)
59,939 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
8,093,904 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power;

(c)
1,141,351 shares of Class A Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of William P. Lauder and others and with respect to which Mr. W. Lauder shares voting power with Gary M. Lauder, as co-trustee, and investment power with Gary M. Lauder and Carol S. Boulanger, as co-trustees; and

(d)
317,740 shares of Class A Common Stock underlying options held by Mr. W. Lauder.

Mr. W. Lauder disclaims beneficial ownership of shares held by the trust to the extent he does not have a pecuniary interest in such shares.

(8)
Includes shares owned beneficially or deemed to be owned beneficially by Gary M. Lauder as follows:

(a)
1,141,351 shares of Class A Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of William P. Lauder and others and with respect to which Mr. G. Lauder shares voting power with William P. Lauder, as co-trustee, and investment power with William P. Lauder and Carol S. Boulanger, as co-trustees; and

(b)
10,468 shares of Class A Common Stock and 45,740 shares of Class B Common Stock as custodian for his nieces and with respect to which he has sole voting and investment power.

Mr. G. Lauder disclaims beneficial ownership of the shares held by the trust and the shares held by him as custodian to the extent he does not have a pecuniary interest in such shares.

(9)
Includes shares owned beneficially or deemed to be owned beneficially by Aerin Lauder as follows:

(a)
1,692 shares of Class A Common Stock and 1,675,000 shares of Class B Common Stock directly and with respect to which she has sole voting and investment power; and

  (b)
  4,910,594 shares of Class B Common Stock as co-trustee of the Trust under Article 2 of The Zinterhofer 2008 Descendants Trust Agreement u/a/d December 24, 2008 (the "2008 Descendants Trust") with respect to which she shares voting and investment power with Jane Lauder, as co-trustee.

Ms. A. Lauder disclaims beneficial ownership to the extent that she does not have a pecuniary interest in the shares held by the trust. Shares held by Ms. A. Lauder directly are not subject to the Stockholders' Agreement. Richard D. Parsons is trustee of a trust for the benefit of Ms. A. Lauder that holds shares of Class B Common Stock. See note (12).

(10)
Includes shares owned beneficially or deemed to be owned beneficially by Jane Lauder as follows:

(a)
32,729 shares of Class A Common Stock and 275,000 shares of Class B Common Stock directly and with respect to which she has sole voting and investment power;

(b)
4,910,594 shares of Class B Common Stock as co-trustee of the 2008 Descendants Trust and with respect to which she shares voting and investment power with Aerin Lauder, as co-trustee; and

(c)
142,592 shares of Class A Common Stock underlying options held by Ms. J. Lauder.

Ms. J. Lauder disclaims beneficial ownership to the extent that she does not have a pecuniary interest in the shares held by the trust. Shares held by Ms. J. Lauder directly are not subject to the Stockholders' Agreement. Richard D. Parsons is trustee of a trust for the benefit of Ms. J. Lauder that holds shares of Class B Common Stock. See note (12).

(11)
Represents shares of Class A Common Stock beneficially owned indirectly by Joel S. Ehrenkranz as co-trustee, with Leonard A. Lauder as co-trustee, of The Leonard A. Lauder 2013 Revocable Trust for the benefit of Leonard A. Lauder and with respect to which Mr. Ehrenkranz may be deemed to have shared voting and investment power. Mr. Ehrenkranz disclaims beneficial ownership of all such shares. Mr. Ehrenkranz's business address is 375 Park Avenue, New York, New York 10152.

(12)
Includes shares owned beneficially or deemed to be owned beneficially by Richard D. Parsons as follows:

(a)
4,442 shares of Class A Common Stock held indirectly through a family foundation, with respect to which he has shared voting and investment power;

(b)
9,824 shares of Class A Common Stock underlying stock units held directly that are payable in shares, and 5,715 shares of Class A Common Stock underlying stock units held indirectly through a family trust that are payable in shares;

(c)
21,471 shares of Class A Common Stock underlying options;

(d)
11,196,516 shares of Class B Common Stock as trustee of the Aerin Lauder Zinterhofer 2000 Revocable Trust u/a/d 4/24/00 for the benefit of Aerin Lauder and with respect to which Mr. Parsons has sole voting and investment power;

(e)
17,161,020 shares of Class B Common Stock as trustee of the Jane A. Lauder 2003 Revocable Trust for the benefit of Jane Lauder and with respect to which Mr. Parsons has sole voting and investment power; and

  (f)
  2,134,935 shares of Class B Common Stock as trustee of a trust for the benefit of Ronald S. Lauder (the "4202 Trust") and with respect to which Mr. Parsons has sole voting power and sole investment power.

The 4202 Trust owns all of the outstanding shares of The 4202 Corporation, which corporation is a Lauder Family Member and owns the shares of Class B Common Stock directly. The 4202 Corporation is not a party to the Stockholders' Agreement; therefore any shares of Class A and Class B Common Stock owned by The 4202 Corporation are not subject to that agreement. Mr. Parsons disclaims beneficial ownership of the shares held by The 4202 Corporation. Mr. Parsons's business address is 9 West 57th Street, Suite 4700, New York, New York 10019.

(13)
Includes shares owned beneficially or deemed to be owned beneficially by Carol S. Boulanger as follows:

(a)
8,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power; and

(b)
1,141,351 shares of Class A Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of William P. Lauder and others and with respect to which she shares investment power with William P. Lauder and Gary M. Lauder, as co-trustees.

Ms. Boulanger disclaims beneficial ownership of all shares held by the trust. Ms. Boulanger's business address is 1540 Broadway, New York, New York 10036.

(14)
Includes shares owned beneficially by Charlene Barshefsky as follows:

(a)
4,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
40,005 shares of Class A Common Stock indirectly through a family trust;

(c)
16,559 shares of Class A Common Stock underlying stock units payable in shares; and

(d)
51,471 shares of Class A Common Stock underlying options, including options that are held indirectly through a family trust.

(15)
Includes shares owned beneficially by Rose Marie Bravo as follows:

(a)
8,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
13,046 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
12,159 shares of Class A Common Stock underlying options.

(16)
Includes shares owned beneficially by Wei Sun Christianson as follows:

(a)
4,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
6,841 shares of Class A Common Stock underlying stock units payable in shares; and

  (c)
  21,471 shares of Class A Common Stock underlying options.

(17)
Includes shares owned beneficially by Paul J. Fribourg as follows:

(a)
4,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
8,397 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
44,799 shares of Class A Common Stock underlying options.

(18)
Includes shares owned beneficially by Mellody Hobson as follows:

(a)
9,500 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
149,723 shares of Class A Common Stock indirectly in a family member's trust;

(c)
14,952 shares of Class A Common Stock underlying stock units payable in shares; and

(d)
51,471 shares of Class A Common Stock underlying options.

(19)
Includes shares owned beneficially by Irvine O. Hockaday, Jr. as follows:

(a)
27,240 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
20,099 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
8,346 shares of Class A Common Stock underlying options.

(20)
Includes shares owned beneficially by Lynn Forester de Rothschild as follows:

(a)
4,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
16,344 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
41,471 shares of Class A Common Stock underlying options.

(21)
Includes shares owned beneficially or deemed to be owned beneficially by Barry S. Sternlicht as follows:

(a)
30,982 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
36,000 shares of Class A Common Stock indirectly through three family trusts;

(c)
12,131 shares of Class A Common Stock underlying stock units payable in shares; and

(d)
69,149 shares of Class A Common Stock underlying options.

(22)
Includes shares owned beneficially by Richard F. Zannino as follows:

(a)
4,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
7,645 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
31,471 shares of Class A Common Stock underlying options.

(23)
Includes shares owned beneficially by Fabrizio Freda as follows:

(a)
73,174 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

(b)
1,206,283 shares of Class A Common Stock underlying options.

(24)
See "Outstanding Equity Awards at June 30, 2017" table for information about John Demsey's equity holdings as of June 30, 2017, which include (i) approximately 160,000 shares underlying performance share units, (ii) more than 158,000 shares underlying stock options, and (iii) more than 45,000 shares underlying restricted stock units.

(25)
Includes shares owned beneficially by Cedric Prouvé as follows:

(a)
211,475 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

(b)
100,927 shares of Class A Common Stock underlying options.

(26)
Includes shares owned beneficially by Tracey T. Travis as follows:

(a)
29,467 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power; and

(b)
202,278 shares of Class A Common Stock underlying options.

(27)
Based on a Schedule 13G Amendment dated January 23, 2017 by BlackRock, Inc. ("BlackRock"), 55 East 52nd Street, New York, New York 10055, BlackRock may be deemed to be the beneficial owner of 13,934,471 shares of Class A Common Stock, over which it has (a) sole investment power for 13,920,793 shares, (b) shared investment power and shared voting power for 13,678 shares, and (c) sole voting power for 11,496,355 shares, all of which shares are held by certain of its subsidiaries.

(28)
Based on a Schedule 13G Amendment dated February 13, 2017 by FMR LLC ("FMR"), 245 Summer Street, Boston, Massachusetts 02210, FMR may be deemed to be the beneficial owner of 23,160,944 shares of Class A Common Stock, over which it has sole investment power for all such shares and sole voting power for 1,767,943 shares, all of which shares are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(29)
Based on a Schedule 13G Amendment dated February 9, 2017 by The Vanguard Group ("Vanguard"), 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, Vanguard may be deemed to be the beneficial owner of 14,294,811 shares of Class A Common Stock, over which it has (a) sole investment power for 13,912,370 shares, (b) shared investment power for 382,441 shares, (c) sole voting power for 349,985 shares, and (d) shared voting power for 40,354 shares, all of which shares are held by certain of its subsidiaries.

(30)
See notes (2) through (4), (6), (7), (10), (12) and (14) through (26). Includes for executive officers not named in the table:

(a)
162,671 shares of Class A Common Stock; and

(b)
455,006 shares of Class A Common Stock underlying options.

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

        We drive our annual and long-term performance through our executive compensation programs. Annual incentive pay is tied to business objectives that are specific to each individual's responsibilities and encourage collaboration across the organization. Long-term equity incentives are tied to both the Company's share price and financial goals over a period of three or more years. As explained below, this combination of compensation elements is intended to support and promote strong, balanced, and sustainable corporate performance.

        Our fiscal 2017 results reflect our success in pivoting our business to the fastest-growing areas of prestige beauty to align with consumers' changing shopping preferences. With our leading brands, quality innovations, and the acquisitions of Too Faced and BECCA, we attracted new consumers globally. Our business accelerated in our online direct-to-consumer and retailer e-commerce sites, as well as in the travel retail and specialty-multi channels. In addition, we built momentum in key geographies, like China and Italy, aided by enhanced digital and social media communications, and we began to further improve our organizational efficiency and effectiveness through our Leading Beauty Forward initiative. Importantly, we delivered this performance in the face of external global volatility.

Financial Measure	Fiscal 2017	Change over Prior Year	3-Year Compound Annual Growth Rate (or Basis Point Improvement)	5-Year Compound Annual Growth Rate (or Basis Point Improvement)

Net Sales	$11.8 billion	5%	2.5%	4.0%
Net Sales as adjusted(1)	$11.8 billion	5%	3.1%	4.0%
Net Sales as adjusted in constant currency(1)	$12.0 billion	7%	N/A	N/A
Operating Margin	14.3%	—	–240bp	+80bp
Operating Margin as adjusted(1)	15.9%	+30bp	–20bp	+170bp
Diluted EPS	$3.35	13%	3.1%	9.2%
Diluted EPS as adjusted(1)	$3.47	8%	5.6%	8.9%
Diluted EPS as adjusted in constant currency(1)	$3.59	11%	N/A	N/A
Return on Invested Capital(2)	18.9%	–350bp	–590bp	–510bp
Cash Flow from Operations	$1.8 billion	1%	5.5%	9.8%
Total Stockholder Return ("TSR")	7.1%	—	10.4%	13.7%
TSR – S&P 500 Composite	17.9%	—	9.6%	14.6%

(1)
All periods have been adjusted to exclude returns and charges associated with restructuring and other activities. Fiscal 2017 has also been adjusted to exclude goodwill and other intangible asset impairments and, for Diluted EPS as adjusted, to exclude the China deferred tax asset valuation allowance reversal. Fiscal 2017 and fiscal 2016 have also been adjusted to exclude the impact of changes in the fair value of contingent consideration. Fiscal 2014 has also been adjusted for a charge to remeasure net monetary assets in Venezuela and for the impact of the accelerated orders associated with the Company's July 2014 implementation of its Strategic Modernization Initiative ("SMI"). Fiscal 2017 Net Sales as adjusted in constant currency excludes the $187 million negative impact of foreign currency translation. Fiscal 2017 Diluted EPS as adjusted in constant currency excludes the $0.12 impact of foreign currency translation. See Appendix A for reconciliation and other information about these non-GAAP financial measures.

(2)
Excludes returns and charges associated with restructuring and other activities and the impact of changes in the fair value of contingent consideration in each period, where applicable. Fiscal 2017 also excludes goodwill and other intangible asset impairments. The lower ROIC in fiscal 2017 as compared with prior periods was primarily attributable to the impact of our fiscal 2017 acquisitions, higher levels of reported cash and short- and long-term investments from earnings generated by our international operations, and the unfavorable impact of foreign currencies. See Appendix A for information about this non-GAAP financial measure.

        In fiscal 2017, we increased the common stock dividend 13%, repurchased 4.7 million shares for $413 million, and used $504 million of cash flow from operations for capital expenditures. Over the five-year period ended June 30, 2017, the total market value of the Company increased by 68% or approximately $14.3 billion.

        The following summarizes key executive compensation decisions that affected compensation in, or relating to, fiscal 2017:

  •
  The Compensation Committee (the "Committee") authorized increases in annual compensation for fiscal 2017 for the President and Chief Executive Officer and certain other Named Executive Officers ("NEOs") in recognition of strong and sustained individual and Company performance. On average, fiscal 2017 annual target compensation for the NEOs increased less than 5%.

  •
  The annual stock-based compensation awarded to our NEOs in fiscal 2017 was based on target grant levels and an assessment of each officer's performance and expected future contributions. These awards were granted in September 2016 and are shown in "Grants of Plan-Based Awards in Fiscal 2017." The current equity mix is weighted equally among performance share units ("PSUs"), stock options, and restricted stock units ("RSUs").

  •
  The base salary for Fabrizio Freda, our President and Chief Executive Officer, remained at $1.9 million, his bonus opportunity remained at $4.7 million, and his equity target was increased to $8.5 million, resulting in target total annual compensation of $15.1 million for fiscal 2017, an increase of 4% from fiscal 2016. No additional equity grants were made to Mr. Freda in fiscal 2017, which accounts for the significant year-over-year declines shown for "Stock Awards" and "Total" in the "Summary Compensation Table."

  •
  In August 2017, the Stock Plan Subcommittee approved the payout for the third (final) tranche of the PSU granted to Mr. Freda in September 2012 that was based on Total Stockholder Return ("TSR"). Target payout was set at the 60th percentile, a rigorous objective. The Company's TSR during the performance period relative to that of the S&P 500 Companies was at the 46th percentile. Accordingly, Mr. Freda received 30,267 shares under this incentive award. See "CEO Compensation" below.

  •
  Based on the Company's performance over the three-year period ended June 30, 2017, the PSUs granted to our executive officers in September 2014 resulted in an aggregate payout of 81.3% of target. Actual payouts for the NEOs are described in note (4) of the "Outstanding Equity Awards at June 30, 2017" table.

  •
  Our NEOs achieved fiscal 2017 payout percentages under the Executive Annual Incentive Plan ("EAIP") ranging from 110% to 131% out of a possible maximum of 150% of target bonus opportunities. Actual payouts were determined by applying the payout percentages to the fiscal 2017 target bonus opportunities and are shown in the "Summary Compensation Table."

Advisory Vote on Executive Compensation

        At the 2016 Annual Meeting, over 92% of the votes cast in connection with the stockholders advisory vote on compensation of the NEOs were cast in favor of the proposal, and we have considered this voting result. As explained below, our compensation policies and decisions continue to be focused on sustainable financial performance and aligning the interests of senior management with the interests of stockholders.

Overview of Compensation Philosophy and Objectives

        Our compensation program for executive officers is designed to attract and retain high quality people and to motivate them to achieve both our long-term and short-term goals. We believe that the design and governance of our program supports, and aligns executive officers with, the business strategy and the overall goal to continue sustainable growth of net sales, profitability, and return on invested capital on an annual and long-term basis. Periodically, we review various aspects of our compensation program to ensure that it remains aligned with our business strategy and the above-referenced goals.

        Key features of our compensation programs, policies, and practices are as follows:

  ✓
  Align pay with performance and the interests of stockholders by linking a significant portion of total compensation to the achievement of Company-wide performance criteria during one- and three-year performance periods

  ✓
  Deliver approximately one-third of the value of equity awards in PSUs, with failure to achieve the pre-established minimum threshold amount resulting in no payout under the PSUs

  ✓
  Conduct an annual evaluation about risk in compensation programs to confirm that our compensation programs are not reasonably likely to have a material adverse effect on the Company

  ✓
  Maintain stock ownership guidelines and holding requirements for Executive Officers to further align their interests with those of our stockholders

  ✓
  Retain a compensation consultant that is free of conflicts of interest, reports directly to the Committee, and performs no other services for the Company

  ✓
  Do not reprice or buy out stock options

  ✓
  Maintain policies on insider trading and clawbacks

        Our executive compensation program is designed to achieve our business and financial goals by providing compensation that:

  •
  aligns executives' interests with our long-term and short-term goals, and with the interests of our stockholders;

  •
  rewards performance at the Company, business unit, and individual levels;

  •
  is competitive with the compensation practices at other leading beauty and consumer products companies; and

  •
  is equitable among our executive officers.

        We have been in the beauty business since 1946, and have established a strong record of growth and profitability. For the first 50 years, we were wholly owned by the Lauder family. Today, the family continues to own a significant portion of our outstanding stock. Our executive compensation program reflects our successful track record and the control by the Lauder family. From time to time, we may discuss various topics, including executive compensation and corporate governance matters, with investors and other stakeholders.

        The following table sets forth our executive officers, including each of the Named Executive Officers ("NEOs"), as of June 30, 2017.

Name	Title	NEO

John Demsey	Executive Group President	✓
Fabrizio Freda	President and Chief Executive Officer	✓
Carl Haney	Executive Vice President, Global Research and Development, Corporate Product Innovation, Package Development
Leonard A. Lauder	Chairman Emeritus
Ronald S. Lauder	Chairman of Clinique Laboratories, LLC
William P. Lauder	Executive Chairman	✓
Sara E. Moss	Executive Vice President and General Counsel
Michael O'Hare	Executive Vice President—Global Human Resources
Gregory F. Polcer	Executive Vice President—Global Supply Chain
Cedric Prouvé	Group President—International	✓
Tracey T. Travis	Executive Vice President and Chief Financial Officer	✓
Alexandra C. Trower	Executive Vice President—Global Communications

        Employment agreements in effect during fiscal 2017 for our NEOs are described under "Employment Agreements." Our standard employment agreements for executive officers cover termination and severance and include non-competition, confidentiality, and related provisions. They do not include specified amounts of salary, bonus opportunities, or equity-based compensation for future years. For executive officers who are recruited to join the Company, we will specify levels of salary, bonus opportunities, and equity-based compensation grants for certain initial periods or that relate to initial grants (e.g., to compensate the officer for amounts or awards that may be forfeited at a prior employer).

        The compensation program for executive officers is established and administered by the Committee and the Subcommittee. The Subcommittee approves the terms of all equity grants to executive officers under our long-term equity incentive plan (including any equity compensation-related terms of employment agreements for executive officers). The Committee approves all other aspects of executive compensation.

        Elements of Compensation

        Our executive compensation program for fiscal 2017 consisted of the following:

        The Committee, Subcommittee, and our senior management begin their review of compensation by looking first at the components of total direct compensation, gauging, for each type of position in the executive officer group, the extent to which total direct compensation is broadly aligned with that of our executive compensation peer group. The Committee, Subcommittee, and our senior management then review the elements of compensation (i.e. base salary, annual cash incentive bonus opportunities, and long-term equity-based compensation opportunities) and determine a mix of these elements as a percentage of total direct compensation. The mix is intended to be performance-oriented (i.e. provide a greater percentage of compensation in the form of variable annual and long-term incentive compensation) and reasonable when compared with the peer group. Executive officers with similar responsibilities generally have a similar mix of pay elements. There is internal pay equity among similarly situated executive officers, which is intended to foster a team oriented approach to managing the business. Total direct compensation and allocations of metrics within the EAIP are determined based on the type and level of responsibility of the particular executive officer, internal pay equity, and competitive considerations.

        Generally, we believe that executive officers should have a greater percentage of their compensation based on performance in the form of long-term equity-based incentives ("LTI"), followed by annual cash incentives, and then by base salary.

        Based on target levels for incentive compensation for fiscal 2017, the mix of pay for executive officers is shown below:

(1)
Includes amounts attributable to fiscal 2017 for the RSUs and PSUs granted on September 24, 2012 and the PSU granted on September 4, 2015 with a target payout of 387,848 shares; without these grants, Mr. Freda's annual target pay mix for fiscal 2017 was 13% base salary, 31% target annual incentive, and 56% target LTI.

(2)
Reflects average annual target pay mix for Tracey T. Travis, John Demsey, and Cedric Prouvé; does not include target pay mix for William P. Lauder or Ms. Travis's additional September 2016 RSU award for 16,766 shares. For fiscal 2017, William P. Lauder had a target pay mix of 23% base salary, 46% target annual incentive, and 31% target LTI.

        For fiscal 2017, the average annual target pay mix for the other executive officers except Leonard A. Lauder and Ronald S. Lauder was 24% base salary, 21% target annual incentive, and 55% LTI; such average pay mix does not include any LTI awards in addition to the annual grants. Leonard A. Lauder and Ronald S. Lauder have not received any LTI awards since fiscal 2000.

        We Align Executive Compensation with Our Business Strategy and Goals. We intend for our annual and long-term incentive plans to cover a portfolio of performance measures that balance growth, profitability, and stockholder return over both an annual and long-term period. We work to establish goals that support the long-term strategy of growing sales 1% to 2% ahead of global prestige beauty, deriving more than 60% of sales from outside the United States, improving operating margin, achieving competitive levels of return on invested capital, and optimizing inventory.

        Target levels of performance for a given fiscal year are determined based on our internal planning and forecasting processes and are benchmarked against select peer companies. The Committee and the Subcommittee consider various factors including the expected performance of our competitors and our long-term strategy in establishing the performance required to achieve the maximum payout under each measure for both our annual cash and long-term incentive plans.

        In addition to total direct compensation described above, we also provide competitive benefits and modest perquisites. In certain circumstances, we may pay amounts or grant equity to attract executives to work for us or move to particular locations, or we may provide additional incentives for executives to perform or remain with us. This reflects, in part, the global nature of our business and the executives that we seek to attract and retain.

        Base Salary. We pay base salaries to provide executives with a secure base of cash compensation. In determining the amount of base salary for an executive officer, the Committee primarily considers the executive's position, current salary, tenure, and internal pay equity among executives with similar responsibilities, as well as competitiveness of the salary level in the marketplace. The Committee also considers recommendations from the Executive Chairman, the President and Chief Executive Officer, the Executive Vice President – Global Human Resources, and the Committee's outside consultant (Semler Brossy Consulting Group), as well as the impact of Section 162(m) of the Internal Revenue Code. See "Tax Compliance Policy" below.

        Annual Incentive Bonus

        Annual incentives provided under the EAIP are of key importance in aligning the interests of our executives with our short-term goals and rewarding them for performance. For executive officers, the level of bonus opportunities and performance targets are based on the scope of the executive's responsibilities, internal pay equity among executives with similar responsibilities, and competitive considerations. The measures in our annual incentive program are designed to foster interdependence and collaboration among brands, regions, and functions to drive the corporate strategy by ensuring alignment of business unit performance with overall corporate performance. Annual incentives payable to our executive officers, including the NEOs, are limited to a pool set at the beginning of the fiscal year by the Committee (3% of our net operating profit in fiscal 2017). Within that limit, the Committee sets annual aggregate bonus opportunities and exercises negative discretion to determine the annual incentives to be paid. For fiscal 2017, the EAIP payout was the product of the target for each executive officer and the EAIP payout percentage ("EAIP Payout %"), which is comprised of (a) the Corporate Multiplier and (b) the Business Unit Multiplier, as described below. Total EAIP payouts were less than the amount of the bonus pool.

        Target level performance on each of the criteria would result in multipliers at 100% and payout at 100% of the executive officer's target opportunity. Provided the minimum threshold has been achieved, payouts can range from 31.25% of target up to a maximum of 150% of target. Failure to achieve the pre-established minimum threshold level of performance would result in no credit for that particular criteria and, depending upon performance in respect of other criteria, could result in no bonus being paid. Measurement of performance, including establishment of the bonus pool, is subject to certain automatic adjustments, such as changes in accounting principles, goodwill and other intangible asset impairments, the impact of unplanned completed business acquisition activity, restructuring and other activities, discontinued operations, non-recurring income/expenses, and the impact on net sales of unplanned changes in foreign currency rates. Such automatic adjustments in fiscal 2017 include the impact of charges associated with restructuring and other activities related to the Company's Leading Beauty Forward initiatives, the impact of the Too Faced and BECCA acquisitions, goodwill and other intangible asset impairments, changes in fair value of contingent consideration, and the China deferred tax asset valuation allowance reversal.

        The target payout, business criteria, performance levels within each multiplier, and the threshold, target, and maximum payouts associated with each criteria and performance level, were set by the Committee in consultation with management and the Committee's outside consultant during the first quarter of the fiscal year. Target payouts for executive officers are largely based on the prior year's target amount and are reviewed by the Committee annually.

        Corporate Multiplier. The Corporate Multiplier is comprised of four equally weighted, Company-wide performance criteria: (1) diluted net earnings per share from continuing operations ("Diluted EPS"); (2) Operating Income Margin Percentage ("OI Margin Percent"); (3) Net Sales; and (4) return on invested capital ("ROIC"). If actual performance is between the target and the maximum, or between the threshold and the target, the payout factor is calculated mathematically using straightline interpolation with target level of performance as a base. As an example, for Net Sales performance that is between the threshold and the target, for each 1% that performance is below target, the payout will be 3 1/3% below the target payout of 100%. The chart below shows the threshold, target, and maximum for each criteria making up the Corporate Multiplier as well as the results for fiscal 2017. Because performance exceeded the maximum level for Diluted EPS, OI Margin Percent, and ROIC, the payout factor was at 120% of target; for Net Sales, performance was just below target, resulting in a payout of 96%. The Corporate Multiplier was therefore 114%. Each executive officer's incentive payment is subject to the Corporate Multiplier.

		Threshold		Target		Maximum		Actual Performance(1)
	Fiscal 2017 Target	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)

Diluted EPS	$3.43	50%	50%	100%	100%	102.3%	120%	103.7%	120.0%
OI Margin Percent	15.3%	50%	50%	100%	100%	101.1%	120%	106.1%	120.0%
Net Sales	$11.91 billion	85%	50%	100%	100%	100.7%	120%	97.9%	96.0%
ROIC(2)	20.5%	50%	50%	100%	100%	101.5%	120%	109.3%	120.0%
Corporate Multiplier									114.0%

(1)
Net Sales are calculated at budgeted exchange rates at the time the target was set. Measurement of performance for each of the metrics is subject to certain automatic adjustments described above in "Annual Incentive Bonus."

(2)
Target ROIC decrease as compared to fiscal 2016 primarily reflects the impact of higher levels of reported cash and short- and long-term investments from earnings generated by our international operations.

        Business Unit Multiplier. The Business Unit Multiplier works similarly, but is based on various combinations of business criteria at the business unit level, including: (1) Net Sales; (2) Net Operating Margin ("NOP Margin"); (3) inventory management; (4) productivity and other cost savings; and (5) other divisional goals tied to our long-term strategy ("Business Unit Strategic Objectives"). The weighting of the various measures is fixed for each executive officer depending upon position and responsibilities. As with the Corporate Multiplier, target level performance on all the applicable criteria leads to a Business Unit Multiplier of 100%. If the threshold level of performance is not achieved for any of the applicable criteria, then the Business Unit Multiplier would be zero for those criteria. When performance exceeds the maximum level, the payout factors are at 125% of target. In the case where the actual performance was between the target and the maximum, or between the threshold and the target, the payout factor was calculated mathematically using straightline interpolation with target level of performance and associated payout as a base.

        For the Business Unit Multiplier, the Global Brands results represent the consolidated results of all brands, and the Functions Average is a simple average of the performance against Business Unit Strategic Objectives for the six Corporate Functions (i.e. Finance; Human Resources; Legal; Global Communications; Global Research and Development, Corporate Product Innovation, Package Development; and Global Supply Chain). For Messrs. Demsey and Prouvé, the threshold, target, and maximum for each criteria making up the Business Unit Multiplier for their respective units, as well as the results for fiscal 2017, are shown in the table set forth below.

		Threshold		Target		Maximum		Actual Performance(1)
	Fiscal 2017 Target	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)

Net Sales
John Demsey	$6.5 billion	85%	62.5%	100.0%	100.0%	100.7%	125%	95.2%	88.0%
Cedric Prouvé	$7.2 billion	85%	62.5%	100.0%	100.0%	100.7%	125%	101.6%	125.0%
NOP Margin
John Demsey	21.8%	85%	62.5%	100.0%	100.0%	100.7%	125%	93.0%	82.5%
Cedric Prouvé	28.5%	85%	62.5%	100.0%	100.0%	100.5%	125%	102.6%	125.0%
Inventory Management – Days to Sell
John Demsey	202	85%	62.5%	100.0%	100.0%	105.0%	125%	100.9%	104.3%
Cedric Prouvé	N/A	—	—	—	—	—	—	—	—
Inventory Management – Days of Supply
John Demsey	215	85%	62.5%	100.0%	100.0%	105.0%	125%	121.9%	125.0%
Cedric Prouvé	117	85%	62.5%	100.0%	100.0%	105.0%	125%	86.3%	65.6%
Inventory Management – Weighted Forecast Accuracy
John Demsey	62.1%	95%	62.5%	100.0%	100.0%	105.0%	125%	91.3%	67.5%
Cedric Prouvé	60.2%	95%	62.5%	100.0%	100.0%	105.0%	125%	100.3%	101.5%
Productivity – Employee Costs
John Demsey	$473 million	90%	62.5%	100.0%	100.0%	103.0%	125%	102.8%	123.1%
Cedric Prouvé	$674 million	90%	62.5%	100.0%	100.0%	103.0%	125%	103.9%	125.0%
Productivity – Employee Costs as % of Net Sales
John Demsey	7.2%	90%	62.5%	100.0%	100.0%	105.0%	125%	96.4%	86.6%
Cedric Prouvé	9.3%	90%	62.5%	100.0%	100.0%	105.0%	125%	103.4%	117.2%

(1)
Net Sales and all of the income statement measures are calculated at weighted average exchange rates for the measurement period. Measurement of performance, for each of the metrics, is subject to certain automatic adjustments described above in "Annual Incentive Bonus."

        Ms. Travis, Mr. Demsey, and Mr. Prouvé were each assigned Business Unit Strategic Objectives for fiscal 2017 that accounted for the percentages of the individual's aggregate bonus opportunity target indicated below.

        These Business Unit Strategic Objectives are aligned with high-level themes, explained below, that help focus collective efforts in areas that are important to shared success across business units and drive the corporate strategy.

  (a)
  Strategy – Continue cascading the corporate strategy and its key elements throughout the organization. Translate each Business Unit's strategy into action items and execute against them.

  (b)
  Collaboration and Talent Development – Championing and leading collaborative behavior and the development of talent in the organization, integrating our inclusion and diversity strategy. Align our organizations for speed and efficiency.

  (c)
  Key Business Capability Building/Business Transformation – Identifying and taking action on developing capabilities for continuous improvement related to the key operational and financial building blocks that will impact sustainable growth and profitability and the effective use of resources.

        After the end of fiscal 2017, the Executive Chairman, the President and Chief Executive Officer, and the Executive Vice President – Global Human Resources, with appropriate input from other employees, reviewed the actions taken by each Group President and the Executive Vice President and Chief Financial Officer in connection with the Business Unit Strategic Objectives and, based on that assessment, recommended the payout percentages shown in the table below (with a maximum of 125%). The assessment of these achievements and payouts were confirmed by the Committee in its business judgment. Beginning in fiscal 2018, the Committee eliminated the Global Brands Results metric and instead will focus more on global or division Net Sales and NOP Margin depending on the executive. In addition, Inventory Management will be based solely on Days to Sell, and Productivity will be solely based on employee costs as a percent of net sales. Cost savings are covered by the NOP Margin goal.

        Calculation of EAIP Payout Percentage. As noted, the weightings of the various criteria for an executive officer's Business Unit Multiplier depend upon the officer's position and responsibilities, as shown in the calculation of the Business Unit Multiplier below. The overall brand and region performance is a consolidation of the performance on the financial criteria discussed above for the relevant brands or geographies.

        For each NEO, the calculation of the individual's EAIP Payout % for fiscal 2017, including both the Business Unit Multiplier (weighted accordingly) and the Corporate Multiplier, is as follows:

	W. P. Lauder & F. Freda		T.T. Travis		J. Demsey		C. Prouvé
	% of Target	Actual payout %	% of Target	Actual payout %	% of Target	Actual payout %	% of Target	Actual payout %

Global Brands Results	75%	94.9%	50%	94.9%	15%	94.9%	15%	94.9%
Functions Average	25%	113.3%	10%	113.3%	5%	113.3%	5%	113.3%
Business Unit Strategic Objectives			30%	121.0%	20%	107.0%	20%	121.0%
Division Net Sales(1)					20%	88.0%	20%	125.0%
Division NOP Margin(1)					20%	82.5%	20%	125.0%
Inventory Management					10%	96.7%	10%	85.0%
Productivity			10%	118.1%	10%	114.9%	10%	123.4%

Business Unit Payout (a)	100%	99.5%	100%	106.9%	100%	96.5%	100%	114.9%
Corporate Multiplier (b)		114.0%		114.0%		114.0%		114.0%
EAIP Payout % (a) x (b)		113.4%		121.8%		110.0%		131.0%

(1)
Net Sales are calculated at weighted average exchange rates at the time of measurement. Measurement of performance for each of the metrics is subject to certain automatic adjustments described above in "Annual Incentive Bonus."

        For more information about the potential bonus opportunities of our NEOs for fiscal 2017 and the actual payouts made in respect of fiscal 2017 performance, see "Grants of Plan-Based Awards in Fiscal 2017" and "Summary Compensation Table."

  Long-Term Equity-Based Compensation

        We consider equity-based compensation awarded under our Amended and Restated Fiscal 2002 Share Incentive Plan (the "Share Incentive Plan") to be of key importance in aligning executives with our long-term goals and rewarding them for performance. The awards also provide an incentive for continued employment with us. We grant certain executive officers a combination of PSUs, stock options, and RSUs. Since fiscal 2000, no grants of equity-based compensation have been made to Leonard A. Lauder, Chairman Emeritus, or Ronald S. Lauder, Chairman of Clinique Laboratories, LLC. The Subcommittee typically makes equity-based compensation awards to our executive officers at its regularly scheduled meeting during the first quarter of each fiscal year. There is no relationship between the timing of the grants of equity-based awards and our release of material non-public information.

        The target and actual amounts and allocation of equity-based compensation reflect the business judgment of the Subcommittee after discussion with its outside consultant and certain members of our senior management. As with each other element of compensation, and compensation overall, the

Subcommittee (or the Committee for non-equity-based compensation), its outside consultant, and management take into account the level of responsibility of the particular executive officer, recent performance and expected future contributions, internal pay equity, and competitive practice. They also consider applicable employment agreements as necessary.

        The allocation among the value of the different types of awards granted in fiscal 2017 is weighted equally among PSUs (at target), stock options, and RSUs – reflecting, in the business judgment of the Subcommittee, a balance among motivating and retaining executive officers, rewarding performance, mitigating risk, and helping executive officers increase their equity ownership to further align their interests with those of our stockholders. Such allocation may change depending upon any supplemental grants made to executive officers.

        No specific weightings were used to determine the amounts of the equity-based compensation. The Subcommittee applied an individual performance factor to the target equity opportunity for each executive officer. The performance factors ranged from 115% – 130% of target. As with the amount of equity-based compensation granted, the allocation among the equity-based compensation elements are compared with practices of the peer group companies (see "Compensation Planning and the Decision Making Process – Peer Group" below) to ensure they are competitive and appropriate.

        Performance Share Units. PSUs typically represent approximately one-third of the grant date value of the equity-based compensation granted to executive officers. PSUs are generally rights to receive shares of our Class A Common Stock if certain Company-wide performance criteria are achieved during a three-year performance period. PSUs are expressed in terms of opportunities, and each opportunity is based on a particular financial metric that is considered important in achieving our overall long-term financial goals.

        For the annual grant of PSUs, the Subcommittee approves the performance target for each metric during the first quarter of the three-year performance period. Each opportunity is expressed in shares to be paid out if performance equals 100% of the target. PSUs are accompanied by dividend equivalents that are accrued and paid in cash at the end of the performance period. To the extent shares are paid out on a PSU award, the cash amount paid is equal to the dividends declared per share over the performance period times the number of shares paid out. The target amount of a PSU award represents the aggregate payout if the performance of all opportunities equal 100% of the related target performances. An above-target payout can be achieved under a particular opportunity if the performance associated with such opportunity exceeds 100% of the target, up to a maximum of 150% of target. Failure to achieve the pre-established minimum threshold amount would result in no payout being made under the opportunity.

        Measurement of performance is subject to certain automatic adjustments described above in "Annual Incentive Bonus." Payout of PSUs is contingent on the Company achieving positive Net Earnings for the fiscal year in which the grant is made. Because the Company achieved positive Net Earnings for fiscal 2017, the payout of the PSUs granted in September 2016 is based solely on achievement of the financial measures described below in "Fiscal 2017 PSU Grants."

        Fiscal 2015 PSU Grants. The PSU targets for the three-year period ended June 30, 2017 were based on compound annual growth rates ("CAGR") in Company-wide Net Sales, Diluted EPS, and ROIC, weighted equally. Each 1% increase in performance over the threshold results in a 5% increase in associated payout for Net Sales and 3 1/3% increases in associated payouts for Diluted EPS and ROIC up to the target performance levels. Each 1% increase in performance above target results in 37.9%, 12.1%, and 16.9% increases in associated payouts for Net Sales, Diluted EPS, and ROIC, respectively. Performance above maximum results in a payout of 150% of target opportunity.

        For the PSUs that were paid out after the end of fiscal 2017, the aggregate payout of the three measures, weighted equally, was 81.3%. Specifically, ROIC and Diluted EPS achieved payouts of 63.8% and 73.0%, respectively, which was between minimum and threshold, and Net Sales achieved a payout of 107.2%, which was between target and maximum. The table below summarizes the measures and corresponding payouts.

	Fiscal 2015 through	Threshold		Target		Maximum		Actual Performance(1)
	Fiscal 2017 Target	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)

Net Sales (CAGR)(1)	6.60%	90%	50%	100%	100%	101.3%	150%	100.2%	107.2%
Diluted EPS (CAGR)	8.70%	85%	50%	100%	100%	104.1%	150%	91.9%	73.0%
ROIC (CAGR)	–4.10%	85%	50%	100%	100%	103.0%	150%	89.2%	63.8%
Aggregate Payout									81.3%

(1)
Net Sales are calculated at budgeted exchange rates at the time the target was set. Measurement of performance is subject to certain automatic adjustments. For the fiscal 2015 grants, these include the impact of accelerated orders associated with the fiscal 2014 SMI rollout, the Venezuela remeasurement charges, and charges associated with restructuring and other activities related to the Company's Leading Beauty Forward and Global Technology Infrastructure initiatives, goodwill and other intangible asset impairments, changes in fair value of contingent consideration, and the China deferred tax asset valuation allowance reversal.

        Fiscal 2017 PSU Grants. The targets for the PSU opportunities and corresponding payouts for PSUs granted in fiscal 2017 for the three-year period ending June 30, 2019 are based on CAGR in Company-wide Net Sales, Diluted EPS, and ROIC, weighted equally, as follows:

	Fiscal 2017 through	Threshold(2)		Target		Maximum
	Fiscal 2019 Target	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)

Net Sales (CAGR)(1)	6.80%	90%	50%	100%	100%	100.9%	150%
Diluted EPS (CAGR)	9.20%	85%	50%	100%	100%	101.9%	150%
ROIC (CAGR)(3)	–4.60%	85%	50%	100%	100%	101.5%	150%

(1)
Net Sales are calculated at budgeted exchange rates at the time the target was set. Measurement of performance for each of the metrics is subject to certain automatic adjustments described above in "Annual Incentive Bonus."

(2)
Payouts for an opportunity will be made only if performance exceeds the pre-established minimum threshold for such opportunity.

(3)
Target ROIC decrease primarily reflects the impact of higher levels of reported cash and short- and long-term investments from earnings generated by our international operations.

        The goals above were based on the long-term strategic plan and the conditions that existed at the start of fiscal 2017. We believe the targets when set were reasonably aggressive.

        Additional PSU Grants. From time to time, the Subcommittee makes grants of additional PSUs to executive officers. For information relating to the PSU granted to Mr. Freda in fiscal 2016, as well as the one made to him in fiscal 2013, see "CEO Compensation" below and "Outstanding Equity Awards at June 30, 2017." The additional PSU grant made to John Demsey on January 28, 2016 (fiscal 2016) is reflected in "Outstanding Equity Awards at June 30, 2017."

        Stock Options. Stock options typically represent approximately one-third of the grant date value of the equity-based compensation granted to executive officers. We believe that stock options are performance-based because the exercise price is equal to the closing price of the underlying Class A Common Stock on the date the option is granted. Under our Share Incentive Plan, the exercise price of options cannot be lower than such closing price. Despite the value attributed on the date of grant for accounting purposes, value is realized by the executive officer only to the extent that the stock price exceeds such price during the period in which the executive officer is entitled to exercise the options and he or she exercises them. Options granted to our executive officers generally become exercisable in three equal installments approximately 16 months, 28 months, and 40 months after the date of grant, and expire ten years from the grant date.

        Restricted Stock Units. RSUs typically represent approximately one-third of the grant date value of the equity-based compensation granted to executive officers. RSUs are the right to receive shares of our Class A Common Stock over a period of time. RSUs are granted to executive officers to serve as a retention mechanism and to help them build their equity ownership. RSUs are accompanied by dividend equivalents that are paid in cash; at the time an RSU vests, the cash amount paid to the executive officer is equal to the dividends declared per share between the grant date and the vesting date multiplied by the number of shares paid out. RSUs granted to our executive officers generally vest in three equal installments approximately 14 months, 26 months, and 38 months from the date of grant.

        Additional RSU Grants. From time to time, the Subcommittee makes grants of additional RSUs to executive officers. On September 6, 2016 (fiscal 2017), the Subcommittee granted Tracey T. Travis, Executive Vice President and Chief Financial Officer, an additional RSU award for 16,766 shares, valued at $1.5 million on the date of grant. This award vests 100% on October 31, 2019, assuming Ms. Travis's continued employment through such date. It is intended to recognize the importance and complexities of her responsibilities and to provide additional incentive for her to remain in her role for the duration of the award.

        Equity-Based Compensation Granted in Fiscal 2017. As stated above, target award levels and actual grants of equity made to executive officers are determined by taking into account many factors, including an assessment of recent performance and expected future contributions. For the Executive Chairman and the President and Chief Executive Officer, this determination is made by the Subcommittee; for the remaining executive officers, a recommendation is made by the executive officer's immediate manager, and the actual grant is approved by the Subcommittee. Fiscal 2017 annual equity grants were awarded in September 2016; the resulting equity grant percentages awarded to our NEOs in fiscal 2017 were based on target grant levels and an assessment of each officer's performance and expected future contributions. See "Grants of Plan-Based Awards in Fiscal 2017" and "Summary Compensation Table."

CEO Compensation

        Mr. Freda has continued to demonstrate outstanding performance and leadership as our Chief Executive Officer. Since becoming President and Chief Executive Officer in July 2009, he has led the development and implementation of our long-term strategy. Between that time and June 30, 2017, we have (i) achieved TSR of 549%, placing us among the top 12% of S&P 500 companies (the TSR of the S&P 500 Index was 212%); and (ii) increased our market capitalization by $29 billion to $35 billion.

        In recognition of Mr. Freda's leadership and expected future contributions, as well as our strong multi-year performance, the Committee and the Subcommittee increased Mr. Freda's total direct annual compensation for fiscal 2017 by 4.0% to $15.1 million. Mr. Freda's equity target increased to

$8.5 million (from $7.9 million), his base salary remained at $1.9 million, and his target bonus opportunity remained at $4.7 million.

        In setting his target compensation for fiscal 2017, the Committee and Subcommittee also considered additional equity awards that were made to Mr. Freda in prior years. This primarily includes the PSU grant made to him in September 2015, which has a target payout of 387,848 shares and was valued at $30 million. The award is designed to be earned in tranches at the end of June 2018, 2019, and 2020 with no shares being delivered to Mr. Freda until the end of June 2021, 2022, and 2023, respectively. This award reflected the Company's strong performance, the importance of ensuring the sustainability of the Company's performance and its longer term success, and the desire to retain Mr. Freda and further align his interests with the interests of our stockholders. The Subcommittee also wanted to recognize and provide an incentive for sustainable and effective stewardship of the Company's brands, talent base, and reputation over that extended period of time. Fiscal 2017 was also the final year for the PSU based on TSR that was granted to Mr. Freda at the start of fiscal 2013. This resulted in a payout of 30,267 shares of the Company's Class A Common Stock on August 23, 2017. During the five-year performance period, the Company's stock price increased by more than 77%. Under the terms of the grant, the number of shares payable for each tranche depended on the TSR of the Class A Common Stock on the New York Stock Exchange for the performance period, relative to that of the S&P 500 Companies over the same period. For the five-year performance period ended June 30, 2017, the Company's TSR was ranked at the 46th percentile. Given the rigorous performance scale for the award, this TSR rank resulted in a payout of approximately 55.8% of the target. Upon payout of the shares, dividend equivalents in connection with the shares earned by Mr. Freda were paid out in cash in the amount of $158,599. See also "Outstanding Equity Awards at June 30, 2017."

        CEO Compensation on Annualized Basis. Mr. Freda's total compensation, as disclosed in the "Summary Compensation Table," shows significant fluctuations year-over-year due to the value and timing of equity awards he has received in the past in addition to his annual equity grants. These fluctuations are attributable to applicable disclosure rules, which require that we report the total value of equity grants on the grant date rather than over the life of the award. When the additional (non-annual) equity awards were granted, the Subcommittee considered the impact of those awards on an annualized basis. The table below reflects the amounts shown for each year in the "Stock Awards" column in the Summary Compensation Table adjusted to deduct the grant date fair value of the additional awards from the year in which they were granted and instead includes the amounts that were expensed for accounting purposes in each fiscal year relating to non-annual awards, including the amounts expensed for such awards granted prior to fiscal 2015 as disclosed in previous proxy statements. As adjusted, the amounts shown for "Stock Awards" and "Total" in the Summary Compensation Table for Mr. Freda would be as follows.

	Stock Awards ($000s)		Total ($000s)
Fiscal Year	Annualized Stock Awards(1)	Grant Date Fair Value as Reported in Summary Compensation Table	Including Annualized Stock Awards(1)	As Reported in Summary Compensation Table

2017	$16,752	$7,349	$28,386	$18,983
2016	16,351	36,847	27,873	48,369
2015	10,874	6,250	21,305	16,681

(1)
See "Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan" for the termination provisions of the annual PSU and RSU grants.

        Fiscal 2018 Compensation Decisions for the CEO. For fiscal 2018, Mr. Freda's base salary remained unchanged at $1.9 million, his target incentive bonus opportunity was increased to $4.9 million, and his target equity opportunity was increased to $8.88 million, resulting in a target total compensation increase of 4.0%. In September 2017, we granted Mr. Freda equity-based compensation with an aggregate value of approximately $11.99 million, comprised of PSUs with a target payout of 37,017 shares of Class A Common Stock, stock options for 135,597 shares of Class A Common Stock with an exercise price of $107.95 per share, and RSUs for 37,017 shares of Class A Common Stock. These equity awards will appear in our "Summary Compensation Table" and "Grants of Plan-Based Awards" for fiscal 2018.

Fiscal 2018 Compensation Decisions for Other NEOs

        For fiscal 2018, there were no changes to Mr. Lauder's compensation. His base salary is $1.5 million, his target incentive bonus opportunity is $3.0 million, and his target equity opportunity is $2.0 million. In September 2017, we granted him equity-based compensation with an aggregate value of approximately $2.70 million, comprised of PSUs with a target payout of 8,337 shares of Class A Common Stock, stock options for 30,541 shares of Class A Common Stock with an exercise price of $107.95 per share, and RSUs for 8,337 shares of Class A Common Stock.

        For fiscal 2018, we increased Ms. Travis's base salary to $980,000, her target incentive bonus opportunity to $1.2 million, and her target equity opportunity to $3.2 million, resulting in a target total compensation increase of 4.8%. In September 2017, we granted her equity-based compensation with an aggregate value of approximately $4.21 million, comprised of PSUs with a target payout of 13,005 shares of Class A Common Stock, stock options for 47,638 shares of Class A Common Stock with an exercise price of $107.95 per share, and RSUs for 13,005 shares of Class A Common Stock.

        For fiscal 2018, we increased Mr. Demsey's base salary to $1.16 million, his target incentive bonus opportunity to $3.06 million, and his target equity opportunity to $4.7 million, resulting in a target total compensation increase of 1.9%. In September 2017, we granted him equity-based compensation with an aggregate value of approximately $5.74 million, comprised of PSUs with a target payout of 17,729 shares of Class A Common Stock, stock options for 64,940 shares of Class A Common Stock with an exercise price of $107.95 per share, and RSUs for 17,729 shares of Class A Common Stock.

        For fiscal 2018, we increased Mr. Prouvé's base salary to $1.1 million, his target incentive bonus opportunity to $2.48 million, and his target equity opportunity to $3.8 million, resulting in a target total compensation increase of 4.0%. In September 2017, we granted him equity-based compensation with an aggregate value of approximately $4.88 million, comprised of PSUs with a target payout of 15,076 shares of Class A Common Stock, stock options for 55,229 shares of Class A Common Stock with an exercise price of $107.95 per share, and RSUs for 15,076 shares of Class A Common Stock.

Compensation Planning and the Decision Making Process

        Peer Group. We consider the compensation practices of a peer group of companies for the purpose of determining the competitiveness of our total compensation and various elements, but we do not target a specific percentile. We believe the peer group reflects the market in which we compete for executive talent. We believe that we have few direct competitors that are publicly traded in the United States. Therefore, the Committee has selected a mix of primarily consumer products and consumer discretionary companies to ensure the group includes companies of comparable size and business model to us. The Committee refers to the peer group data when considering compensation levels and the allocation of compensation elements for executive officers. The peer group of companies used for compensation in fiscal 2017 was the same peer group used in fiscal 2016 except that Coty has been added because of its acquisition of certain beauty brands.

• Avon Products	• L Brands
• Clorox	• PepsiCo
• Colgate-Palmolive	• Procter & Gamble
• Coty	• Ralph Lauren
• The Gap	• Revlon
• International Flavors & Fragrances	• Starbucks
• Johnson & Johnson	• Tiffany & Co.

        Our revenues approximate the 53rd percentile relative to the peer group using each company's most recently completed fiscal year ended on or prior to June 30, 2017.

        Compensation Consultant. The Committee has engaged Semler Brossy Consulting Group ("Semler Brossy") as its consultant for executive compensation. The Committee determined that Semler Brossy is free of conflicts of interest. The consultant reports directly to the Committee and works with the Committee (and the Subcommittee) and management to, among other things, provide advice regarding compensation structures in general and competitive compensation data. The consultant also reviews information prepared by management for the Committee or Subcommittee. All of the decisions with respect to determining the amount or form of executive compensation under our executive compensation programs are made by the Committee or Subcommittee alone and may reflect factors and considerations other than the information and advice provided by the consultant. No other services were provided by Semler Brossy to the Committee, Subcommittee, or Company.

        Role of Executive Officers. As noted above, executive compensation is set by the Committee and Subcommittee. In performing this function, the Committee and Subcommittee rely on the Executive Chairman, the President and Chief Executive Officer, and the Executive Vice President of Global Human Resources (the "EVP HR") to provide information regarding the executive officers, the executive officers' roles and responsibilities, and the general performance of the Company and the various business units. The three executive officers providing support take directions from and bring suggestions to the Committee and Subcommittee. They suggest performance measures and targets for each of the executive officers under the EAIP and for PSUs. They also make suggestions regarding terms of employment agreements. The final decisions regarding salaries, bonuses (including measures, targets, and amounts to be paid), equity grants, and other compensation matters related to executive officers are made by the Committee or Subcommittee, as the case may be. The EVP HR and the human resources staff work with the Executive Vice President and General Counsel, the legal staff, the Executive Vice President and Chief Financial Officer, and the finance staff to support the Committee and Subcommittee.

Other Benefits and Perquisites

        Benefits. We determine benefits for executive officers by the same criteria applicable to the general employee population in the location where the executive officer is situated except as noted below. In general, benefits are designed to provide protection to the executive and his or her family in the event of illness, disability, or death and to provide retirement income. The benefits are important in attracting and retaining employees and to mitigate distractions that may arise relating to health care, retirement, and similar issues. The NEOs are entitled to the following two Company-paid benefits that are not generally available to the employee population: (a) supplemental executive life insurance with a face amount of $5 million ($10 million for Mr. Freda) and (b) for the NEOs who were employees prior to January 1, 2011, payment in lieu of a medical reimbursement program that was discontinued as of such date. For costs associated with such programs, see note (8) to the "Summary Compensation Table."

        Perquisites. We provide limited perquisites to our executive officers. The perquisites include (a) an annual perquisite allowance of $20,000 for the Executive Chairman and the President and Chief Executive Officer and $15,000 for the other executive officers (other than the Lauders), which allowance can be used for certain specified expenses; (b) personal use of a company car (or cash in lieu of a company car); (c) financial counseling costs up to $5,000 per year; and (d) spousal or companion travel (with required approval, the executive's spouse, companion, or domestic partner may accompany the executive on up to two business trips per fiscal year). On occasion, we will provide expense reimbursements relating to relocations. We believe these perquisites help to attract and retain executive officers and are more cost-effective to us than providing additional salary to the executive officers.

Post-Termination Compensation

        Retirement Plans. We provide retirement benefits to our employees in the United States, including the NEOs, under The Estee Lauder Companies Retirement Growth Account Plan (the "RGA Plan"), the related The Estee Lauder Inc. Benefits Restoration Plan (the "Restoration Plan"), and The Estee Lauder Companies 401(k) Savings Plan. Executive officers who have worked for our subsidiaries outside the United States may also be covered under plans covering such employees. As with other benefits, the retirement plans are intended to enable us to attract and retain employees. The plans provide employees, including executive officers, with an opportunity to plan for future financial needs during retirement. For a more detailed discussion on the retirement plans, see "Pension Benefits."

        In addition, certain executive officers who joined us mid-career, or who forfeited certain retirement benefits from their former employers to join us, have been provided with nonqualified supplemental pension arrangements.

        Deferred Compensation. We currently allow executive officers to defer a portion of their base salary and annual bonus. Under the terms of their employment agreements and the EAIP, each of the NEOs may elect to defer all or part of the officer's incentive bonus compensation, subject to the requirements of Section 409A of the Internal Revenue Code ("Section 409A"). The ability to defer is provided to participating executive officers as a way to assist them in saving for future financial needs with relatively little cost to us. The amounts deferred are a general obligation of ours, and the cash that is not paid currently may be used by us for our general corporate purposes. For a more detailed discussion of deferred compensation, see the "Nonqualified Deferred Compensation in Fiscal 2017 and at June 30, 2017" table and the accompanying narrative.

        Potential Payments upon Termination of Employment. As discussed in more detail under "Potential Payments upon Termination of Employment or Change of Control," the NEOs' employment agreements (as well as agreements related to equity compensation awards) provide for certain payments and other benefits in the event their employment is terminated under certain circumstances, such as disability, death, termination by us without cause, and termination by us for material breach of their employment arrangement, or termination by the executive officer for "good reason" following a "change of control."

        In view of the Lauder family's ownership of shares with substantial voting power, they have the ability to determine whether our company will undergo a "change of control." In order to protect the interests of the executive officers and to keep them involved and motivated during any process that may result in a "change of control," outstanding annual PSUs contain provisions that accelerate vesting upon a "change in control." Unvested RSUs, stock options and other PSUs (i.e. the PSU granted to

Mr. Freda in fiscal 2016 for 387,848 shares and the PSU granted to Mr. Demsey on January 28, 2016) contain provisions that provide for accelerated vesting or exercisability after a "change of control" only if we terminate the executive officer without cause or the executive officer terminates his or her employment for "good reason." The executive employment agreements similarly provide such a "double trigger" for other severance benefits.

        The award documents in connection with our equity grants contain certain provisions regarding treatment of the awards upon termination. We place great value on the long-term commitment that many executive officers have made to us. In addition to recognizing the service they have provided during their tenure, we attempt to motivate them to act in a manner that will provide longer-term benefits to us even as they approach retirement. Therefore, stock options, RSUs, and annual PSUs granted to executive officers who are retirement-eligible contain provisions that allow them to continue to participate in the longer-term success of the business following retirement. For example, stock options become immediately exercisable upon retirement and are exercisable for the remainder of their ten-year terms. In addition, to the extent the performance is achieved, a retiree's annual PSUs will vest in accordance with the original vesting schedule.

        The Share Incentive Plan provides for forfeiture of awards in the event that after termination of employment, a participant (which includes individuals who are not executive officers) competes with or otherwise conducts herself or himself in a manner adversely affecting the Company.

Tax Compliance Policy

        We are aware of the limitations on deductibility for income tax purposes of certain compensation in excess of $1 million per year paid to the President and Chief Executive Officer and the three highest paid officers other than the Chief Financial Officer. While significant portions of the compensation program as it applied to such persons in fiscal 2017 were generally designed to take advantage of exceptions to Section 162(m), such as the "performance-based" exception for annual bonuses, PSUs, and stock options, certain non-deductible compensation elements, such as the RSUs and the portion of base salaries that exceeded $1 million, were authorized. We consider tax deductibility to be important but not the sole or primary consideration in setting executive compensation. Accordingly, the Committee and Subcommittee have the authority to approve, and in specific situations have approved, the payment of compensation that may not be deductible when they believe such payments are in the best interests of stockholders.

Executive Stock Ownership Guidelines and Holding Requirement

        The Company has stock ownership guidelines for executive officers to further align their interests with those of our stockholders. As of June 30, 2017, all executive officers, including each of the NEOs, met or exceeded the stock ownership guidelines applicable to them.

        Under these guidelines, each executive officer is required to own shares of the Company's Common Stock or hold unvested RSUs or vested PSUs, in each case in respect of the Company's Common Stock, with a value equal to or greater than the multiple of his or her base salary set forth below.

Executive Officer	Multiple of Salary
Executive Chairman	5
President and Chief Executive Officer	5
Chief Financial Officer	3
Group Presidents	3
Other Executive Officers	2

        For purposes of these guidelines, vested PSUs mean PSUs that are no longer subject to performance condition(s) but the underlying shares of Common Stock have not yet been delivered to the officer. Stock options (vested or unvested) and shares underlying outstanding PSUs still subject to performance condition(s) are not included in the officer's holdings. Shares of the Company's Common Stock held directly by the executive officer or by members of his or her immediate family or in entities controlled by immediate family members (including trusts for the benefit of immediate family members) are included in the officer's holdings.

        An executive officer who commences employment with the Company or who is promoted from within the Company has until the fifth anniversary of the date of employment or effective date of promotion to comply with these guidelines. If an executive officer receives an increase in base salary, then he or she has until the third anniversary of the effective date of the salary increase to comply with the incremental change in ownership requirements. If an executive officer fails to achieve his or her requisite ownership level by the required deadline, then until such time as the ownership guidelines are achieved, such executive officer must continue to hold (a) 100% of the net after-tax shares of Common Stock received due to the vesting of RSUs, PSUs, or any other share unit and (b) 100% of the net after-tax shares of any stock option exercise. An executive officer may satisfy the ownership guideline but, subsequently, due to a drop in the stock price, his or her ownership may fall below the required threshold. In such a case, if by the first anniversary of falling below the required threshold, such officer's holdings still do not meet the required threshold, then until such time as the ownership guidelines are achieved, the officer must continue to hold (a) at least 50% of the net after-tax shares of Common Stock received due to the vesting of RSUs, PSUs, or any other share unit and (b) 50% of the net after-tax shares of any stock option exercise. In addition, in settling bonus payouts under the EAIP for an Executive Officer who continues to be below the guidelines after the required deadline, the Compensation Committee may request that up to 50% of the bonus payout be settled in shares of the Company's Common Stock or additional RSUs.

Insider Trading Policy

        Our Insider Trading Policy prohibits our employees, including executive officers, and members of our Board of Directors from trading in Company securities while in possession of material, non-public information about the Company. In addition, under this policy, certain individuals are prohibited from trading in Company securities during various times throughout the year known as "blackout periods," and certain individuals must receive preclearance from the Legal Department before trading in Company securities.

Pledging Policy

        We do not restrict pledges of securities but require that pledges of securities be precleared by our Legal Department. While shares of our stock held in brokerage margin accounts can be considered to be "pledged," we do not consider margin accounts to be subject to our preclearance policy. As of June 30, 2017, none of our executive officers held shares of our stock in margin accounts.

Hedging Policy

        We do not restrict transactions in the Company's securities involving hedging or the use of derivative securities but require that such transactions be precleared by our Legal Department.

Recoupment Policy

        Annual and long-term incentive compensation (whether in the form of stock options or paid or payable in cash or equity) awarded to executive officers are subject to an executive compensation recoupment policy, also known as a "clawback." Under the policy, recoupment would apply in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the applicable securities laws. Recoupment would apply to any current or former executive officer who received incentive compensation within the three-year period prior to the restatement, and the amount to be recouped would be the amount in excess of what the executive officer would have been paid under the restatement.

Compensation Committee and Stock Plan Subcommittee Report

        The Compensation Committee and the Stock Plan Subcommittee have reviewed and discussed with management the foregoing Compensation Discussion and Analysis in this Proxy Statement on Schedule 14A. Based on such review and discussions, the Compensation Committee and the Stock Plan Subcommittee have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended June 30, 2017.

Compensation Committee	Stock Plan Subcommittee
Richard D. Parsons (Chair)	Rose Marie Bravo
Rose Marie Bravo	Paul J. Fribourg
Paul J. Fribourg	Richard F. Zannino
Richard F. Zannino

Summary Compensation Table

        The following table, footnotes, and narratives describe the compensation during the past three fiscal years for (a) our Chief Executive Officer, (b) our Chief Financial Officer, and (c) our three other most highly compensated executive officers serving at the end of our fiscal year ended June 30, 2017 ("fiscal 2017"). The fiscal year ended June 30, 2016 is referred to as "fiscal 2016," and the fiscal year ended June 30, 2015 is referred to as "fiscal 2015." See "Compensation Discussion and Analysis" and other disclosures under "Executive Compensation" for a description of the material factors necessary to an understanding of the information disclosed below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)

William P. Lauder	2017	$1,500,000	$0	$1,733,392	$866,627	$3,401,050	$339,830	$145,497	$7,986,396
Executive Chairman	2016	1,500,000	0	1,733,258	866,752	3,470,600	752,319	120,208	8,443,137
	2015	1,500,000	0	1,666,692	833,307	3,219,100	380,807	54,206	7,654,112
Fabrizio Freda(1)	2017	1,900,000	0	7,349,244	3,674,773	5,328,300	598,833	132,089	18,983,239
President and Chief	2016	1,900,000	0	36,846,755	3,423,277	5,437,250	677,622	84,497	48,369,401
Executive Officer	2015	1,800,000	0	6,249,946	3,125,061	4,828,650	593,427	84,063	16,681,147
Tracey T. Travis(2)	2017	950,000	0	4,102,736	1,301,339	1,400,700	69,304	74,042	7,898,121
Executive Vice	2016	900,000	0	2,474,736	1,237,255	1,235,800	74,528	52,369	5,974,688
President and	2015	850,000	0	2,239,942	1,120,067	1,059,450	59,834	56,712	5,386,005
Chief Financial
Officer
John Demsey(3)	2017	1,150,000	0	3,906,082	1,952,920	3,300,800	307,291	95,286	10,712,379
Executive Group	2016	1,100,000	0	9,813,427	1,906,634	3,763,250	436,886	66,804	17,087,001
President	2015	1,040,000	0	3,416,018	1,707,975	3,284,600	301,676	66,808	9,817,077
Cedric Prouvé	2017	1,080,000	0	2,836,736	1,418,270	3,143,500	220,396	120,691	8,819,593
Group President –	2016	1,050,000	0	2,768,976	1,384,523	2,999,150	403,512	100,750	8,706,911
International	2015	1,030,000	0	2,470,614	1,235,376	2,580,000	242,262	96,977	7,655,229

(1)
For each fiscal year shown, the "Stock Awards" column in the Summary Compensation Table shows the grant date fair values of all stock awards, which are comprised of annual grants of RSUs and PSUs and, where applicable, additional (non-annual) awards such as the PSU granted in fiscal 2016 to Mr. Freda. In contrast, the table below reflects the amounts shown for each year in the "Stock Awards" column in the Summary Compensation Table adjusted to deduct the grant date fair value of the additional (non-annual) awards from the year in which they were granted and instead includes the amounts that were expensed for accounting purposes in each fiscal year shown in the Summary Compensation Table relating to non-annual awards, including the amounts expensed for such awards granted prior to fiscal 2015 as disclosed in previous proxy statements. As adjusted, the amounts shown for "Stock Awards" and "Total" in the Summary Compensation Table for Mr. Freda would be as follows:

Year	Stock Awards ($)	Total ($)

2017	$16,752,310	$28,386,305
2016	16,350,705	27,873,351
2015	10,873,886	21,305,087

Of the total grant date fair value (approximately $30 million) for the additional PSU grant on September 4, 2015 (fiscal 2016), approximately $15 million was recognized in fiscal 2016 and 2017, and $15 million is expected to be recognized in fiscal years 2018 to 2020, subject to continued employment. This grant has an aggregate target payout of 387,848 shares of the Company's Class A Common Stock (in three tranches of approximately 129,283 shares each), generally subject to continued employment through the end of the relative performance periods that end June 30, 2018, 2019 and 2020. The award covers a period of about eight years in total and is based on Mr. Freda's continued employment and achievement of the performance goals described below, and, if such goals are achieved, the award would be paid out to Mr. Freda after years six, seven, and eight. The delayed distribution feature is a key component of the award, intended to both enhance retention and ensure that Mr. Freda is further incentivized to drive long-term performance. By separating award vesting from award delivery, we continue to tie a portion of Mr. Freda's income to share value, regardless of whether he is still an executive officer at the Company during those later years. See "Compensation Discussion and Analysis – CEO Compensation" for additional information about this award.

(2)
Stock awards for Ms. Travis in each year reflect annual grants of RSUs and PSUs and also reflect an additional RSU grant on September 6, 2016 (fiscal 2017) with a grant date fair value of approximately $1.5 million. See "Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation – Additional RSU Grants" for additional information about this award.

(3)
Stock awards for Mr. Demsey in each year reflect annual grants of RSUs and PSUs and also reflect an additional PSU grant on January 28, 2016 (fiscal 2016) with a grant date fair value of approximately $6.0 million. See "Outstanding Equity Awards at June 30, 2017" for additional information about this award.

(4)
Amounts represent the aggregate grant date fair value of RSUs and PSUs granted in the respective fiscal year computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation – Stock Compensation ("FASB ASC Topic 718"). Amounts shown for each of Mr. Freda and Mr. Demsey for fiscal 2016 include an additional PSU award discussed in notes (1) and (3), respectively. Amounts shown for Ms. Travis for fiscal 2017 include an additional RSU award discussed in note (2). Amounts shown disregard estimates of forfeitures related to service-based vesting conditions and were calculated generally based on the closing prices of our Class A Common Stock on the NYSE on the dates of grant. For PSUs, the amount included was calculated based on the probable (i.e. likely) outcome with respect to satisfaction of the performance conditions at the date of grant, which is the target payout, consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The maximum potential values of PSUs (assuming the grant date stock price) awarded at the date of grant for fiscal 2017, 2016, and 2015, respectively, were as follows: Mr. Lauder, $1,300,089, $1,299,944, and $1,250,020; Mr. Freda, $5,511,978, $35,135,077, and $4,687,459; Ms. Travis, $1,952,056, $1,856,091, and $1,679,957; Mr. Demsey, $2,929,606, $8,860,087, and $2,562,014; and Mr. Prouvé, $2,127,597, $2,076,770, and $1,852,999. The payout of PSUs to all executives could be as low as zero depending on performance over the relevant period, and the value of any payout will depend on the stock price at the time of payout. For a description of the performance criteria applicable to the PSUs, see "Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation – Performance Share Units." For further information about the above-referenced additional PSU award to Mr. Freda in fiscal 2016, see "Compensation Discussion and Analysis – CEO Compensation." For further information about the above-referenced additional PSU to Mr. Demsey in fiscal 2016, see "Outstanding Equity Awards at June 30, 2017."

(5)
Amounts represent aggregate grant date fair value of stock options granted in the respective fiscal year computed in accordance with FASB ASC Topic 718. Amounts shown disregard estimates of forfeitures related to service-based vesting conditions. The fair values of stock options granted were calculated using the Black-Scholes options-pricing model based on the following assumptions:

Date of Grant	Expected Volatility	Expected Term to Exercise	Dividend Yield	Risk-Free Interest Rate

September 6, 2016 (fiscal 2017)	26%	9	1.3%	1.6%
September 4, 2015 (fiscal 2016)	27%	8	1.2%	2.0%
September 3, 2014 (fiscal 2015)	28%	9	1.1%	2.3%

The expected volatility assumption is a combination of both current and historical implied volatilities of the underlying stock. The implied volatilities were obtained from publicly available data sources. See "Grants of Plan-Based Awards in Fiscal 2017" for information about option awards granted in fiscal 2017 and "Outstanding Equity Awards at June 30, 2017" for information with respect to options outstanding at June 30, 2017.

(6)
Amounts represent incentive payments made in respect of each fiscal year under our EAIP. See "Grants of Plan-Based Awards in Fiscal 2017" for the potential payouts to which the executive was entitled depending on the outcome of the performance criteria. For a description of the performance criteria, see "Compensation Discussion and Analysis – Elements of Compensation – Annual Incentive Bonus."

(7)
Amounts represent the aggregate change in each fiscal year in the actuarial present value of each NEO's accumulated pension benefits under the RGA Plan and the Restoration Plan and any above market portion of interest earned during each fiscal year on deferred compensation balances. Mr. Lauder is the only NEO with a deferred compensation balance. The above market portions of interest earned by Mr. Lauder during fiscal 2017, fiscal 2016 and fiscal 2015 were $72,173, $54,189 and $16,341, respectively. See "Nonqualified Deferred Compensation in Fiscal 2017 and at June 30, 2017" and the related discussion for a description of our deferred compensation arrangements applicable to executive officers. For Mr. Freda, the amount also represents a supplemental deferral intended to replicate pension benefits foregone at his former employer plus earnings on such deferral. See "Pension Benefits."

(8)
Amounts reported for fiscal 2017, fiscal 2016, and fiscal 2015 are as follows.

Name	Year	Matching 401(k) Savings Plan Contributions Made on Behalf of the Executives	Company-Paid Premiums for Executive Life Insurance	Company-Paid Medical Reimbursement Payment	Perquisite Allowance(a)	Financial Counseling(a)	Personal Use of Company Autos or Company Aircraft(b)	Companion Travel	Total – All Other Compensation

William P. Lauder	2017	$13,775	$18,598	$6,805	$20,000	$10,000	$53,010	$23,309	$145,497
	2016	12,975	18,598	7,479	40,000	—	28,893	12,263	120,208
	2015	13,750	18,598	7,479	—	5,000	9,379	—	54,206
Fabrizio Freda	2017	12,714	35,735	6,805	20,000	5,000	—	51,835	132,089
	2016	13,250	35,735	7,479	20,000	5,000	—	3,033	84,497
	2015	14,117	35,735	7,479	17,720	5,000	—	4,012	84,063
Tracey T. Travis	2017	12,083	7,644	—	15,000	10,000	13,200	16,115	74,042
	2016	11,525	7,644	—	15,000	5,000	13,200	—	52,369
	2015	15,868	7,644	—	15,000	5,000	13,200	—	56,712
John Demsey	2017	13,034	43,850	6,702	15,000	3,500	13,200	—	95,286
	2016	13,325	14,300	7,479	15,000	3,500	13,200	—	66,804
	2015	13,400	14,300	7,479	15,000	3,500	13,129	—	66,808
Cedric Prouvé	2017	13,063	44,190	6,257	30,000	3,500	6,875	16,806	120,691
	2016	13,125	44,190	6,929	15,000	3,500	6,875	11,131	100,750
	2015	12,896	44,190	6,929	15,000	3,500	5,233	9,229	96,977

(a)
The perquisite allowance and financial counseling plans are administered on a calendar year basis, which accounts for the variation in amounts for a particular fiscal year.

(b)
Includes personal use of a company car or cash in lieu of a company car. The amounts for Mr. Lauder for fiscal 2017 are comprised of $4,625 for use of a company car and $48,385 in connection with the Company's flight safety policy described below. The amounts for Ms. Travis, Mr. Demsey, and Mr. Prouvé for fiscal 2017 are related to payments for car usage.

        The Company's flight safety policy provides that our Chairman Emeritus, our Executive Chairman, and our Chief Executive Officer should not fly together for any reason. We allow these officers to use Company-provided aircraft for non-business trips where it is necessary to comply with the flight safety policy. In addition, we make available to our employees, including the NEOs, the ability to obtain a limited amount of our products for free or at a discount. The incremental cost of the free product program did not exceed $1,000 in any of the last three fiscal years for any of the NEOs. The sales of products to employees at a discount are profitable for us.

Employment Agreements

        The material terms of each NEO's employment agreement are described below:

        William P. Lauder. Under his employment agreement effective July 1, 2010, Mr. Lauder is an employee-at-will, and he will continue as Executive Chairman until his retirement or other termination of his employment. The agreement provides that his base salary and bonus opportunities will be set by the Compensation Committee and that his equity grants are to be determined by the Subcommittee. In addition to benefits generally available to senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $20,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $75,000), we pay annual premiums for additional executive term life insurance with a face amount of $5 million for Mr. Lauder.

        Fabrizio Freda. Under his employment agreement effective July 1, 2011, Mr. Freda is an employee-at-will, and he will continue as President and Chief Executive Officer until his retirement or other termination of his employment. The agreement provides that his base salary and bonus opportunities will be set by the Compensation Committee and that his equity grants will be determined by the Subcommittee. In addition to benefits generally available to senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan of up to $20,000, financial counseling services up to $5,000, and participation in the Company's Executive Automobile Program with an automobile having an acquisition value of $75,000), we pay annual premiums for additional executive term life insurance with a face amount of $10 million for Mr. Freda. We also pay travel expenses for his spouse to accompany him on up to two business-related travel itineraries per fiscal year. In addition, Mr. Freda is entitled to an annual supplemental deferral computed by taking the difference between $485,000 and the actual vested annual accruals and contributions made to the Company's qualified and nonqualified pension and qualified retirement savings plans on his behalf. Such deferrals are credited with interest annually at a rate per annum equal to the Citibank base rate but in no event more than 9%. Mr. Freda will also be reimbursed for relocation costs of his family from New York to Italy in the event of the termination of his employment.

        Tracey T. Travis. Under her employment agreement effective August 20, 2012, Ms. Travis is an employee-at-will, and she will continue as Executive Vice President and Chief Financial Officer until her retirement or other termination of her employment. The agreement provides for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $50,000), we pay annual premiums for additional executive term life insurance with a face amount of $5 million for Ms. Travis.

        John Demsey. Under his employment agreement effective July 1, 2010, Mr. Demsey is an employee-at-will, and he will continue as Group President until his retirement or other termination of his employment. The agreement provides for his base salary and bonus opportunities to be set by the Compensation Committee and that his equity grants will be determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $50,000), we pay annual premiums for additional executive term life insurance with a face amount of $5 million for Mr. Demsey.

        Cedric Prouvé. Under his employment agreement effective July 1, 2011, Mr. Prouvé is an employee-at-will, and he will continue as Group President, International until his retirement or other termination of his employment. The agreement provides for his base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $50,000), we pay annual premiums for additional executive term life insurance with a face amount of $5 million for Mr. Prouvé.

        Each agreement described above also (a) contains provisions relating to termination of employment and payments relating to termination, which are discussed in "Potential Payments upon Termination of Employment or Change of Control," (b) provides that the executive must abide by restrictive covenants relating to non-competition and non-solicitation during employment and, under certain circumstances, for two years following termination of employment, (c) provides that the executive must abide by restrictive covenants regarding non-disclosure of our confidential information, (d) provides that the executive may elect to defer all or part of his or her annual incentive bonus compensation in compliance with Section 409A, and (e) provides that benefits under the agreement may be modified by the Compensation Committee at any time other than in contemplation of a "Change of Control" (as defined in the agreement) or after a Change of Control, provided that any such modification shall not be effective until at least two years after such modification is approved by the Compensation Committee.

Grants of Plan-Based Awards in Fiscal 2017

        The following table sets forth information with respect to each award of plan-based compensation in fiscal 2017 to each NEO, including bonus opportunities under the EAIP and PSUs, RSUs, and stock options under the Share Incentive Plan. The material terms of the incentive bonus opportunities are described in "Compensation Discussion and Analysis – Elements of Compensation – Annual Incentive Bonus," and the material terms of the equity awards are described in "Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation" and "Compensation Discussion and Analysis – CEO Compensation." See "Compensation Discussion and Analysis" and other disclosures under "Executive Compensation" for a description of the material factors necessary to an understanding of the information disclosed below.

									All Other Stock	All Other Option
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Awards: Number of Shares of Stock	Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)(4)	Awards ($/Sh)	Awards ($)(5)

William P.	EAIP	N/A	$937,500	$3,000,000	$4,500,000
Lauder	PSU	9/6/16				4,844	9,687	14,531				$866,696
	RSU	9/6/16							9,687			866,696
	Options	9/6/16								35,649	$89.47	866,627
Fabrizio	EAIP	N/A	1,468,750	4,700,000	7,050,000
Freda	PSU	9/6/16				20,536	41,071	61,607				3,674,622
	RSU	9/6/16							41,071			3,674,622
	Options	9/6/16								151,163	89.47	3,674,773
Tracey T.	EAIP	N/A	359,375	1,150,000	1,725,000
Travis	PSU	9/6/16				7,273	14,545	21,818				1,301,341
	RSU	9/6/16							16,766			1,500,054
	RSU	9/6/16							14,545			1,301,341
	Options	9/6/16								53,531	89.47	1,301,339
John	EAIP	N/A	937,500	3,000,000	4,500,000
Demsey	PSU	9/6/16				10,915	21,829	32,744				1,953,041
	RSU	9/6/16							21,829			1,953,041
	Options	9/6/16								80,334	89.47	1,952,920
Cedric	EAIP	N/A	750,000	2,400,000	3,600,000
Prouvé	PSU	9/6/16				7,927	15,853	23,780				1,418,368
	RSU	9/6/16							15,853			1,418,368
	Options	9/6/16								58,341	89.47	1,418,270

(1)
The amounts shown represent the possible aggregate payouts in respect of fiscal 2017 under the EAIP at the "threshold," "target," and "maximum" levels. Actual payouts for fiscal 2017 are disclosed in the Summary Compensation Table in the column "Non-Equity Incentive Plan Compensation." No future payout will be made under these awards. For a discussion of the EAIP and the fiscal 2017 payouts, see "Compensation Discussion and Analysis – Elements of Compensation – Annual Incentive Bonus."

(2)
The amounts shown represent the number of shares of Class A Common Stock underlying threshold, target, and maximum payout of PSUs granted under the Share Incentive Plan in fiscal 2017. Future payout of PSUs shown in this table is generally subject to the achievement of our Net Sales, Diluted EPS, and ROIC compound annual growth rate goals for the three-year period ending June 30, 2019; these goals were set in September 2016. Payout generally assumes continued employment and is subject to acceleration upon the occurrence of certain events as described in "Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan." For each executive officer, no payout will be made pursuant to the Net Sales, Diluted EPS, or ROIC compound annual growth rate opportunities unless the threshold for such opportunity is achieved, and additional shares shall be paid out if performance exceeds the targeted performance goals. Measurement of performance is subject to certain automatic adjustments. See "Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation – Performance Share Units." The PSUs shown in the table above are subject to restrictions on transfer and forfeiture prior to vesting. Upon payout, shares will be withheld to cover minimum statutory tax obligations. PSUs are accompanied by dividend equivalent rights that will be payable in cash at the time of payout of the related shares. PSUs do not have any voting rights with respect to the shares of Class A Common Stock underlying the award.

(3)
The amounts shown represent the number of shares of Class A Common Stock underlying RSUs granted under the Share Incentive Plan in fiscal 2017. RSUs granted on September 6, 2016 generally vest in three equal installments approximately 14 months, 26 months, and 38 months from the date of grant. The RSUs granted to Ms. Travis on September 6, 2016 for 16,766 shares vests 100% on October 31, 2019. The vesting of RSUs is subject to continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan." RSUs are subject to restrictions on transfer and forfeiture prior to vesting. Upon payout, shares will be withheld to cover minimum statutory tax obligations. RSUs are accompanied by dividend equivalent rights that will be payable in cash at the time of payout of the related shares. RSUs do not have any voting rights with respect to the shares of Class A Common Stock underlying the award. See "Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation – Restricted Stock Units."

(4)
The amounts shown represent the number of shares of Class A Common Stock underlying stock options granted under the Share Incentive Plan in fiscal 2017. The exercise price of the stock options is equal to the closing price of our Class A Common Stock on the date of grant. The stock options become exercisable in three equal installments approximately 16 months, 28 months, and 40 months after the date of grant, and expire ten years from the grant date assuming continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan." Stock options do not have dividend equivalent rights or any voting rights with respect to the shares of Class A Common Stock underlying the options. See "Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation – Stock Options."

(5)
The amounts shown are the total FASB ASC Topic 718 values, calculated using assumptions previously described in notes (4) and (5) of the Summary Compensation Table. The grant date fair values of PSU awards were calculated assuming the target payout.

Outstanding Equity Awards at June 30, 2017

        The following table sets forth information with respect to stock options, RSUs, and PSUs outstanding on June 30, 2017 under our plans existing at the time of grant for each NEO.

		Option Awards(1)				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Award Type		Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Award Type		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

William P.	9/1/10	124,132	0	$29.040	9/1/20
Lauder	9/1/11	67,056	0	49.085	9/1/21
	9/4/12	56,561	0	59.780	9/4/22
	9/4/13	34,739	0	67.310	9/4/23
	9/3/14	22,740	11,370	76.230	9/3/24	RSU		3,644	$361,339	PSU		8,888	$881,334
	9/4/15	12,512	25,026	77.350	9/4/25	RSU		7,470	733,554	PSU		16,806	1,650,349
	9/6/16	0	35,649	89.470	9/6/26	RSU		9,687	939,639	PSU		14,531	1,409,507
Fabrizio	9/2/09	354,610	0	17.000	9/2/19
Freda	9/1/10	248,262	0	29.040	9/1/20
	9/1/11	167,652	0	49.085	9/1/21
	9/4/12	183,822	0	59.780	9/4/22
	9/24/12	—	—	—	—	—		—	—	PSU	(6)	30,267	3,063,626
	9/4/13	117,239	0	67.310	9/4/23
	9/3/14	85,279	42,640	76.230	9/3/24	RSU		13,665	1,355,021	PSU		33,329	3,304,904
	9/4/15	49,419	98,839	77.350	9/4/25	RSU		29,506	2,897,489	PSU		66,387	6,519,203
	9/4/15	—	—	—	—	—		—	—	PSU	(7)	387,848	38,086,674
	9/6/16	0	151,163	89.470	9/6/26	RSU		41,071	3,983,887	PSU		61,607	5,975,879
Tracey T.	9/4/12	110,862	0	59.780	9/4/22
Travis	9/4/13	42,990	0	67.310	9/4/23
	9/3/14	30,565	15,283	76.230	9/3/24	RSU		4,898	485,686	PSU		11,945	1,184,466
	9/4/15	17,861	35,723	77.350	9/4/25	RSU		10,665	1,047,303	PSU		23,996	2,356,407
	9/6/16	0	53,531	89.470	9/6/26	RSU		14,545	1,410,865	PSU		21,818	2,116,346
	9/6/16	—	—	—	—	RSU	(8)	16,766	1,626,302
John	9/3/14	0	23,305	76.230	9/3/24	RSU		7,469	740,626	PSU		18,217	1,806,398
Demsey	9/4/15	0	55,050	77.350	9/4/25	RSU		16,434	1,613,819	PSU		36,975	3,630,945
	1/28/16	—	—	—	—	—		—	—	PSU	(9)	71,694	7,018,843
	9/6/16	0	80,334	89.470	9/6/26	RSU		21,829	2,117,413	PSU		32,744	3,176,168
Cedric	9/4/13	47,228	0	67.310	9/4/23
Prouvé	9/3/14	33,712	16,856	76.230	9/3/24	RSU		5,402	535,662	PSU		13,175	1,306,433
	9/4/15	19,987	39,975	77.350	9/4/25	RSU		11,933	1,171,821	PSU		26,849	2,636,572
	9/6/16	0	58,341	89.470	9/6/26	RSU		15,853	1,537,741	PSU		23,780	2,306,660

(1)
Stock options become exercisable in three equal installments approximately 16 months, 28 months, and 40 months after the date of grant, and expire ten years from the grant date assuming continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan."

(2)
RSUs generally vest in three equal installments approximately 14 months, 26 months, and 38 months from the date of grant. The vesting of RSUs assumes continued employment and is subject to acceleration upon the occurrence of certain events as described in "Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan."

(3)
Represents the sum of (a) the product of (i) $95.98 (which was the closing price of the Class A Common Stock on June 30, 2017, the last trading day of fiscal 2017) and (ii) the number of shares of Class A Common Stock underlying the RSUs, and (b) the cash dividend equivalents. As of June 30, 2017, the NEOs had earned dividend equivalents on outstanding unvested RSUs with dollar values as follows: Mr. Lauder, $38,052; Mr. Freda, $150,850; Ms. Travis, $71,189; Mr. Demsey, $82,500; and Mr. Prouvé, $59,840.

(4)
Represents (a) the maximum level of payout of shares of Class A Common Stock underlying the outstanding PSUs granted on September 4, 2015 (fiscal 2016), except for the PSU granted to Mr. Freda on that date for 387,848 shares, which is discussed in footnote (7); (b) the maximum level of payout for the PSUs granted on September 6, 2016 (fiscal 2017); and (c) the actual payouts in September 2017 of the outstanding PSUs granted on September 3, 2014 (fiscal 2015), at an aggregate payout of 81.3%. The amounts also include accumulated dividend equivalents on the shares referenced in clause (a) and clause (b) above. In connection with the shares referenced in clause (c) above, each NEO also received a cash payment in September 2017 reflecting dividend equivalents on such shares as follows: Mr. Lauder, $28,264; Mr. Freda, $105,986; Ms. Travis, $37,985; Mr. Demsey, $57,930; and Mr. Prouvé, $41,897. Payouts under the fiscal 2016 PSUs and the fiscal 2017 PSUs will be made in early fiscal 2019 and early fiscal 2020, respectively, assuming the performance criteria are achieved.

(5)
The amounts represent the sum of (a) the product of (i) $95.98 (which was the closing price of the Class A Common Stock on June 30, 2017, the last trading day of fiscal 2017) and (ii) the number of shares of Class A Common Stock underlying the PSUs as described below, and (b) the cash dividend equivalents. As of June 30, 2017, the NEOs had dividend equivalents on outstanding fiscal 2016 PSUs and fiscal 2017 PSUs, and for Mr. Freda, the outstanding PSUs awarded on September 24, 2012, with dollar values as follows: Mr. Lauder, $52,131; Mr. Freda, $1,229,840; Ms. Travis, $75,525; Mr. Demsey, $253,136; and Mr. Prouvé, $83,861. The amounts for Mr. Freda and Mr. Demsey include dividend equivalents on the additional PSU awards granted to Mr. Freda on September 24, 2012 and September 4, 2015, and Mr. Demsey on January 28, 2016, respectively. The final tranche of Mr. Freda's outstanding PSUs awarded on September 24, 2012 vested on June 30, 2017 and was paid out on August 23, 2017.

(6)
Represents PSUs with a performance period divided into three tranches, with the first having a three year performance period ended June 30, 2015; the second, a four year performance period ended June 30, 2016; and the third, a five year performance period ended June 30, 2017. The payout of these PSUs was based upon the relative TSR over the relevant performance period as compared to the S&P 500 Companies. For the performance period ended June 30, 2017, the Company's TSR was ranked at the 46th percentile, which resulted in a payout of 30,267 shares of the Company's Class A Common Stock on August 23, 2017. This share amount is 55.8% of the target number of shares. Under the terms of the grant, upon payout of the shares, dividend equivalents in connection with the shares earned by Mr. Freda were paid out in cash in the amount of $158,599.

(7)
Represents the target level of payout for the PSUs with a performance period divided into three tranches, with the first having a three year performance period ending June 30, 2018; the second, a four year performance period ending June 30, 2019; and the third, a five year performance period ending June 30, 2020. Payment with respect to a tranche will be made on the third anniversary of the last day of the respective performance period. The PSUs are accompanied by dividend equivalent rights that will be payable in cash at the same time as the payment of shares of Class A Common Stock, and such accumulated dividend equivalents are included in the dollar amount shown in the table.

(8)
Represents RSUs that vest 100% on October 31, 2019. The accumulated dividend equivalents are included in note (3) above.

(9)
Represents the target level of payout for the PSUs with a performance period divided into three tranches, with the first having a three year performance period ending January 29, 2018; the second, a four year performance period ending January 29, 2019; and the third, a five year performance period ending June 29, 2020. Because the Company achieved positive Net Earnings for fiscal 2017, the payout of these PSUs is based solely on achievement of certain financial measures. The PSUs are accompanied by dividend equivalent rights that will be payable in cash at the same time as the payment of shares of the Company's Class A Common Stock, and such accumulated dividend equivalents are included in the dollar amount shown in the table.

Option Exercises and Stock Vested in Fiscal 2017

        The following table sets forth for each NEO the number of shares acquired on the exercise of stock options and the number of shares acquired on the vesting of stock awards in fiscal 2017.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)

William P. Lauder	777,304	(4)	$47,983,414	24,087	(5)	$2,186,176
Fabrizio Freda	0		0	167,240	(6)	15,738,561
Tracey T. Travis	0		0	30,906	(7)	2,802,780
John Demsey	71,838	(8)	1,340,667	46,003	(9)	4,170,544
Cedric Prouvé	82,608	(10)	2,432,806	34,085	(11)	3,090,790

(1)
Represents the difference between the closing price of the Class A Common Stock on the exercise date and the exercise price, multiplied by the number of shares underlying each option exercised.

(2)
Represents the vesting and payout of a portion of the RSUs granted in September 2013, September 2014, and September 2015. Also represents the payout of (a) the PSUs granted on September 4, 2013 and (b) for Mr. Freda, the second of three tranches of the PSUs granted on September 24, 2012.

(3)
Represents the product of the number of shares vested and the closing price of the Class A Common Stock on the vesting date plus the amount of the dividend equivalent rights attached to the RSUs and PSUs, which were payable in cash at the time of the payouts of the shares.

(4)
The options exercised by Mr. Lauder were granted in September 2007, September 2008, and September 2009. Mr. Lauder continues to hold the shares acquired upon exercise.

(5)
Includes 6,425 shares withheld from Mr. Lauder to satisfy taxes upon RSU vestings at a value of $559,810; also includes 5,437 shares withheld to satisfy taxes upon PSU vesting at a value of $486,448.

(6)
Includes 40,311 shares withheld from Mr. Freda to satisfy taxes upon RSU vestings at a value of $3,659,845; also includes 51,546 shares withheld to satisfy taxes upon PSU vestings at a value of $4,665,005.

(7)
Includes 7,911 shares withheld from Ms. Travis to satisfy taxes upon RSU vestings at a value of $689,285; also includes 6,437 shares withheld to satisfy taxes upon PSU vesting at a value of $575,918.

(8)
The options exercised by Mr. Demsey were granted in September 2013, September 2014, and September 2015.

(9)
Includes 12,938 shares withheld from Mr. Demsey to satisfy taxes upon RSU vestings at a value of $1,127,288; also includes 12,743 shares withheld to satisfy taxes upon PSU vesting at a value of $1,140,116.

(10)
The options exercised by Mr. Prouvé were granted in September 2012.

(11)
Includes 8,758 shares withheld from Mr. Prouvé to satisfy taxes upon RSU vestings at a value of $763,085; also includes 8,822 shares withheld to satisfy taxes upon PSU vesting at a value of $789,304.

Pension Benefits

        We provide retirement benefits to our employees in the United States, including the NEOs, through qualified and nonqualified defined benefit pension plans. These plans include The Estee Lauder Companies Retirement Growth Account Plan (the "RGA Plan"), which is a qualified plan, and The Estee Lauder Inc. Benefits Restoration Plan (the "Restoration Plan"), which is a nonqualified plan. The Restoration Plan provides for pension benefit payments that employees would have received under the RGA Plan if eligible compensation (including deferred salary and bonuses, where the RGA Plan allows) had not been subject to certain compensation limits as dictated by tax laws under ERISA that apply to qualified retirement plans.

        Retirement benefits under the plans are the aggregate amount of annual credits (defined as 3, 4, or 5% of total annual compensation, including bonus, with certain items excluded) plus annual interest credits thereon, based on a government index of not less than 4%. The aggregate amount is payable as a one-time lump sum under both plans or converted to monthly lifetime payments under the RGA Plan.

        Executive officers who have worked for our subsidiaries outside the United States may also be covered under Company-sponsored pension plans covering such employees. None of the NEOs are covered under such plans.

        We do not have any policies with respect to granting additional years of credited service except as provided in certain termination provisions as reflected in executive officer employment agreements. Benefits attributable to the additional years of credited service are payable by us pursuant to the terms of applicable employment agreements and are not payable under either the RGA Plan or the Restoration Plan.

        In connection with his agreement to join the Company in November 2007, and continued in his current agreement, Mr. Freda is entitled to an annual supplemental deferral computed by taking the difference between $485,000 and the actual vested annual accruals and contributions made to the Company's qualified and nonqualified pension and qualified retirement savings plans on his behalf. Such deferrals are credited with interest as of each June 30 during the term of deferral, compounded annually, at an annual rate equal to the annual rate of interest announced by Citibank N.A. in New York, New York as its base rate in effect on such June 30, but in no event more than 9%.

        Set forth in the table below is each NEO's years of credited service and the present value of the accumulated benefit under each of the pension plans and executive employment agreements pursuant to which he or she would be entitled to a retirement benefit, computed in each case as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended June 30, 2017.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

William P. Lauder	RGA Plan	31	$528,611	$0
	Restoration Plan		4,702,117	0
Fabrizio Freda	RGA Plan	9	93,691	0
	Restoration Plan		1,783,113	0
	Employment Agreement		3,314,698	0
Tracey T. Travis	RGA Plan	4	34,498	0
	Restoration Plan		181,604	0
John Demsey	RGA Plan	26	455,254	0
	Restoration Plan		3,074,625	0
Cedric Prouvé	RGA Plan	24	312,074	0
	Restoration Plan		2,312,715	0

(1)
Service shown is allocation service as of June 30, 2017 and is used to determine the level of annual credits for calendar 2017.

        The present values of accumulated benefits reflected in the table above were calculated based on the assumption that the benefits under the pension plans would be payable at the earliest retirement age at which unreduced benefits are payable (age 65). The present values for the RGA Plan also reflect the assumption that 85% of benefits are payable as a one-time lump sum, and 15% are payable as lifetime monthly payments. Amounts calculated under the pension formula based on compensation that exceeds IRS limits will be paid under the Restoration Plan and are included in the present values shown in the table above. The present values for the Restoration Plan also reflect the assumption that 100% of the benefits are payable as a one-time lump sum. The present values of accumulated benefits under the RGA Plan were calculated using a 3.9% discount rate and, for annuities, the RP-2014 mortality table projected generationally using scale MP-2016, and present values under the Restoration Plans were calculated using a 3.4% discount rate. These assumptions are consistent with the assumptions used in the calculation of our benefit obligations as of June 30, 2017, as disclosed in Note 14 (Pension, Deferred Compensation and Post-Retirement Benefit Plans) to our audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

Nonqualified Deferred Compensation in Fiscal 2017 and at June 30, 2017

        Set forth in the table below is information about any contributions and earnings credited to the accounts maintained by the NEOs under nonqualified deferred compensation arrangements and the account balances on June 30, 2017. Mr. Lauder is the only NEO who has deferred a portion of his compensation.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

William P. Lauder	—	—	$297,801	—	$7,231,219	(2)
Fabrizio Freda	—	—	—	—	—
Tracey T. Travis	—	—	—	—	—
John Demsey	—	—	—	—	—
Cedric Prouvé	—	—	—	—	—

(1)
Pursuant to their employment agreements, deferred compensation accounts of the NEOs who elect to (or were in the past required to) defer compensation are credited with interest as of each June 30 during the term of deferral, compounded annually, at an annual rate equal to the annual rate of interest announced by Citibank N.A. in New York, New York as its base rate in effect on such June 30, but in no event more than 9%. As of June 30, 2017, the interest rate used for crediting purposes was 4.25% as compared with 120% of the applicable federal rate of 3.22%.

(2)
Includes salary deferrals from fiscal 2003 through fiscal 2011 as reported in the Summary Compensation Table contained in prior proxy statements in the amount of $3,894,000 and interest thereon of $1,934,853; also includes the deferral of 50% of Mr. Lauder's fiscal 2003 bonus as reported in the Summary Compensation Tables contained in prior proxy statements in the amount of $763,500 and interest thereon of $638,866.

Potential Payments upon Termination of Employment or Change of Control

Events of Termination under the Employment Agreements and under the Share Incentive Plan

        Each of our NEOs is party to an employment agreement, as well as various equity grant agreements under the Share Incentive Plan. The agreements provide for certain payments and other benefits if the NEO terminates his or her employment with the Company under various circumstances described below. Certain employment agreements may also impact the treatment of equity grants upon termination of employment. For purposes of the following descriptions, "Contract Year" means the twelve-month period beginning July 1 and ending the following June 30.

        Voluntary Termination and Retirement. Pursuant to each NEO employment agreement, the executive may terminate employment for any reason at any time upon 90 days' prior written notice, in which event we will have no further obligations after termination other than to pay the executive's accrued but unpaid salary and bonus compensation, if any, earned but not paid that relates to any Contract Year ended prior to the date of termination. The executive may also be entitled to benefits under applicable employee benefit plans and programs (e.g., health care and pension plans).

        Under the NEO employment agreements and applicable equity grant agreements, for executives who are not retirement eligible, upon voluntary termination, (i) stock options that are exercisable may be exercised until the earlier of one year after termination or the end of the option term; (ii) stock options not yet exercisable as of the termination date are forfeited; and (iii) outstanding unvested

RSUs and PSUs are forfeited. For those NEOs who are retirement eligible, if they choose to retire, (i) stock options that are not yet exercisable become immediately exercisable and may be exercised until the end of the option term; (ii) RSUs will continue to vest and be paid in accordance with the vesting schedule for each award; and (iii) PSUs will continue to vest and be paid as if the executive had been employed throughout the entire award period, with payment to be made at the same time such awards are paid to active executives. Such conditions do not apply to the PSUs granted to (A) Mr. Freda on September 4, 2015 for 387,848 shares, and (B) Mr. Demsey on January 28, 2016. Therefore, retirement would result in forfeiture of these unvested awards. In order to be retirement eligible, the executive must be at least 55 years old and have been employed by the Company for at least ten years, or the executive must be at least 65 years old and have been employed by the Company for at least five years. Among our NEOs, Mr. Freda, Mr. Lauder, Mr. Demsey, and Mr. Prouvé were retirement eligible as of June 30, 2017, and Ms. Travis was not.

        Termination of Employment upon Permanent Disability. Pursuant to each NEO employment agreement, we may terminate the NEO's employment at any time by reason of a "permanent disability" (as defined in the executive's employment agreement), in which event the executive will be entitled to receive the following payments: (i) any accrued but unpaid salary and other amounts to which the executive otherwise is entitled prior to the date of termination; (ii) base salary in effect at the time of termination (less disability payments) for a period of one year from the date of termination; (iii) bonus compensation earned but not paid that relates to any Contract Year ended prior to the date of termination; (iv) unpaid bonus compensation otherwise payable for the Contract Year in which the disability occurred pro-rated to the date of termination; and (v) reimbursement for financial counseling services in the amount of $5,000 for a period of one year from the date of termination.

        In addition, upon the executive's permanent disability, the executive will be entitled to continue to participate, to the extent permitted by applicable law and the applicable plan, in our health care, life insurance, and accidental death and dismemberment insurance benefit plans for a period of one year from the date of termination (the "Disability Continuation Period") disregarding any required delay in payments pursuant to Section 409A of the Internal Revenue Code ("Section 409A"). Since continued participation in the 401(k) Savings Plan and the RGA Plan is not permitted under law during the Disability Continuation Period, the executive will be entitled to receive cash payments equivalent in value to the executive's continued participation in all qualified and nonqualified pension plans and the maximum matching contribution allowable under the 401(k) Savings Plan (the "Pension Replacement Payment") during the Disability Continuation Period. See "Effect of Certain Tax Regulations on Payments" below.

        Pursuant to the applicable equity grant agreements, upon the executive's permanent disability (as determined in the applicable grant agreement), stock options that are not yet exercisable become immediately exercisable and may be exercised until the earlier of one year after the last day of salary continuation or the expiration of the option term, subject to the non-competition and good conduct provisions of the executive's employment agreement and the Share Incentive Plan (including the applicable grant agreements). RSUs will vest pro-rated for the number of full months the executive was employed or receiving salary continuation payments during the applicable vesting period and will be paid in accordance with the vesting schedule for each award. The executive will be entitled to a pro-rated payment of PSUs for the number of full months the executive was employed or receiving salary continuation payments during the award period, with the payment to be made at the same time payments for the award period are paid to active executives. If the executive is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions relating to "permanent disability."

        Termination of Employment upon Death. Pursuant to each NEO employment agreement, in the event of an executive officer's death during the term of employment, the executive's beneficiary or legal representative will be entitled to receive the payments described in clauses (i) through (v) above as if employment had been terminated by us upon permanent disability.

        Pursuant to the applicable equity grant agreements, upon the executive's death, stock options, RSUs, and PSUs will be treated the same as if employment had been terminated by us upon permanent disability, except that RSUs and PSUs will be paid as soon as practicable after the executive's death and PSUs are pro-rated based on target. If the executive is retirement eligible at the time of death, the provisions relating to termination upon retirement will apply in lieu of the provisions relating to death.

        Termination of Employment Other than for Cause, Death, or Disability; Termination by the Executive for Material Breach. Pursuant to each NEO employment agreement, we may terminate the executive's employment for any reason upon 90 days' prior written notice. In the event of our termination of the executive's employment (other than for cause, permanent disability, or death) or a termination by the executive for an uncured "material breach" (as defined below), the executive will be entitled to payments described in clauses (i), (iii), and (iv) above as if employment had been terminated by us upon permanent disability. In addition, the executive will be entitled to receive: (i) his or her base salary in effect at the time of termination for a period ending on a date two years from the date of termination; (ii) his or her bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to the executive under the EAIP during the past two completed fiscal years; (iii) reimbursement for financial counseling services in the amount of $10,000 covering a period of two years from the date of termination; and (iv) participation, for a period ending on a date two years from the date of termination, to the extent permitted by applicable law, in our benefit plans and receipt of cash payments equivalent in value to the executive's Pension Replacement Payment during such period. For purposes of the employment agreements, "material breach" is a material reduction in the executive's authority, functions, duties, or responsibilities, a material reduction in the executive's target compensation (unless such reduction is similar to other officers and/or employees generally), or our failure to pay any award to which the executive is entitled under his or her employment agreement.

        Pursuant to the applicable equity grant agreements, upon termination of an executive's employment by us without "cause" (as defined in the applicable grant agreement), stock options and RSUs will be treated the same as if employment had been terminated by us upon permanent disability. PSUs are forfeited if termination by us without "cause" occurs before the end of the first year of the award period. However, if termination occurs after the end of the first year of the award period, the executive will be entitled to a pro rata payout for the number of full months the executive was employed or receiving salary continuation payments during the award period, with the payment to be made at the same time such awards are paid to active executives. If the executive is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions described in this paragraph.

        Termination of Employment Following a Change of Control. Our employment agreements as well as the applicable grant agreements contain certain provisions regarding change of control. Under our employment agreements, in the event the executive terminates employment for "good reason" (as defined below) within two years of a "change of control" (as defined below) of our Company, the executive is entitled to receive payments and benefits as if employment were terminated by us without cause. For purposes of the employment agreements, "good reason" means that the executive is assigned duties that are materially inconsistent with his or her position, the executive's position is materially diminished, we breach the compensation arrangements of the employment agreement (and fail to timely cure the breach), the executive is required to relocate to any location more than 50 miles from the location at which the executive performed services prior to the change of control, or we fail to have any successor company assume the executive's employment agreement.

        For purposes of the employment agreements, a "change of control" or "change in control" is deemed to have occurred upon any of the following events:

  •
  during any period of two consecutive years, the individuals who at the beginning of such period constituted our board of directors or any individuals who would be "continuing directors" (as defined below) cease for any reason to constitute a majority of the board of directors. "Continuing directors" mean the directors in office on the effective date of the executive officer's employment agreement and any successor to those directors and any additional director who was nominated or selected by a majority of the continuing directors in office at the time of his or her nomination or selection;

  •
  our Class A Common Stock ceases to be publicly traded;

  •
  our board of directors approves any merger, exchange, consolidation, or similar business combination or reorganization, the consummation of which would result in the occurrence of an event described in the bullet points above, and such transaction is consummated;

  •
  our board of directors approves a sale of all or substantially all of our assets, and such transaction is consummated; or

  •
  a change of control of a nature that would be required to be reported under the SEC's proxy rules.

        However, changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities would not, by themselves, constitute a change of control, and any spin-off of one of our divisions or subsidiaries to our stockholders would not constitute a change of control.

        Pursuant to the applicable equity grant agreements, upon a "change in control," each RSU and PSU will vest and become payable in shares as soon as practicable, but not later than two weeks after the change in control. If the executive is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions described in this paragraph. If stock options are assumed by an acquirer, then exercisability will be accelerated after a change in control if the executive is terminated without "cause" or the executive terminates for "good reason." Similarly, if RSUs are assumed by the acquirer, vesting will be accelerated after a change in control if the executive is terminated without "cause" or the executive terminates for "good reason." PSUs in respect of the performance period that has not ended will become payable after a change in control in shares equal to the greater of the target award or what the payout would be based on performance as if the performance period ended on the date of the change in control.

        Termination for Cause. Pursuant to each NEO employment agreement, in the case of termination by us for "cause" (as defined in the executive's employment agreement), the executive will be entitled to receive accrued but unpaid salary and any benefit under our employee benefit programs and plans as of the date of such termination. In addition, the employment agreements contain certain provisions concerning termination for "cause." For purposes of these agreements and the equity grant agreements, "cause" means that the executive has engaged in any of a list of specified activities including, but not limited to, material breach of, or willful refusal to perform duties under, the agreements, failure to follow a material lawful directive of the Chief Executive Officer, Executive Chairman, or the Board of Directors that is within the scope of the executive's duties, willful misconduct unrelated to us that could reasonably be anticipated to have a material adverse effect on us, gross negligence that could reasonably be anticipated to have a material adverse effect on us, violation of our Code of Conduct, drug or alcohol abuse that materially affects performance, or conviction of, or entry of a guilty plea or no contest for, a felony.

        Pursuant to the applicable equity grant agreements, upon termination of employment for cause (as defined in the applicable grant agreement) during the applicable period, outstanding stock options, RSUs, and PSUs are forfeited.

Condition Precedent to Receipt of Payments upon Termination

        The employment agreements require, as a precondition to the receipt of the payments described above, that the NEO execute a general release of claims against us and our subsidiaries and affiliates. The release does not apply to rights that the executive may otherwise have to any payment of benefit provided for in the executive's employment agreement or any vested benefit the executive may have in any of our benefit plans. The agreements also include provisions relating to nondisclosure of our confidential information and non-competition with us.

Modification of Severance Payments and Benefits

        The employment agreements provide that changes to severance payments and benefits may be made by the Compensation Committee (or the Subcommittee for changes related to matters under its authority), except at such time the Company is contemplating one or more transactions that will result in a Change of Control or after a Change of Control. Moreover, any changes made to severance payments or benefits without the consent of the executive will not be effective until two years after such change is approved by the Compensation Committee or Subcommittee.

Effect of Certain Tax Regulations on Payments

        Effect of Excise Tax on Parachute Payments. Under the employment agreements of the NEOs, if any amount or benefit paid under their respective agreements, taken together with any amounts or benefits otherwise paid to the executive by us or any of our affiliated companies, are parachute payments subject to excise tax under Section 4999 of the Internal Revenue Code, the executive may elect to pay the excise tax on such payments or scale back the amounts paid to the executive to the extent necessary (but not below zero) to eliminate the excise tax. NEOs are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code in connection with a change in control.

        Effect of Section 409A on Timing of Payments. Under the employment agreements, any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service provided that the executive is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum on the first day after such period expires.

        Effect of Section 409A on Equity Awards. Payment of amounts subject to Section 409A is permitted only upon certain defined events including a change of control that satisfies the definition under Section 409A and related regulations. In addition, if any payment under any equity award is subject to Section 409A, the required six-month delay after termination of service will apply to that payment.

Potential Payments in the Event of Termination at the End of Our Last Fiscal Year

        The table below describes potential payments and other benefits that would have been received or receivable by each NEO or such officer's estate under the officer's employment agreement or related plans and agreements, including the Share Incentive Plan (including the applicable grant agreements), if employment had been terminated under various circumstances on June 30, 2017. For equity awards, we used the closing stock price on June 30, 2017.

        The following assumptions and general principles apply with respect to the following table:

  •
  The table reflects estimates of amounts that would be paid to the NEO upon the occurrence of a termination. The actual amounts to be paid to a NEO can only be determined at the time of the actual termination.

  •
  Each NEO (or beneficiary in the event of death) is entitled to receive amounts earned during the term of employment regardless of the manner in which the NEO's employment is terminated. These amounts include accrued but unpaid salary and bonus compensation earned but not paid that relate to any Contract Year ended prior to termination, and in all circumstances but termination for cause, unpaid bonus compensation otherwise payable for the Contract Year in which termination occurred pro-rated to the date of termination.

  •
  The amounts relating to equity-based awards reflect unvested awards as of the date of the termination event or change of control for which vesting continues post-termination or change of control or is accelerated as a result of the event. All such awards held by the NEOs at June 30, 2017 that would have become vested and/or exercisable upon a terminating event are shown at a value using the closing stock price on June 30, 2017 of $95.98. The value of PSUs was computed at target in the event of death and at maximum in the event of all other applicable termination events.

  •
  Under the Share Incentive Plan, executives may be awarded Benefits (as defined in the plan), including stock options, stock awards, RSUs, and PSUs. The exercise of stock options after termination of employment and the payment of RSUs or PSUs are subject to the executive neither competing with, nor taking employment with or rendering service to one of our competitors, nor conducting himself or herself in a manner adversely affecting us.

  •
  Each NEO will be entitled to receive all amounts accrued and vested under our 401(k) Savings Plan, the RGA Plan, the Restoration Plan, and any other pension plans and deferred compensation plans in which the NEO participates. These amounts will be determined and paid in accordance with the applicable plans and are not included in the table because they are not termination payments.

	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause or by Executive for Material Breach ($)	Termination without Cause or for Good Reason After Change of Control ($)(4)

William P. Lauder
Base Salary	$0	$0	$1,500,000	$1,500,000	$3,000,000	$3,000,000
Bonus	0	0	0	0	3,435,825	3,435,825
Options	922,867	922,867	922,867	922,867	922,867	922,867
PSU	3,059,856	3,059,856	3,059,856	3,059,856	3,059,856	3,059,856
RSU	2,034,532	2,034,532	2,034,532	2,034,532	2,034,532	2,034,532
Continued Health Care Benefits(1)	0	0	0	29,071	58,143	58,143
Continued Participation in Pension and Retirement Plans(2)	0	0	0	88,977	261,717	261,717
Other Benefits and Perquisites(3)	0	0	5,000	36,798	73,596	93,596

Total	$6,017,255	$6,017,255	$7,522,255	$7,672,101	$12,846,536	$12,866,536

Fabrizio Freda
Base Salary	$0	$0	$1,900,000	$1,900,000	$3,800,000	$3,800,000
Bonus	0	0	0	0	5,382,775	5,382,775
Options	3,667,582	3,667,582	3,667,582	3,667,582	3,667,582	3,667,582
PSU	12,495,082	12,495,082	41,850,753	41,850,753	41,850,753	50,581,756
RSU	8,236,398	8,236,398	8,236,398	8,236,398	8,236,398	8,236,398
Continued Health Care Benefits(1)	0	0	0	29,071	58,143	58,143
Continued Participation in Pension and Retirement Plans(2)	0	0	0	470,983	970,000	970,000
Other Benefits and Perquisites(3)	0	0	5,000	53,935	107,870	127,870

Total	$24,399,062	$24,399,062	$55,659,733	$56,208,722	$64,073,520	$72,824,523

Tracey T. Travis
Base Salary	$0	$0	$950,000	$950,000	$1,900,000	$1,900,000
Bonus	0	0	0	0	1,318,250	1,318,250
Options	0	0	1,315,846	1,315,846	1,315,846	1,315,846
PSU	0	0	4,472,753	4,472,753	4,472,753	4,472,753
RSU	0	0	3,181,106	3,181,106	4,250,454	4,570,156
Continued Health Care Benefits(1)	0	0	0	22,324	44,648	44,648
Continued Participation in Pension and Retirement Plans(2)	0	0	0	40,957	105,581	105,581
Other Benefits and Perquisites(3)	0	0	5,000	25,844	51,687	71,687

Total	$0	$0	$9,924,705	$10,008,830	$13,459,220	$13,798,921

John Demsey
Base Salary	$0	$0	$1,150,000	$1,150,000	$2,300,000	$2,300,000
Bonus	0	0	0	0	3,532,025	3,532,025
Options	2,008,830	2,008,830	2,008,830	2,008,830	2,008,830	2,008,830
PSU	6,807,113	6,807,113	11,691,058	11,691,058	11,691,058	13,825,956
RSU	4,471,858	4,471,858	4,471,858	4,471,858	4,471,858	4,471,858
Continued Health Care Benefits(1)	0	0	0	20,547	41,094	41,094
Continued Participation in Pension and Retirement Plans(2)	0	0	0	69,527	228,904	228,904
Other Benefits and Perquisites(3)	0	0	5,000	62,050	124,100	144,100

Total	$13,287,800	$13,287,800	$19,326,745	$19,473,869	$24,397,868	$26,552,766

	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause or by Executive for Material Breach ($)	Termination without Cause or for Good Reason After Change of Control ($)(4)

Cedric Prouvé
Base Salary	$0	$0	$1,080,000	$1,080,000	$2,160,000	$2,160,000
Bonus	0	0	0	0	3,071,325	3,071,325
Options	1,457,440	1,457,440	1,457,440	1,457,440	1,457,440	1,457,440
PSU	4,943,232	4,943,232	4,943,232	4,943,232	4,943,232	4,943,232
RSU	3,245,224	3,245,224	3,245,224	3,245,224	3,245,224	3,245,224
Continued Health Care Benefits(1)	0	0	0	28,581	57,162	57,162
Continued Participation in Pension and Retirement Plans(2)	0	0	0	67,084	210,775	210,775
Other Benefits and Perquisites(3)	0	0	5,000	62,390	124,780	144,780

Total	$9,645,896	$9,645,896	$10,730,896	$10,883,951	$15,269,939	$15,289,939

Certain amounts do not sum due to rounding

(1)
Includes payments under the medical, health, and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with the executive officer's position.

(2)
The amounts in the table represent the cash equivalent of continued participation in the RGA Plan and the Restoration Plan and maximum match for our 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach, or good reason.

(3)
Includes executive term life insurance premiums and auto allowance in all events other than termination for cause and death, and reimbursement for financial consulting services in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

(4)
The change in control provisions for stock options, RSUs, the PSU grant to Mr. Freda on September 4, 2015 for 387,848 shares, and the PSU grant to Mr. Demsey on January 28, 2016, in each case made under the Share Incentive Plan, provide for "double trigger" payment events (i.e. payment is triggered as a result of a change of control and the termination of the executive's employment other than voluntarily by such person). Based upon the unvested stock options, RSUs, and the two above-referenced PSUs held by the NEOs as of June 30, 2017, if a change of control had occurred on that date, and such NEO's employment had been discontinued other than voluntarily by such person, each would have been entitled to the following amounts: Mr. Lauder, $2,957,399; Mr. Freda, $49,990,653 (including $38,086,674 in connection with the PSU grant made on September 4, 2015 for 387,848 shares); Ms. Travis, $5,886,001; Mr. Demsey, $13,499,530 (including $7,018,843 in connection with the PSU grant made on January 28, 2016); and Mr. Prouvé, $4,702,664. The change in control provisions for annual PSUs made under the Share Incentive Plan provide for "single trigger" payment events (i.e. payment is triggered as a result of the change of control itself, regardless of the executive's continued employment). Based upon the unvested PSUs with a "single trigger" held by each of the NEOs as of June 30, 2017, if a change of control had occurred on that date, the NEOs would have been entitled to the following amounts: Mr. Lauder, $3,059,856; Mr. Freda, $12,495,082; Ms. Travis, $4,472,753; Mr. Demsey, $6,807,113; and Mr. Prouvé, $4,943,232.

Audit Committee Report

        The Audit Committee of the Board of Directors, consisting solely of "independent directors" as defined by the Board and consistent with the rules of the New York Stock Exchange, has:

1.
reviewed and discussed the Company's audited financial statements for the fiscal year ended June 30, 2017 with management;

2.
discussed with KPMG LLP ("KPMG") the matters required to be discussed by applicable requirements, including the requirements of the Public Company Accounting Oversight Board ("PCAOB") regarding KPMG's communications with the Audit Committee concerning independence; and

3.
received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning independence, and has discussed KPMG's independence with representatives of KPMG.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2017 be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the Securities and Exchange Commission.

    Audit Committee
    Irvine O. Hockaday, Jr. (Chair)
    Paul J. Fribourg
    Mellody Hobson
    Richard F. Zannino

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item 2)

        The Audit Committee of the Board of Directors has sole authority to appoint, retain, or terminate the Company's independent auditors and to approve the compensation for the independent auditors. The Audit Committee has appointed the firm of KPMG LLP ("KPMG"), a registered public accounting firm, to serve as independent auditors of the Company for the fiscal year ending June 30, 2018, subject to ratification of this appointment by the stockholders of the Company. KPMG was first appointed in April 2002, and the firm has audited the Company's financial statements as of, and for the year ended, June 30 of each year since its initial appointment. KPMG also audited the effectiveness of internal control over financial reporting as of June 30, 2017 and provided an opinion thereon.

        The Audit Committee and management consider KPMG to be well qualified and believe that the continued retention of KPMG is in the best interest of the Company and its stockholders. The Audit Committee Chair is directly involved in the selection of KPMG's lead engagement partner. The firm has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

        For the fiscal years ended June 30, 2017 and 2016, the Company paid, or will pay, the following fees to KPMG and its affiliates for services rendered during the year or for the audit in respect of those years:

Fee Type	Fiscal 2017	Fiscal 2016
	(in thousands)

Audit Fees(1)	$ 9,560	$ 8,857
Audit-Related Fees(2)	371	241
Tax Fees(3)	1,958	1,985
All Other Fees	—	—

Total	$11,889	$11,083

    (1)
    Fees for professional services in connection with the audit of the annual financial statements and the effectiveness of internal control over financial reporting and related opinions, statutory audits of international subsidiaries, comfort letters related to registration statements, and review of the quarterly financial statements for each fiscal year. Fiscal 2017 also includes $506,000 in fees for professional services incurred in early fiscal 2017 in connection with the audit of the effectiveness of internal control over financial reporting for fiscal 2016. Fiscal 2016 also includes fees related to a registration statement consent.

    (2)
    Fees for professional services in connection with audits concerning certain payments related to a previous acquisition and other audit-related services.

    (3)
    Fees for tax compliance services, tax planning, and related tax services.

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by KPMG and the associated fees are compatible with maintaining auditor independence. The Audit Committee policy concerning approval of audit and non-audit services to be provided by KPMG requires that all services KPMG may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. In between Committee meetings, the Chair of the Audit Committee may approve permitted non-audit services and certain audit services, which services are subsequently reported to and approved by the Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of KPMG provided such engagements will amount to fees of less than an aggregate of $50,000 per fiscal quarter and such engagement is reported to the Chair of the Audit Committee and reported to and ratified by the Committee at its next meeting. All audit and non-audit services described herein were approved pursuant to this policy for fiscal 2017, and none of the services were approved by the Audit Committee pursuant to a waiver of pre-approval, as contemplated by Regulation S-X Rule 2-01(c)(7)(i)(C).

        One or more representatives of KPMG will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

        Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of KPMG, the Audit Committee of the Board of Directors will reconsider the appointment.

        The Board recommends a vote FOR the proposal to ratify the appointment of KPMG as independent auditors of the Company for the fiscal year ending June 30, 2018. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(Item 3)

        As we discussed in the "Compensation Discussion and Analysis" above, the Board believes that the Company's compensation program for executive officers is designed to attract and retain high quality people and to motivate them to achieve both our long-term and short-term goals. Our overall goal is to continue sustainable growth of net sales, profitability, and return on invested capital on an annual and long-term basis.

        As required by Section 14A of the Securities Exchange Act of 1934, this proposal, commonly referred to as the "Say on Pay" resolution, seeks a stockholder advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narratives."

        Because this is an advisory vote, it will not be binding upon the Board. However, the Compensation Committee and Stock Plan Subcommittee value the opinions expressed by stockholders.

        The Board recommends a vote FOR the proposed resolution. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE
ON EXECUTIVE COMPENSATION
(Item 4)

        We are seeking an advisory vote on whether stockholders would prefer an advisory vote on executive compensation (a "Say on Pay") every one, two or three years. Currently, we provide a "Say on Pay" to our stockholders each year. The Board continues to believe that submitting the advisory vote to stockholders every year is appropriate for our Company and our stockholders. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. However, the Board will take into account the outcome of this vote when making a future decision on the frequency of advisory votes on executive compensation.

        The Board recommends that stockholders select ONE YEAR when voting on the frequency of the advisory vote on executive compensation. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

Proxy Procedure and Expenses of Solicitation

        The Company will hold the votes of all stockholders in confidence from the Company, its directors, officers and employees, except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspectors of election to certify the results of the vote. The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

        All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

        Solicitation may be undertaken by mail, telephone, electronic means, and personal contact by directors, officers, and employees of the Company without additional compensation. In addition, the Company has engaged the firm of Morrow Sodali to assist in the solicitation of proxies for a fee of $10,000, plus reimbursement of out-of-pocket expenses.

Stockholder Proposals and Director Nominations for the 2018 Annual Meeting

        If a stockholder intends to present a proposal for action at the 2018 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company after the 2017 Annual Meeting and no later than May 31, 2018. Such proposal also must meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

        The Company's bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors, outside the process of Rule 14a-8. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the bylaws. To be timely for the 2018 Annual Meeting, the notice must be received by the Company on any date beginning no earlier than June 30, 2018 and ending on July 30, 2018. If the chairman at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2018 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

        Proposals and nominations should be addressed to Spencer G. Smul, Senior Vice President, Deputy General Counsel and Secretary, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

Other Information

        Management of the Company does not know of any matters that may properly come before the meeting other than those referred to in the accompanying Notice of Annual Meeting of Stockholders or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable or declines to serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, proxies will be voted in accordance with the discretion of the proxy holders.

SPENCER G. SMUL Senior Vice President, Deputy General Counsel and Secretary New York, New York September 28, 2017

        The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 2017, which includes financial statements, is available, together with this Proxy Statement, at www.envisionreports.com/EL. The Annual Report does not form any part of the material for the solicitations of proxies.

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

        In the "Proxy Statement Summary" and in the "Compensation Discussion and Analysis," the Company presents certain non-GAAP financial information. We use certain non-GAAP financial measures, among other financial measures, to evaluate our operating performance, which represent the manner in which we conduct and view our business. Management believes that excluding certain items that are not comparable from period to period, or reflect the Company's underlying ongoing business, provides transparency for such items and helps investors and others compare and analyze our operating performance from period to period. In the future, we expect to incur charges or adjustments similar in nature to those presented below; however, the impact to the Company's results in a given period may be highly variable and difficult to predict. Our non-GAAP financial measures may not be comparable to similarly titled measures used by, or determined in a manner consistent with, other companies. While we consider the non-GAAP measures useful in analyzing our results, they are not intended to replace, or act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP.

        The following table presents Net Sales, Operating Margin, and Diluted EPS adjusted to exclude the impact of charges associated with restructuring and other activities, goodwill and other intangible asset impairments, the changes in the fair value of contingent consideration, the China deferred tax asset valuation allowance reversal, the fiscal 2015 impact of accelerated orders associated with the SMI rollout, the fiscal 2015 Venezuela remeasurement charge and the effects of foreign currency translation. The table below provides reconciliations between these non-GAAP financial measures and the most directly comparable U.S. GAAP measures. Also shown in the table below is information about our adjusted Return on Invested Capital financial measure disclosed in this Proxy Statement. Certain information in the prior-year periods have been restated to conform to current period presentation.

A-1

Financial Measure	Fiscal 2017	Fiscal 2016	Change over Prior Year	Change over Prior Year in Constant Currency(1)	Fiscal 2014	3-Year Compound Annual Growth Rate (or Basis Point Improvement)	Fiscal 2012	5-Year Compound Annual Growth Rate (or Basis Point Improvement)

Net Sales as reported	11,824	11,262	5%	7%	10,969	2.5%	9,714	4.0%
Accelerated orders associated with SMI rollout	—	—			(178)		—
Returns associated with restructuring and other activities	2	1			—		2

Net Sales as adjusted	11,826	11,263	5%	7%	10,791	3.1%	9,716	4.0%

Operating Margin as reported	14.3%	14.3%	—		16.7%	–240bp	13.5%	+80	bp
Accelerated orders associated with SMI rollout	—	—			–1.2%		—
Goodwill and other intangible asset impairments	0.3%	—			—		—
Changes in fair value of contingent consideration	–0.5%	0.1%			—		—
Venezuela remeasurement charges	—	—			0.4%		—
Returns and charges associated with restructuring and other activities	1.8%	1.2%			—		0.7%

Operating Margin as adjusted	15.9%	15.6%	+30bp		16.1%	–20bp	14.2%	+170	bp

Diluted EPS as reported	3.35	2.96	13%	17%	3.06	3.1%	2.16	9.2%
Accelerated orders associated with SMI rollout	—	—			–0.21		—
Goodwill and other intangible asset impairments	0.06	—			—		—
Changes in fair value of contingent consideration	–0.12	0.02			—		—
China deferred tax asset valuation allowance reversal	–0.20	—			—		—
Venezuela remeasuement charges	—	—			0.10		—
Returns and charges associated with restructuring and other activities	0.38	0.24			—		0.11

Diluted EPS as adjusted	3.47	3.22	8%	11%	2.95	5.6%	2.27	8.9%

Return on Invested Capital, as reported	18.3	20.7	–240bp		24.8	–650bp	23.0	–470bp
Return on Invested Capital, as adjusted(2)	18.9	22.4	–350bp		24.8	–590bp	24.0	–510bp

Certain amounts do not sum due to rounding

(1)
We operate on a global basis, with the majority of our net sales generated outside the United States. Accordingly, fluctuations in foreign currency exchange rates can affect our results of operations. Therefore, we present certain net sales information excluding the effect of foreign currency rate fluctuations to provide a framework for assessing the performance of our underlying business outside the United States. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating current year results using prior year weighted-average foreign currency exchange rates.

(2)
Excludes returns and charges associated with restructuring and other activities and the impact of changes in the fair value of contingent consideration in each period, where applicable. Fiscal 2017 also excludes goodwill and other intangible asset impairments. The lower ROIC in fiscal 2017 as compared with prior periods was primarily attributable to the impact of our fiscal 2017 acquisitions and the unfavorable impact of foreign currencies.

A-2

Recyclable

RODIN
DARPHIN
Bumble and bumble.
Too Faced
BECCA
GLAMGLOW
ORIGINS
AVEDA
Kilian
LAB SERIES
MICHAEL KORS

Bumble and bumble.
Bb. thickening
DRYSPUN FINISH
spray de finition
dry spray creates instant fullness and holds airy texture
spray sec donne une texture aérienne et un galbe instantané à votre chevelure
Sweet Peach
Too Faced
RODIN
olio lusso
DARPHIN
INTRAL
BECCA
Chrissy
HOLLYWOOD, CALIFORNIA
GLAMGLOW
ORIGINS
GINZING™
Energy-Boosting Gel Moisturizer
MICHAEL KORS
WONDERLUST
LAB SERIES
MAXELLS
Good girl gone Bad by Kilian
AVEDA
pramāsana
protective scalp concentrate
concentré protecteur du cuir chevelu
2.5 fl oz/oz liq/75 ml

. Electronic Voting Instructions Available 24 hours a day, 7 days a week If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on November 13, 2017. Vote by Internet • Go to www.envisionreports.com/EL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card Sign and Date on Reverse Side q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q The Board of Directors recommends a vote “FOR” each nominee in Item 1, “FOR” Items 2 and 3, and “1 Year” in Item 4. ForAgainst Abstain + Item 1 - Election of five (5) Class III Directors Item 2 - Ratification of appointment of KPMG LLP as independent auditors for the 2018 fiscal year Nominees 01 - Charlene Barshefsky For Withhold Item 3 - Advisory vote to approve executive compensation 1 Year 2 Years 3 Years Abstain 02 - Wei Sun Christianson Item 4 - Advisory vote on the frequency of the advisory vote on executive compensation 03 - Fabrizio Freda 04 - Jane Lauder 05 - Leonard A. Lauder This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors and, in the discretion of the proxy holders, upon such other business as may properly come before the meeting or any adjournment thereof. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD. + 1 U P X 003SSP0055 02O6OD A X IMPORTANT ANNUAL MEETING INFORMATION

. The Estée Lauder Companies Inc. Annual Meeting of Stockholders November 14, 2017, 10:00 a.m. (local time) JW Marriott Essex House New York Grand Salon 160 Central Park South New York, New York Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2017 Annual Report to Stockholders are available at: www.envisionreports.com/EL q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy + THE ESTÉE LAUDER COMPANIES INC. CLASS A COMMON STOCK ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, hereby constitutes and appoints Fabrizio Freda, Sara E. Moss and Spencer G. Smul, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of The Estée Lauder Companies Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 14, 2017, at the JW Marriott Essex House New York, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. This section must be completed for your vote to be counted. Sign and date below. Please sign exactly as your name appears hereon, date, and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign. Signature(s) of Stockholder(s) Title Date , 2017 + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD. C B

. Electronic Voting Instructions Available 24 hours a day, 7 days a week If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on November 13, 2017. Vote by Internet • Go to www.envisionreports.com/EL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card Sign and Date on Reverse Side q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q The Board of Directors recommends a vote “FOR” each nominee in Item 1, “FOR” Items 2 and 3, and “1 Year” in Item 4. ForAgainst Abstain + Item 1 - Election of five (5) Class III Directors Item 2 - Ratification of appointment of KPMG LLP as independent auditors for the 2018 fiscal year Nominees 01 - Charlene Barshefsky For Withhold Item 3 - Advisory vote to approve executive compensation 1 Year 2 Years 3 Years Abstain 02 - Wei Sun Christianson Item 4 - Advisory vote on the frequency of the advisory vote on executive compensation 03 - Fabrizio Freda 04 - Jane Lauder 05 - Leonard A. Lauder This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors and, in the discretion of the proxy holders, upon such other business as may properly come before the meeting or any adjournment thereof. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD. + 1 U P X 003SSP0056 02O6QD A X IMPORTANT ANNUAL MEETING INFORMATION

. The Estée Lauder Companies Inc. Annual Meeting of Stockholders November 14, 2017, 10:00 a.m. (local time) JW Marriott Essex House New York Grand Salon 160 Central Park South New York, New York Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2017 Annual Report to Stockholders are available at: www.envisionreports.com/EL q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy + THE ESTÉE LAUDER COMPANIES INC. CLASS B COMMON STOCK ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, hereby constitutes and appoints Fabrizio Freda, Sara E. Moss and Spencer G. Smul, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of The Estée Lauder Companies Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 14, 2017, at the JW Marriott Essex House New York, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. This section must be completed for your vote to be counted. Sign and date below. Please sign exactly as your name appears hereon, date, and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign. Signature(s) of Stockholder(s) Title Date , 2017 + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON BOTH SIDES OF THIS CARD. C B